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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

United Continental Holdings, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
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April 24, 2015

Dear Stockholder:

        On behalf of the Board of Directors, we are pleased to invite you to the 2015 Annual Meeting of Stockholders of United Continental Holdings, Inc. A notice of the 2015 Annual Meeting and proxy statement follows. Please read the enclosed information and our 2014 Annual Report carefully before voting your proxy.

        This year, we will continue to take advantage of the U.S. Securities and Exchange Commission rules that allow companies to furnish proxy materials to their stockholders on the internet. We believe that these rules allow us to provide our stockholders with the information they need while lowering the costs of delivery and reducing the environmental impact of our Annual Meeting.

        Your vote is important. Even if you plan to attend the meeting in person, please authorize your proxy or direct your vote by following the instructions on each of your voting options described in the proxy statement and the Notice of Internet Availability. You may vote your shares by internet, telephone or mail pursuant to the instructions included on the proxy card or voting instruction card. We encourage you to use the first option and vote by internet.

        Thank you for your continued support of United. We look forward to seeing you at the 2015 Annual Meeting.

Sincerely,

Jeffery A. Smisek
Chairman, President and Chief Executive Officer

UNITED CONTINENTAL HOLDINGS, INC.
233 South Wacker Drive
Chicago, Illinois 60606

NOTICE OF 2015 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 10, 2015

DATE:	Wednesday, June 10, 2015
TIME:	9:00 a.m., Central Time
PLACE:	Willis Tower
233 South Wacker Drive
Chicago, Illinois 60606

MATTERS TO BE VOTED ON:

  1.
  Election of the nominees named in the proxy statement to the Board of Directors, as follows:

  •
  Eleven directors, to be elected by the holders of Common Stock;

  •
  One ALPA director, to be elected by the holder of Class Pilot MEC Junior Preferred Stock; and

  •
  One IAM director, to be elected by the holder of Class IAM Junior Preferred Stock.

  2.
  Ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company and its subsidiaries for the fiscal year ending December 31, 2015.

  3.
  An advisory resolution approving the compensation of the Company's named executive officers as presented in the proxy statement.

  4.
  A stockholder proposal regarding stockholder action by written consent without a meeting, if properly presented before the meeting.

  5.
  Any other matters that may be properly brought before the meeting.

Jennifer L. Kraft Deputy General Counsel and Secretary

Chicago, Illinois
April 24, 2015

Even if you plan to attend the Annual Meeting in person, please authorize your proxy or direct your vote by following the instructions on each of the voting options described in the proxy statement and the Notice of Internet Availability. You may vote your shares by internet, telephone or mail pursuant to the instructions included on the proxy card or voting instruction card. If you mail the proxy or voting instruction card, no postage is required if mailed in the United States. If you attend the Annual Meeting in person and want to withdraw your proxy, you may do so as described in the attached proxy statement and vote in person on all matters properly brought before the meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 10, 2015. The Company's Notice of Annual Meeting, Proxy Statement and 2014 Annual Report to Stockholders are available on the internet at http://www.edocumentview.com/ual.

i

UNITED CONTINENTAL HOLDINGS, INC.
233 South Wacker Drive
Chicago, Illinois 60606

PROXY STATEMENT
2015 ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 10, 2015

GENERAL INFORMATION

Purpose, Place, Date and Time

        This proxy statement is furnished to you by our Board of Directors (the "Board") in connection with the solicitation of your proxy to be voted at the 2015 Annual Meeting of Stockholders of United Continental Holdings, Inc., which we refer to as the "Annual Meeting," to be held on Wednesday, June 10, 2015, at 9:00 a.m., Central Time, at the Willis Tower, 233 South Wacker Drive, Chicago, Illinois 60606. This proxy statement is being made available to you on approximately April 24, 2015. In this proxy statement, the terms "we," "our," "us," "UAL" and the "Company" refer to United Continental Holdings, Inc. The Company became the parent company of Continental Airlines, Inc. ("Continental") upon the closing of a merger transaction (the "Merger") on October 1, 2010. As part of the Merger integration, on March 31, 2013, the Company merged its two operating subsidiaries, Continental and United Air Lines, Inc. ("United Air Lines"), with Continental continuing as the surviving corporation and as a wholly-owned subsidiary of the Company. Upon the closing of this transaction on March 31, 2013, Continental's name was changed to "United Airlines, Inc." ("United").

Internet Availability of Proxy Materials

        We will continue to take advantage of the "Notice and Access" rules adopted by the U.S. Securities and Exchange Commission (the "SEC"), which allow public companies to deliver a "Notice of Internet Availability of Proxy Materials" and provide internet access to proxy materials and annual reports to their stockholders. The use of Notice and Access generates cost savings for the Company and reduces the environmental impact of our Annual Meeting. In lieu of paper copies of the proxy statement and other materials, most of our stockholders will receive a "Notice of Internet Availability." The Notice of Internet Availability will include instructions on accessing and reviewing our proxy materials and annual report to stockholders on the internet, and will provide instructions on submitting a proxy on the internet. If you would like to receive paper or email copies of our proxy materials and annual report, please follow the instructions on the Notice of Internet Availability for requesting paper or email copies of our proxy materials and annual report.

        Pursuant to the SEC's rules, our 2014 Annual Report, which includes our audited consolidated financial statements for 2014, is not considered a part of, or incorporated by reference in, our proxy solicitation materials.

Householding

        The SEC's rules allow us to deliver a single Notice of Internet Availability or set of proxy materials and annual report to one address shared by two or more of our stockholders. This delivery method is referred to as "householding" and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one Notice of Internet Availability or set of proxy materials and annual report to multiple stockholders who share an address, unless we received different instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the Notice of Internet Availability or set of proxy materials and annual report, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the Notice or Annual Meeting materials, contact Broadridge Financial Solutions, Inc. by telephone at 1-800-542-1061 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

        If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future Notices of Internet Availability or proxy statements and annual reports for your household, please contact Broadridge at the above telephone number or address.

Voting Rights and Proxy Information

Who is entitled to vote?

        If you are a stockholder with shares of our voting stock, including our common stock, $0.01 par value per share ("Common Stock"), registered in your name with Computershare Investor Services ("Computershare"), the Company's transfer agent and registrar, then you are considered a "stockholder of record." Stockholders of record at the close of business on April 13, 2015, which is known as the "record date" for the Annual Meeting, are entitled to notice of and to vote at the meeting or any adjournments or postponements thereof.

        The following chart shows the number of shares of each class of our voting stock outstanding as of the record date, the number of holders of each class as of the record date entitled to vote at the meeting, the votes per share for each class for all matters on which the shares vote, and the directors each class is entitled to elect. The aggregate number of votes to which each class is entitled is equal to the number of shares outstanding of each respective class.

Title of Class	Shares Outstanding	Holders of Record	Votes per Share	Voting for Directors
Common Stock	382,001,450	9,602	1	Class elects 11 directors
Class Pilot MEC Junior Preferred Stock	1	1(ALPA-MEC)	1	Class elects 1 ALPA director
Class IAM Junior Preferred Stock	1	1(IAM)	1	Class elects 1 IAM director

How do I vote if I am a stockholder of record?

        If you are a stockholder of record that holds shares as of the record date, you have three options for delivering your proxy to vote your shares:

  •
  Vote by Internet

        You can vote via the internet by logging onto http://www.envisionreports.com/ual and following the prompts using the control number located on your meeting notice or proxy card. This vote will be counted immediately and there is no need to mail your proxy card.

  •
  Vote by Telephone

        To use the telephone voting procedure, dial 1-800-652-8683 and listen for further directions. You must use a touch-tone telephone in order to respond to the questions. This vote will be counted immediately and there is no need to mail your proxy card.

  •
  Vote by Mail

        Shares eligible to be voted, and for which a properly signed proxy card is returned, will be voted in accordance with the instructions specified on the proxy card.

        Proxies submitted by internet or telephone must be received by 11:59 p.m., Central Time, on Tuesday, June 9, 2015.

  We encourage you to vote by internet.

How are my shares voted if I do not indicate how to vote on the proxy card?

        If no instructions are indicated on the proxy card, your shares will be voted "FOR" the election of each of the nominees for director (Proposal No. 1), "FOR" the ratification of the appointment of the independent registered public accounting firm (Proposal No. 2), "FOR" the advisory resolution approving the compensation of the Company's named executive officers as presented in this proxy statement (Proposal No. 3), and "AGAINST" the stockholder proposal regarding stockholder action by written consent without a meeting, if properly presented before the meeting (Proposal No. 4).

How do I vote if I hold my shares through an account at a broker, bank, trust or other nominee?

        If you hold your shares in an account at a broker, bank, trust or other nominee, you are considered the "beneficial owner" of shares held in "street name." If you received a Notice of Internet Availability, votes directed by internet or telephone must be received by 11:59 p.m., Central Time, on Tuesday, June 9, 2015, the day before the Annual Meeting. You may direct the voting of those shares over the internet or by telephone by following the instructions provided. If you received printed proxy materials, you may vote by internet, telephone or mail pursuant to the instructions included on the voting instruction card provided to you by your broker, bank, trust or other nominee. Directing the vote of your shares will not affect your right to vote in person if you decide to attend the meeting; however, you must first obtain a legal proxy from the stockholder of record for your shares.

How do I vote my shares if I participate in one of the United 401(k) plans?

        If you hold shares in an account under the United Airlines Ground Employee 401(k) Plan, the United Airlines Flight Attendant 401(k) Plan or the United Airlines Management and Administrative 401(k) Plan (each a "Plan," and collectively, the "Plans"), Computershare has sent you the Company's proxy materials directly. You may direct the trustee of the Plans, Evercore Trust Company, N.A., on how to vote your Plan shares by following the instructions for each of the voting options described in the Notice of Internet Availability you received or, if you received printed proxy materials, you may direct the voting of your Plan shares by internet, telephone or mail pursuant to the instructions included on the proxy card. Please note that, in order to permit the trustee for the Plans to tally and vote all of the shares of Common Stock held in the Plans, your instructions, whether by internet, telephone or proxy card, must be completed and received prior to 5:00 a.m., Central Time, on Monday, June 8, 2015. You may not change your vote related to such Plan shares after this deadline.

        If you do not provide voting instructions to the trustee, your Plan shares will be voted by the trustee in the same proportion that it votes shares in other Plan accounts for which it did receive timely voting instructions. The proportional voting policy is detailed under the terms of each Plan and trust agreement.

How is a quorum determined?

        A quorum is necessary for conducting a valid annual meeting. The presence in person or represented by proxy of the holders of a majority of the total shares outstanding and entitled to vote at the meeting is necessary to constitute a quorum at the meeting.

        Abstentions (shares of the Company's capital stock for which proxies have been received but for which the holders have abstained from voting) and broker non-votes, which are described below, will be included in the calculation of the number of shares of the Company's capital stock represented at the meeting for purposes of determining whether a quorum has been achieved.

What are "broker non-votes"?

        Under the rules of the New York Stock Exchange ("NYSE"), brokers, banks, trusts or other nominees holding shares on behalf of a beneficial owner may vote those shares in their discretion on certain routine matters when they do not receive timely voting instructions from the beneficial owner. With respect to certain non-routine matters, the broker, bank, trust or other nominee is not permitted to vote shares for a beneficial owner when they do not receive timely voting instructions. A "broker non-vote" occurs under the NYSE rules when a broker, bank, trust or other nominee is not permitted to vote on a particular proposal because it has not received voting instructions from a beneficial owner and does not have discretionary voting power with respect to that proposal. Accordingly, if you are a beneficial owner and do not provide timely voting instructions to a broker, bank, trust or other nominee that holds your shares, that institution will be prohibited from voting your shares in its discretion on all of the proposals set forth in this proxy statement other than the ratification of the appointment of the independent registered public accounting firm (Proposal No. 2), which is the only "routine" matter included in the proposals.

        If you are a beneficial owner, please note that, as indicated above, a broker, bank, trust or other nominee holding shares on your behalf will not be permitted to vote your shares with respect to the election of directors (Proposal No. 1), the advisory resolution approving the compensation of the named executive officers (Proposal No. 3), and the stockholder proposal regarding stockholder action by written consent without a meeting (Proposal No. 4), all of which are considered non-routine matters, unless you provide timely voting instructions. We urge you to submit your voting instructions to your broker, bank, trust or other nominee in advance of the meeting. Please see "How do I vote if I hold my shares through an account at a broker, bank, trust or other nominee?" above for a discussion of the procedures and deadline for submitting your voting instructions.

What classes of stock vote on each proposal and what is the vote required?

        The holders of Common Stock, the Class Pilot MEC Junior Preferred Stock and the Class IAM Junior Preferred Stock will vote together as a single class on all proposals presented at the meeting other than the election of directors (Proposal No. 1).

        Under the Delaware General Corporation Law and our Amended and Restated Bylaws (the "Bylaws"), provided a quorum is present: (i) the affirmative vote of the holders of the shares of capital stock representing a majority of the votes cast with respect to each director's election present in person or represented by proxy and entitled to vote on the election of directors will be required to elect each director to be elected by the applicable class of capital stock, which means that the number of votes cast for a nominee for director must exceed the number of votes cast against that nominee for director (Proposal No. 1); and (ii) the affirmative vote of the holders of the shares of capital stock representing a majority of the votes present in person or represented by proxy at the meeting and entitled to be cast on the matter will be required to approve the ratification of the appointment of the independent registered public accounting firm (Proposal No. 2), the advisory resolution approving the compensation of the named executive officers (Proposal No. 3) and the stockholder proposal regarding stockholder action by written consent without a meeting (Proposal No. 4).

        If the number of votes cast against a nominee for director exceeds the number of votes cast for a nominee, the nominee must immediately tender his or her resignation, and the Board, through a process managed by the Nominating/Governance Committee, will determine whether to accept or reject the resignation, or take other action.

How do abstentions and broker non-votes work?

        Abstentions are counted for purposes of determining whether a quorum is present. Abstentions will have the effect of a vote against the matters presented for a vote of the stockholders, other than the election of directors. Abstentions have no effect with respect to the election of directors (Proposal No. 1).

        Broker non-votes will not be counted as present and entitled to vote with respect to the election of directors (Proposal No. 1), the advisory resolution approving the compensation of the named executive officers (Proposal No. 3) and the stockholder proposal regarding stockholder action by written consent without a meeting (Proposal No. 4), which means they will have no effect on the outcome of these proposals. There will not be any broker non-votes with respect to the ratification of the appointment of the independent registered public accounting firm (Proposal No. 2) because it is a "routine" matter.

How does the proxy voting process work?

        If the proxy card is voted properly using the internet or telephone procedures specified, or is properly dated, signed and returned by mail, the proxy will be voted at the meeting in accordance with the instructions indicated by it.

        If a quorum is not present at the time the meeting is convened for any particular purpose, or if for any other reason we believe that additional time should be allowed for the solicitation of proxies, we may adjourn the meeting with the vote of the stockholders then present. The persons named in the proxy may vote any shares of capital stock for which they have voting authority in favor of an adjournment.

How do I revoke a proxy?

        Any proxy may be revoked by the person giving it at any time before it is voted. We have not established any specified formal procedure for revocation. A proxy may be revoked by a later proxy delivered using the internet or telephone voting procedures or by written notice mailed to the Secretary prior to the meeting. If you hold your shares through a broker, bank, trust or other nominee, you should follow their instructions as to how you can revoke a proxy. Attendance at the meeting will not automatically revoke a proxy, but a holder of Common Stock who is in attendance and entitled to vote at the Annual Meeting may request a ballot and vote in person, which revokes a previously granted proxy.

How are proxies being solicited and who pays solicitation expenses?

        Proxies are being solicited by the Board on behalf of the Company. All expenses of the solicitation, including the cost of preparing and mailing this proxy statement, will be borne by us. In addition to solicitation by use of mails, proxies may be solicited by our directors, officers and employees in person or by telephone or other means of communication. These individuals will not be additionally compensated, but may be reimbursed for out-of-pocket expenses associated with solicitation. Arrangements will also be made with custodians, nominees and fiduciaries for forwarding of proxy solicitation material to beneficial owners of Common Stock and voting preferred stock held of record, and we may reimburse these individuals for their reasonable expenses. To help assure the presence in person or representation by proxy of the largest number of stockholders possible, we have engaged Georgeson Inc., a proxy solicitation firm, to solicit proxies on our behalf. We are paying Georgeson a proxy solicitation fee of $12,000 plus reimbursement for reasonable out-of pocket costs and expenses.

What do I need to attend the meeting?

        Admittance is limited to stockholders of the Company. The following procedures have been adopted to ensure that the Company's stockholders can check in efficiently when entering the meeting.

  Stockholders of Record

        If you are a stockholder of record on April 13, 2015, you (or your duly appointed proxy holder) are entitled to attend the meeting. If you are a registered stockholder or you own shares through a Plan, there is an admission ticket located on your meeting notice or proxy card. You will be asked to present the admission ticket and valid picture identification to obtain admittance to the meeting.

        If you are a record holder (or a record holder's duly appointed proxy) and you do not have an admission ticket with you at the meeting, you will be admitted upon verification of ownership at the stockholders' registration desk. Please be prepared to present valid picture identification.

  Beneficial Stockholders

        If you are a beneficial owner of Common Stock as of April 13, 2015, you may obtain admittance at the stockholders' registration desk by presenting evidence of your Common Stock ownership. This evidence could be a legal proxy from the institution that is the record holder of your shares, or your most recent account statement from your broker, bank, trust or other nominee that includes the record date, along with valid picture identification. Please note that in order to vote at the meeting, beneficial owners must present the legal proxy from the record holder.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

        The Nominating/Governance Committee has recommended to our Board, and our Board has unanimously nominated, the individuals named below for election as directors at our Annual Meeting. Except where you instruct otherwise, your proxy will be voted at the meeting, or any adjournments or postponements thereof, "FOR" the election of the nominee(s) named below for a term of one year and until his or her successor is duly elected and qualified. Incumbent directors will hold office until our next Annual Meeting of Stockholders, until their successors are elected and qualified, or until their earlier death, resignation or removal. Our Board expects all of the nominees named below, each of whom currently serves on our Board, to be available for election. Stockholder nominations will not be accepted for filling Board seats at the Annual Meeting as our Bylaws require advance notice for such a nomination, the time for which has passed as of the date of this proxy statement. Your proxy cannot be voted for a greater number of persons than the number of nominees named herein. There is no family relationship between any of the nominees for director or between any nominee and any executive officer of the Company.

Director Qualifications

        Set forth on the following pages is biographical and other information about each nominee for election as a director. This information includes the principal occupations and directorships on the boards of public companies and registered investment companies held by the nominees during the past five years. This information also includes a discussion of the specific experience, qualifications, attributes and skills of each nominee that led to the Board's determination that each nominee is qualified and should serve as a director.

        In addition to the information presented below regarding each nominee's specific experience, qualifications, attributes and skills, our Board believes that all of our director nominees have demonstrated certain common attributes that the Board would generally expect any director nominee to possess. Those common attributes include an appropriate level of business, government or professional acumen, the capacity for strategic and critical thinking, leadership capabilities, a reputation for integrity and ethical conduct, and an ability to work collaboratively. Please see "Corporate Governance—Nominations for Directors" below for further discussion of the criteria considered by the Nominating/Governance Committee when identifying director nominees.

Directors to be Elected by the Holders of Common Stock

        Eleven directors are to be elected by the holders of Common Stock. Each current director has served continuously since the date of his or her appointment. If a nominee unexpectedly becomes unavailable before election, proxies from the holders of Common Stock may be voted for another person designated by the Board or the appropriate Board Committee. No persons other than our directors are responsible for the naming of nominees.

Nominee	(1) Principal Occupation (2) Public Company and Registered Investment Company Directorships (3) Experience and Qualifications		Age	Director Since
Carolyn Corvi	(1)	Retired Vice President and General Manager, Airplane Programs, Commercial Airplanes of Boeing Commercial Airplanes (commercial jet aircraft segment) (2005-2008); Various other positions with Boeing for 34 years, including Vice President and General Manager of 737/757 Programs, Vice President of Aircraft Systems and Interiors, Vice President of the Propulsion Systems Division, Director of Quality Assurance for the Fabrication Division and Director of Program Management for 737/757 Programs.	63	2010
	(2)	Director—Allegheny Technologies Inc. (2012-Present); Hyster-Yale Materials Handling, Inc. (2012-Present); Goodrich Corporation (2009-2012); Continental (2009-2010).
	(3)	Ms. Corvi provides extensive management expertise to the Board, having served in key management and operational oversight roles for Boeing during her 34 years of service. She also brings an expertise with respect to the manufacturing of commercial aircraft, which she developed through her management of commercial airplane production for Boeing as Vice President and General Manager, Airplane Programs, Commercial Airplanes, Vice President and General Manager of 737/757 Programs, Vice President of Aircraft Systems and Interiors, Vice President of the Propulsion Systems Division, and in the other positions indicated above. Ms. Corvi brings experience to the audit committee function of the Board through her previous service on the Audit Committees of Continental and Goodrich Corporation, and her current service on the Audit Committees of Hyster-Yale Materials Handling, Inc. and Allegheny Technologies Inc., and her service on the Continental board of directors provided her with valuable experience in the airline industry.
Jane C. Garvey	(1)	Chairman of Meridiam, North America (infrastructure development fund) (2009-present); Vice President of U.S. Public Private Partnerships in Transportation at JPMorgan Chase (global financial services firm) (2008-2009); Executive Vice President and Chairman of Transportation Practice of APCO Worldwide (public affairs and strategic communications consulting firm) (2003-2008).	71	2009
	(2)	Director—Bombardier Inc. (2007-2008); Skanska (2003-2008).

Nominee	(1) Principal Occupation (2) Public Company and Registered Investment Company Directorships (3) Experience and Qualifications		Age	Director Since
	(3)	Ms. Garvey brings extensive management oversight experience to the Board as Chairman of Meridiam, North America. She also provides valuable leadership experience and knowledge of the airline industry in her past role as fourteenth administrator of the Federal Aviation Administration, where she was the first administrator to serve a five-year term, and as the recipient of the National Air Transportation Association's Distinguished Service Award. In addition to those accomplishments, Ms. Garvey served on the transition team for President Barack Obama, focusing on transportation policies and related infrastructure challenges, and acted as Vice President of U.S. Public Private Partnerships in Transportation at JPMorgan Chase, advising on financing strategies to facilitate project delivery for state governments. She has also served as Executive Vice President and Chairman of Transportation Practice of APCO Worldwide, acting administrator and deputy administrator for the Federal Highway Administration and director of Boston Logan International Airport. Through her various professional responsibilities, Ms. Garvey has also gained experience in a broad range of industries, including infrastructure development, financial services, transportation, construction and consulting.
Walter Isaacson	(1)	President and Chief Executive Officer of The Aspen Institute (international education and leadership institute) (2003-present).	62	2006
	(2)	Not applicable.
	(3)	Mr. Isaacson provides valuable business operations expertise and extensive management knowledge, having served as President and Chief Executive Officer of The Aspen Institute. Prior to that position, he gained additional leadership experience and strategic development and implementation skills as Chairman and Chief Executive Officer of CNN. Mr. Isaacson has also served as the editor of Time Magazine. Through his various professional experiences, Mr. Isaacson has gained experience in a broad range of industries, including education, economics, communications and broadcasting.

Nominee	(1) Principal Occupation (2) Public Company and Registered Investment Company Directorships (3) Experience and Qualifications		Age	Director Since
Henry L. Meyer III	(1)	Retired Chairman of the Board of Directors and Chief Executive Officer of KeyCorp (a bank-based financial services company); Chairman of the Board and Chief Executive Officer of KeyCorp (2001-2011); Chairman of the Board, Chief Executive Officer and President of KeyCorp (2001-2010).	65	2010
	(2)	Director—KeyCorp (1996-2011); Continental (2003-2010).
	(3)	Mr. Meyer provides valuable and extensive management, financial and banking expertise to the Board, developed during his nearly forty years of service in the financial services industry. He joined the former Society National Bank (now KeyBank National Association) in 1972, attaining positions of increasing responsibility throughout his career, which culminated in his election in 2001 as the Chairman of the Board of Directors and Chief Executive Officer of KeyCorp, one of the largest bank-based financial services companies in the United States. He is a former member of the boards of the Federal Reserve Bank of Cleveland, the Financial Services Roundtable, and the Federal Advisory Council of the Federal Reserve System. Mr. Meyer also brings to the Board expertise on corporate governance and board leadership, having served as the Chairman of the KeyCorp Board of Directors and as the lead independent director and the Chairman of the Corporate Governance and Social Responsibility Committee of the Board of Directors of Continental. In addition, he developed extensive experience with the airline industry during his seven years of service on the Continental Board of Directors. He also serves in leadership roles in a number of civic and community organizations in the Cleveland area.
Oscar Munoz	(1)	President and Chief Operating Officer of CSX Corporation (freight transportation) (2015-present); Executive Vice President and Chief Operating Officer of CSX Corporation (2012-2015); Executive Vice President and Chief Financial Officer of CSX Corporation (2003-2012).	56	2010
	(2)	Director—Continental (2004-2010).

Nominee	(1) Principal Occupation (2) Public Company and Registered Investment Company Directorships (3) Experience and Qualifications		Age	Director Since
	(3)	Mr. Munoz provides valuable expertise in management, finance, accounting and auditing to the Board. He developed this expertise during his more than 25 years of service in key executive positions within the telecommunications, beverage and transportation industries. Mr. Munoz has served as the President and Chief Operating Officer of CSX since February 2015, with responsibility for managing all aspects of CSX's operations across its 21,000-mile network, including transportation, service design, customer service, engineering, mechanical and technology. In this role, Mr. Munoz also oversees sales and marketing, human resources, service design and information technology. Immediately prior to this role, Mr. Munoz served as Executive Vice President and Chief Operating Officer of CSX. Mr. Munoz also previously served as Executive Vice President and Chief Financial Officer of CSX, with responsibility for management and oversight of all financial, strategic planning, information technology, purchasing and real estate activities of CSX. He also brings to the Board expertise on the audit committee function, having served as the Chairman of the Audit Committee of Continental for more than four years prior to the Merger. In addition, he developed extensive experience in the airline industry during his six years of service on the Continental Board of Directors.
William R. Nuti	(1)	Chairman, Chief Executive Officer and President of NCR Corporation (global technology) (2007-present); Chief Executive Officer and President of NCR Corporation (2005-2007).	51	2013
	(2)	Director—NCR Corporation (2007-present); Sprint Nextel Corporation (2008-2013).

Nominee	(1) Principal Occupation (2) Public Company and Registered Investment Company Directorships (3) Experience and Qualifications		Age	Director Since
	(3)	Mr. Nuti provides the Board with valuable expertise in management, finance and technology, developed during his years of service in the technology industry. Mr. Nuti has extensive experience in key management and operational oversight roles, including serving as Chief Executive Officer and President of NCR Corporation, and President, Chief Executive Officer and Chief Operating Officer of Symbol Technologies. He also brings to the Board the perspective of an active chief executive officer with primary responsibility for the oversight of all aspects of a publicly-traded, global technology company with international operations. Mr. Nuti also brings executive compensation and financial experience to the Board, having served on the Compensation and Audit Committees of Sprint Nextel Corporation.
Laurence E. Simmons	(1)	President of SCF Partners (private equity investment management) (1989-present).	68	2010
	(2)	Director—Zions Bancorporation (1978-present); Continental (2009-2010); Oil States International, Inc. (2001-2007).
	(3)	Mr. Simmons provides the Board his extensive expertise in finance, corporate strategic transactions and the energy industry. Mr. Simmons is the founder and President of SCF Partners, a firm providing equity capital and strategic growth assistance to build energy service and equipment companies. Prior to founding SCF Partners, Mr. Simmons co-founded Simmons & Company International, one of the largest investment banking firms serving the energy industry. He also helped to create the corporate finance department at The First National Bank of Chicago. Mr. Simmons also brings to the Board his experience in both the airline industry and the audit committee function, having served on the Boards of Directors and Audit Committees of Continental and ExpressJet Holdings, Inc. In addition, he serves in leadership roles in a number of civic and community organizations in the Houston area, the location of one of the Company's hub airports.

Nominee	(1) Principal Occupation (2) Public Company and Registered Investment Company Directorships (3) Experience and Qualifications		Age	Director Since
Jeffery A. Smisek	(1)	Chairman of the Board, President and Chief Executive Officer of the Company (December 2012-present); President and Chief Executive Officer of the Company (2010-present); Chairman of the Board, President and Chief Executive Officer of United Airlines, Inc. (air transportation) (2013-present), United Air Lines, Inc. (air transportation) (2010-2013) and Continental (air transportation) (2010-2013); President and Chief Operating Officer of Continental (2008-2009); President of Continental (2004-2008).	60	2010
	(2)	Director—National Oilwell Varco, Inc. (2005-present); Continental (2004-2010).
	(3)	Mr. Smisek brings to the Board his significant expertise in the airline industry, developed during his 19 years of service in leadership roles with Continental and the Company. After joining Continental in 1995 as Senior Vice President and General Counsel, Mr. Smisek became Continental's President and was elected to Continental's Board of Directors in 2004. He became President and Chief Operating Officer of Continental in September 2008, and assumed the role of Chairman, President and Chief Executive Officer of Continental in January 2010. In October 2010, Mr. Smisek became President and Chief Executive Officer of the Company effective upon the closing of the Merger. In December 2012, Mr. Smisek assumed the additional role of Chairman of the Board of the Company. As he is responsible for, and has extensive familiarity with, the Company's ongoing operations and management's efforts to implement the strategic priorities identified by the Board, Mr. Smisek is uniquely suited to inform the Board with respect to these matters. In addition, he provides experience on executive and director compensation and corporate governance to the Board, having served for several years on the National Oilwell Varco, Inc. Board of Directors as Chairman of the Compensation Committee and a member of the Nominating/Governance Committee, as well as experience with a variety of corporate legal issues, which he developed as a partner at Vinson & Elkins L.L.P., an international law firm.

Nominee	(1) Principal Occupation (2) Public Company and Registered Investment Company Directorships (3) Experience and Qualifications		Age	Director Since
David J. Vitale	(1)	President, Chicago Board of Education (education) (2011-present); Chair of the Urban Partnership Bank (2010-present); Chairman of Duff & Phelps Global Utility Income Fund (2011-present), DNP Select Income Fund, Inc. (2009-present), DTF Tax-Free Income Inc. (2009-present) and Duff & Phelps Utility and Corporate Bond Trust (investment companies) (2009-present); Senior Advisor to the Chief Executive Officer of the Chicago Public Schools (education) (2007-2008); Chief Administrative Officer of the Chicago Public Schools (2003-2007).	68	2006
	(2)	Director—Duff & Phelps Global Utility Income Fund (2011-present); Alion Science & Technology Corporation (2009-2014); DTF Tax-Free Income Inc. (2005-present); Duff & Phelps Utility and Corporate Bond Trust (2005-present); DNP Select Income Fund, Inc. (2000-present).

Nominee	(1) Principal Occupation (2) Public Company and Registered Investment Company Directorships (3) Experience and Qualifications		Age	Director Since
	(3)	Mr. Vitale provides valuable financial and management expertise to the Board through many years of experience in significant business roles. Mr. Vitale serves as President of the Chicago Board of Education, with responsibility for the governance, organizational and financial oversight of the Chicago Public Schools. Mr. Vitale has acted both as Chief Administrative Officer of the Chicago Public Schools and Senior Advisor to the Chief Executive Officer of the Chicago Public Schools, where he provided oversight for all educational departments, including finance, operations, human resources, technology and procurement. He also provides significant financial, investment, corporate and strategic planning experience to the Board, having served as President and Chief Executive Officer of The Chicago Board of Trade and Vice Chairman of Bank One Corporation. In addition to these positions, he has served as Executive Vice President and Vice Chairman of First Chicago Corporation, Vice Chairman of The First National Bank of Chicago, Vice Chairman of First Chicago NBD Corporation and President of The First National Bank of Chicago. He brings to the Board expertise on the audit committee function, having served on the Audit Committee of Alion Science & Technology Corporation. He brings additional leadership experience to the Board by serving as Chairman of Duff & Phelps Global Utility Income Fund, DNP Select Income Fund, Inc., DTF Tax-Free Income Inc. and Duff & Phelps Utility and Corporate Bond Trust. Through his extensive professional roles, Mr. Vitale gained experience in a number of industries, including education, banking, financial services and investment management.
John H. Walker	(1)	Non-Executive Chairman of Global Brass and Copper Holdings, Inc. (copper and brass strip and bar manufacturer and distributor) (March 2014-present); Executive Chairman and Chief Executive Officer of Global Brass and Copper Holdings, Inc. (November 2013-March 2014); Chief Executive Officer of Global Brass and Copper Holdings, Inc. (2007-March 2014).	57	2002
	(2)	Director—Nucor Corporation (2008-present); Delphi Corporation (2005-2009).

Nominee	(1) Principal Occupation (2) Public Company and Registered Investment Company Directorships (3) Experience and Qualifications		Age	Director Since
	(3)	Mr. Walker provides valuable business expertise and extensive management knowledge to the Board, having served in key management and operational oversight roles, including serving as Executive Chairman and Chief Executive Officer of Global Brass and Copper, Chief Executive Officer and President of The Boler Company, Chief Executive Officer, Chief Operating Officer and President of Weirton Steel Corporation and President of Kaiser Aluminum Flat Rolled Products. He also brings consulting and strategy expertise from his early career with McKinsey & Company. Mr. Walker brings audit and financial experience to the Board through his service on the Audit Committees of Delphi Corporation and Nucor Corporation. Through his professional roles, Mr. Walker has experience in a number of industries, including copper manufacturing, steel manufacturing, aluminum manufacturing and vehicle parts manufacturing.
Charles A. Yamarone	(1)	Chairman of El Paso Electric Company (electric utility) (February 2015-present); Managing Director of Houlihan Lokey (investment banking) (January 2014-present); Director of Houlihan Lokey (2009-2013); Executive Vice President of the Libra Securities Division of the Oak Ridge Financial Services Group, Inc. (institutional broker-dealer) (2009); Executive Vice President of Libra Securities, LLC (institutional broker-dealer) (2002-2008).	56	2010
	(2)	Director—El Paso Electric Company (1996-present); Continental (1995-2010).

Nominee	(1) Principal Occupation (2) Public Company and Registered Investment Company Directorships (3) Experience and Qualifications		Age	Director Since
	(3)	Mr. Yamarone brings to the Board his expertise in management and finance, including capital market transactions and mergers and acquisitions. He has served as a managing director of Houlihan Lokey since January 2014, and was a director of Houlihan Lokey from 2009-2013, where he is a senior member of the Debt Capital Markets group. Prior to that, Mr. Yamarone worked for over 18 years at Libra Securities with involvement in all areas of Libra's business as an institutional broker-dealer, including capital markets, corporate finance, sales and trading, research, legal, compliance, operations and administration. He also provides expertise on executive and director compensation to the Board, having served as a member of the Compensation Committee of the El Paso Electric Board of Directors and as the Chairman of the Human Resources Committee of Continental's Board of Directors. In addition, Mr. Yamarone has experience with a variety of corporate legal issues from his service as General Counsel of Columbia Savings, as well as experience serving on the boards of directors of companies in the entertainment and hospitality industries.

        THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES NAMED ABOVE, WHICH IS DESIGNATED AS PROPOSAL NO. 1.

Directors to be Elected by the Holders of Other Classes of Stock

        The following classes of directors are to be elected by the holders of certain classes of our stock other than Common Stock.

        THE HOLDERS OF COMMON STOCK DO NOT VOTE ON THE ELECTION OF THE FOLLOWING DIRECTORS.

        Each nominee was previously elected or appointed by the holder of the applicable class of our preferred stock and has served continuously as a director since the date of his first election or appointment. If a nominee unexpectedly becomes unavailable before election, or we are notified that a substitute nominee has been selected, votes will be cast pursuant to the authority granted by the proxies from the respective holder(s) for the person who may be designated as a substitute nominee.

  ALPA Director—Elected by the Holder of Class Pilot MEC Junior Preferred Stock

        One Air Line Pilots Association, International ("ALPA") director (as defined in our Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation")) is to be elected by the United Airlines Pilots Master Executive Council of ALPA (the "ALPA-MEC"), the holder of our Class

Pilot MEC Junior Preferred Stock. The ALPA-MEC has nominated and intends to re-elect James J. Heppner as the ALPA director.

Nominee	(1) Principal Occupation (2) Public Company and Registered Investment Company Directorships (3) Experience and Qualifications		Age	Director Since
James J. Heppner	(1)	Master Executive Council Chairman of ALPA-MEC (2012-present); Captain, United Boeing 777 (2005- present).	61	2012
	(2)	Not applicable.
	(3)	Mr. Heppner provides valuable management expertise and knowledge of aviation and airline services to the Board. Mr. Heppner has served in key labor union management positions within ALPA, including most recently as MEC Negotiating Committee Chairman and Co-Chairman of the ALPA Joint Negotiating Committee. In addition, Mr. Heppner has served as a captain for Boeing 777 aircraft since January 2005.

  IAM Director—Elected by the Holder of Class IAM Junior Preferred Stock

        One International Association of Machinists and Aerospace Workers ("IAM") director (as defined in our Certificate of Incorporation) is to be elected by the IAM, the holder of our Class IAM Junior Preferred Stock. The IAM has nominated and intends to re-elect Richard A. Delaney as the IAM director.

Nominee	(1) Principal Occupation (2) Public Company and Registered Investment Company Directorships (3) Experience and Qualifications		Age	Director Since
Richard A. Delaney	(1)	Current President and Directing General Chairman of the IAM District Lodge 141 (2008-present).	63	2014
	(2)	Not applicable.
	(3)	Mr. Delaney provides valuable management expertise and knowledge of aviation and airline services to the Board. Mr. Delaney has served in key labor union management positions, including President and Directing General Chairman of the IAM District Lodge 141.

CORPORATE GOVERNANCE

        We are committed to high standards of corporate governance and to conducting our business ethically and with integrity and professionalism. In furtherance of these commitments, our Board has adopted Corporate Governance Guidelines developed and recommended by the Nominating/Governance Committee of our Board, which are available on the Company's website, www.ir.united.com, by following the link "Governance" and selecting "Corporate Governance Guidelines."

Corporate Governance Guidelines

        The Nominating/Governance Committee monitors developments in the laws, regulations and best practices relating to corporate governance and periodically recommends to our Board the adoption of amendments to the Corporate Governance Guidelines to reflect those developments. The current Corporate Governance Guidelines provide for the governance practices described below.

        Independence.    Our Corporate Governance Guidelines require that a majority of our Board be "independent" under the criteria for independence established by the NYSE. Please see "Director Independence" below for a discussion of our Board's independence determinations.

        Limitation on Board Service.    None of our directors is permitted to serve on the board of directors of more than four other public companies, and no member of the Company's management is permitted to serve on the board of directors of another company if an independent director of the Company serves as the chairman, chief executive officer or president of such other company.

        Changes in Business or Professional Affiliations or Responsibilities.    If a director experiences a substantial change in his or her principal business or professional affiliations or responsibilities from the time such individual was first elected to the Board, the director is required to volunteer to resign from the Board. Our Board, through the Nominating/Governance Committee (excluding the director who volunteered to resign, if a member of the Committee), will have the opportunity to review the continued appropriateness of the director's Board membership under the particular circumstances, and shall determine whether to accept such resignation.

        Conflicts of Interest.    Our Corporate Governance Guidelines require any director with a potential conflict of interest to disclose the matter to the Chairman of the Board and the Lead Director (as defined below) before any decision is made related to the matter. If the Chairman of the Board and the Lead Director, in consultation with legal counsel, determine that a conflict exists, or that the perception of a conflict is likely to be significant, then the director is obligated to recuse himself or herself from any discussion or vote related to the matter.

        Lead Director.    Pursuant to our Corporate Governance Guidelines, the independent directors may designate a lead director from among the independent directors (the "Lead Director"). If the independent directors do not designate a Lead Director, then the Chairman of the Nominating/Governance Committee will become the Lead Director on an ex officio basis. The Lead Director's responsibilities include, but are not limited to, the following: consulting with the Chairman of the Board to determine the agenda for Board meetings; presiding at all meetings of the Board at which the Chairman of the Board is not present, including executive sessions of the independent directors; serving as liaison between the Chairman of the Board and the independent directors; approving information sent to the Board; approving meeting agendas for the Board; approving meeting schedules to assure that there is sufficient time for discussion of all agenda items; having the authority to call meetings of the independent directors; coordinating the agenda for moderating sessions of the Board's independent directors; assisting the Board in assuring compliance with and implementation of the Corporate Governance Guidelines; and, if requested by major stockholders, ensuring that he or she is available for consultation and direct communication.

        As designated by the independent directors, Mr. Meyer, Chairman of each of the Nominating/Governance Committee and the Executive Committee, currently serves as the Company's Lead Director.

        Annual Performance Evaluation of the Board.    The Nominating/Governance Committee develops, recommends to the Board and coordinates the annual performance evaluation of the Board to determine whether the Board is functioning effectively and meeting its objectives and goals. In addition, the Nominating/Governance Committee periodically performs an evaluation of each director's individual performance.

        Annual Meeting Attendance.    Our directors are expected to attend each Annual Meeting of Stockholders absent exceptional reasons. All of our directors at the time attended the 2014 Annual Meeting of Stockholders.

Bylaws, Committee Charters and Other Policies

        In addition to those practices established by our Corporate Governance Guidelines, our Bylaws, the charters of our Board Committees and our other Company policies provide for the following significant corporate governance practices:

  •
  All of the members of our Board are elected annually by our stockholders.

  •
  Only independent directors are permitted to serve on our Audit Committee, Compensation Committee and Nominating/Governance Committee.

  •
  The Board and each of the Audit Committee, Compensation Committee, Executive Committee, Finance Committee, Nominating/Governance Committee and Public Responsibility Committee have the authority to retain outside consultants or advisors at the Company's expense as the directors deem necessary or appropriate.

  •
  Our directors and our officers are subject to the Company's securities trading policy, which prohibits the buying or selling of Common Stock or other Company securities during trading "blackout" periods preceding the release of our annual or quarterly financial results, during special trading "blackout" periods that may be established by the Company from time to time, and at any time while in possession of material, non-public information.

  •
  Our securities trading policy also prohibits speculative and derivative trading, short selling and pledging of our securities by our officers and directors.

Director Independence

        In connection with the annual determination of director independence, the Board has adopted the following categorical standards as part of the Company's Corporate Governance Guidelines to assist it in determining whether a director has any direct or indirect material relationship with the Company.

        Under the categorical standards adopted by the Board, a director is not independent if:

  •
  The director is, or has been within the last three years, an employee of the Company, or any of the director's immediate family members is, or has been within the last three years, an executive officer of the Company;

  •
  The director, or any immediate family member of the director, has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from the Company, other than director and committee fees, and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

  •
  (i) The director is a current partner or employee of a firm that is the internal or external auditor of the Company; (ii) the director has an immediate family member who is a current partner of such a firm; (iii) the director has an immediate family member who is a current employee of such a firm and who personally works on the Company's audit; or (iv) the director, or any immediate family member of the director, was within the last three years a partner or employee of such a firm and personally worked on the Company's audit within that time;

  •
  The director, or any immediate family member of the director, is, or has been within the last three years, employed as an executive officer of another company where any of the Company's present executive officers at the same time serves or served on the other company's compensation committee; or

  •
  The director is a current employee, or any immediate family member of the director is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeded the greater of $1,000,000 or two percent (2%) of such other company's consolidated gross revenues.

        The Board has also considered the purchase of the Company's air carrier services in the ordinary course by the employer of any director who is actively employed, and has determined that such purchases are immaterial in amount and significance, and therefore do not preclude a finding of independence for such director.

        For purposes of these categorical standards, (i) an "immediate family member" of a director includes a director's spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who share such director's home, and (ii) the "Company" means United Continental Holdings, Inc. and its direct and indirect subsidiaries.

        In connection with the determination of director independence, the Nominating/Governance Committee reviewed the categorical standards adopted by the Board together with the rules of the NYSE and other applicable legal requirements. The Nominating/Governance Committee also reviewed information compiled from the responses to questionnaires completed by each of the directors, information derived from the Company's corporate and financial records and information available from public records.

        Consistent with the recommendation of the Nominating/Governance Committee, our Board has applied these independence tests and standards to each of the nominees for director. Our Board made a determination that: (i) each of Ms. Corvi, Ms. Garvey, and Messrs. Isaacson, Meyer, Munoz, Nuti, Simmons, Vitale, Walker and Yamarone qualify as "independent" under the applicable independence tests and standards; and (ii) Messrs. Smisek, Heppner and Delaney do not qualify as "independent" under the applicable tests and standards. Mr. Smisek is not independent as he is an executive officer and employee of the Company. Mr. Heppner is not independent because he is a current employee of United. Mr. Delaney is not independent because he is a current employee of United. Please see "Proposal No. 1 Election of Directors" above for a list of all nominees for our Board, together with biographical summaries for the nominees, including each individual's business experience, directorships and qualifications.

        In making its independence determinations, the Board considered the following categories of transactions, relationships and arrangements between certain of the directors (or members of their immediate families) and the Company and its subsidiaries, that it deemed were immaterial to the relevant director's independence:

        Ms. Corvi.    The Board considered transactions between the Company and Boeing, where Ms. Corvi's sister was employed as a project manager (but not as an executive officer) during a portion of 2014, including the purchase or lease of aircraft and the purchase of aircraft-related services. The Board has determined that these transactions involving Boeing are not material to Ms. Corvi and do not impair her independence.

        Contributions to Non-Profit Organizations Affiliated with Directors.    Our Board considered the amounts of our contributions to charitable institutions or other non-profit organizations for which certain of our directors (other than Messrs. Smisek, Heppner and Delaney) serve as a director, trustee or fiduciary, and determined that these contributions, which in each of the past three years did not exceed the greater of $1 million or 2% of the entity's consolidated gross revenues, were not material to those directors and did not impair their independence.

Majority Voting; Resignation Policy

        The Company's Bylaws and the Corporate Governance Guidelines provide that directors will be elected by a majority vote in uncontested elections. In addition, the Corporate Governance Guidelines require any incumbent director who fails to receive a majority of the votes cast in an uncontested election to immediately tender his or her resignation to the Board. The Nominating/Governance Committee will consider the tendered resignation, and recommend to the Board whether to accept or reject the resignation offer, or whether other action should be taken. The Board will act on the recommendation of the Nominating/Governance Committee, and promptly disclose, through a press release, a Current Report on Form 8-K, or other means of public disclosure, its decision regarding whether to accept the director's resignation offer.

Board Meetings

        The Board meets regularly on previously determined dates, and special meetings are scheduled when required. The Board held five meetings in 2014. During 2014, each of the nominees for our Board attended at least 75% of the sum of the total number of meetings of the Board and each Committee of which he or she was a member (during the period he or she was a member). As indicated above under "Corporate Governance Guidelines—Annual Meeting Attendance," our directors are also expected to attend each Annual Meeting of Stockholders absent exceptional reasons.

        Our non-management directors regularly meet separately in executive session without any members of management present. Our Corporate Governance Guidelines currently provide that the Lead Director shall preside over non-management director executive sessions. In addition, our Corporate Governance Guidelines require our independent directors to meet outside the presence of management at least twice per year, with the Lead Director also presiding over such sessions.

Board Leadership Structure

        Our Board has the responsibility for selecting the appropriate leadership structure for the Company. In appointing Mr. Smisek as Chairman of the Board, the Board has concluded that the most effective leadership structure for the Company at the present time is for Mr. Smisek to serve as both Chairman of the Board and Chief Executive Officer. The Board made this determination in light of Mr. Smisek's service to the Company and varied experiences within the Company's industry, which enable him to bring to the Board a broad and uniquely well-informed perspective of the Company's business and operations, as well as substantial insight into the trends and opportunities that can affect the Company's future. In addition, the Board believes that having Mr. Smisek hold the joint Chairman of the Board and Chief Executive Officer role is an appropriate structure in that it promotes unified leadership and direction for the Company, allowing for a single, clear focus for management to execute the Company's strategy and business plans. The Board believes that Mr. Smisek is in the best position to focus the independent directors' attention on the issues of greatest importance to the Company and its stockholders. The Board also noted the appointment of Mr. Meyer, Chairman of each of the

Nominating/Governance Committee and the Executive Committee, as the Lead Director and the substantial majority of the Board being comprised of independent directors in making its determination. In addition, each of the Audit, Compensation and Nominating/Governance Committees is comprised entirely of independent directors. For a discussion of the responsibilities of the Lead Director, please see "Corporate Governance Guidelines—Lead Director" above. The Board believes that having a Lead Director as part of its leadership structure provides substantial independent oversight, promotes greater management accountability and ensures that directors have an independent contact on matters of concern to them. The Board believes this leadership model strikes an appropriate balance between consistent leadership and independent oversight.

Board Oversight of Risk Management

        Our Board considers effective risk oversight an important priority. As we consider risks in connection with virtually every business decision, the Board discusses risk throughout the year generally and in connection with specific proposed actions. The Board's approach to risk oversight includes understanding the critical risks in the Company's business and strategy, evaluating the Company's risk management processes, allocating responsibilities for risk oversight among the full Board and its Committees, and fostering an appropriate culture of integrity and compliance with legal and ethical responsibilities.

        Our Board exercises its oversight of our risk management policies and practices primarily through its Committees, as described below, which regularly report back to the Board regarding their risk oversight activities.

  •
  The Audit Committee oversees the Company's risk assessment and risk management policies and strategies (taking into account the risk assessment and risk management policies and strategies managed through the Company's Finance Committee), including risks related to the Company's financial statements, the financial reporting process, accounting and certain legal and compliance matters. The Audit Committee also oversees the internal audit function and the Company's ethics and compliance program.

  •
  The Finance Committee oversees the Company's management of certain financial, operating, economic and hazard risks, including the Company's hedging strategies related to fuel, foreign currency and interest rates, various insurance programs, including coverage for property, casualty, fiduciary and political risk and directors and officers, and certain legal and regulatory matters that may have a material impact on the Company's financing or risk management activities (taking into account the review of the Company's risk assessment and risk management policies and strategies managed through the Company's Audit Committee).

  •
  The Compensation Committee periodically reviews the potential risks arising from our compensation policies, practices and programs, as well as risk-mitigating features and controls, to determine whether any such risks are material to us. In approving the 2014 compensation program design, the Compensation Committee engaged in discussions with its independent compensation consultant and management regarding any potential risks arising from our compensation programs, policies and practices. Compensation risk was assessed in the context of compensation program design, setting of performance targets, certifying performance against targets, compensation risk in the context of overall risk procedures and our broad-based compensation programs. Based on those discussions and a 2014 compensation risk assessment, the Compensation Committee determined that the structure of the Company's compensation policies, practices and programs in place at that time did not create any risks that were reasonably likely to have a material adverse effect on the Company. In reaching this determination, some of our compensation policies, practices and programs that were considered include: oversight by an independent compensation committee; our balance of base pay combined with short- and long-term incentives that reward both absolute and relative performance measures; use of multiple performance metrics to create a further balance of rewards; payout timing over multi-year and overlapping performance periods; the use of consistent performance metrics and incentives across performance periods; inclusion of equity incentives and stock ownership guidelines that discourage short-term risks that disadvantage long-term stock price; and securities trading policies that prohibit pledging and hedging of our securities, including our Common Stock, by our officers and directors.

  •
  The Nominating/Governance Committee periodically reviews the risks arising from our corporate governance policies and practices, including the structure and performance of our Board, its Committees and our individual directors. The Nominating/Governance Committee also reviews and oversees the Company's succession planning process for executive officers.

  •
  The Public Responsibility Committee oversees social, political, safety and environmental issues that could pose significant risk to the Company's reputation, business or performance.

        While the Board oversees risk management, the Company's management is charged with identifying and managing the risks. The Company has robust internal processes and a strong internal control environment to identify and manage risks and to communicate with the Board about these risks. These include an enterprise risk management program, an enterprise risk management committee, an ethics and compliance program, and comprehensive internal and external audit processes. Our Board receives periodic reports on each of these aspects of the Company's risk management process. In addition, the Board, through the Audit and Finance Committees, participates in the enterprise risk management process by providing feedback on management's identification and assessment of the key risks facing the Company.

Communications with the Board

        Stockholders and other interested parties may contact the Board as a whole, or any individual member, including the Lead Director, or the non-management or independent directors as a group, by one of the following means: (i) writing to the Board of Directors, United Continental Holdings, Inc., c/o the Corporate Secretary's Office—HDQLD, 233 S. Wacker Drive, Chicago, Illinois 60606; or (ii) emailing our Board at UALBoard@united.com.

        Stockholders may communicate with the Board on an anonymous or confidential basis. The Board has designated the General Counsel and the Corporate Secretary's Office as its agents for receipt of communications. All communications will be received, processed and initially reviewed by the Corporate Secretary's Office. The Corporate Secretary's Office generally does not forward communications that are not related to the duties and responsibilities of the Board, including junk mail, service complaints, employment issues, business suggestions, job inquiries, opinion surveys and business solicitations. The Corporate Secretary's Office maintains all communications and they are all available for review by any member of the Board at his or her request.

        The Chairman of the Audit Committee is promptly advised of any communication that alleges management misconduct or raises legal, ethical or compliance concerns about Company policies and practices. The Chairman of the Audit Committee receives periodic updates from the Corporate Secretary's Office on other communications from stockholders and determines which of these communications to review, respond to, or refer to another member of the Board.

Code of Ethics

        The Company has adopted a code of ethics, the "Ethics and Compliance Principles," for directors, officers (including the Company's principal executive officer, principal financial officer and principal accounting officer) and employees. The code serves as a "Code of Ethics" as defined by SEC regulations, and as a "Code of Business Conduct and Ethics" under the Listed Company Manual of the NYSE. The code is available on the Company's website, www.ir.united.com, by following the link "Governance" and selecting "Code of Conduct."

Nominations for Directors

        As described below, our Nominating/Governance Committee identifies and recommends for nomination individuals qualified to be Board members, other than directors elected by holders of preferred stock of the Company. The Nominating/Governance Committee identifies directors through a variety of means, including suggestions from members of the Committee and the Board, as well as suggestions from Company officers, employees and others. The Nominating/Governance Committee may retain a search firm to identify director candidates for Board positions (other than those elected by holders of preferred stock of the Company). The Nominating/Governance Committee has retained Spencer Stuart, a search firm, to assist with identifying potential director candidates. In addition, the Nominating/Governance Committee considers nominees for director positions suggested by stockholders.

        Holders of Common Stock may submit director candidates for consideration (other than those elected by holders of preferred stock of the Company) by writing to the Chairman of the Nominating/Governance Committee, United Continental Holdings, Inc., c/o the Corporate Secretary's Office—HDQLD, 233 S. Wacker Drive, Chicago, Illinois 60606. Stockholders must provide the recommended candidate's name, biographical data, qualifications and other information required by the Bylaws of the Company with respect to director nominations by stockholders.

        A candidate for election as a director of the Board (other than those elected by holders of preferred stock of the Company) should possess a variety of characteristics. Candidates for director recommended by stockholders must be able to fulfill the independence standards established by the Board as set forth in the listing standards of the NYSE, any other applicable rules or regulations, and in the Company's Corporate Governance Guidelines as outlined above under "Director Independence".

        Although the Company does not have a formal policy on Board diversity, the Board seeks independent directors with diverse professional backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity. A candidate for director should have experience in positions with a high degree of responsibility and be selected based upon contributions he or she can make to the Board and upon his or her willingness to devote adequate time and effort to Board responsibilities. In making this assessment, the Nominating/Governance Committee will consider the number of other boards on which the candidate serves and the other business and professional commitments of the candidate. The candidate should also have the ability to exercise sound business judgment to act in what he or she reasonably believes to be in the best interests of the Company and its stockholders. No candidate is eligible for election or reelection as a director if at the time of such election he or she is 75 or more years of age, unless the Board affirmatively determines otherwise.

        Submissions of candidates who meet the criteria for director nominees approved by the Board will be forwarded to the Chairman of the Nominating/Governance Committee for further review and consideration. The Nominating/Governance Committee reviews the qualifications of each candidate and makes a recommendation to the full Board. The Nominating/Governance Committee considers all potential candidates in the same manner and by the same standards regardless of the source of the recommendation and acts in its discretion in making recommendations to the full Board. Any invitation to join the Board (other than with respect to any director who is elected by holders of preferred stock of the Company) is extended by the entire Board through the Chairman of the Board or the Chairman of the Nominating/Governance Committee.

Committees of the Board

        The Board has Audit, Compensation, Executive, Finance, Nominating/Governance and Public Responsibility Committees. The Audit Committee, Compensation Committee and Nominating/Governance Committee are comprised solely of independent directors. Below is a chart showing the current membership of each Committee and a summary of the functions performed by the Committees during 2014.

COMMITTEE MEMBERSHIP
	AUDIT	COMPENSATION	EXECUTIVE	FINANCE	NOMINATING/ GOVERNANCE	PUBLIC RESPONSIBILITY
Carolyn Corvi	M			M		M
Richard A. Delaney						M
Jane C. Garvey			M		M	C
James J. Heppner						M
Walter Isaacson		M			M	M
Henry L. Meyer III		M	C		C
Oscar Munoz	C		M
William R. Nuti				M
Laurence E. Simmons	M			M	M
Jeffery A. Smisek			M	M
David J. Vitale	M		M	C
John H. Walker	M	C	M
Charles A. Yamarone		M	M

Key:
M = Committee Member

C = Committee Chair

  Audit Committee

        The Company has a separately designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Audit Committee met eight times during 2014, and has a written charter adopted by the Board, which is available on the Company's website, www.ir.united.com, by following the link "Governance" and selecting "Audit" under the heading "Committee Charters." All of the members of the Audit Committee are independent as defined by the applicable NYSE and SEC standards. The Board has determined that each of the Audit Committee members is financially literate, and that each of Messrs. Munoz, Vitale and Walker qualifies as an audit committee financial expert as defined by SEC regulations.

        The purpose of the Audit Committee is to: (i) oversee the accounting and financial reporting processes of the Company and the audits of the Company's financial statements; (ii) assist the Board in fulfilling its responsibility to oversee (a) the integrity of the Company's financial statements and the adequacy of the Company's system of disclosure controls and internal controls over financial reporting; (b) the Company's compliance with legal and regulatory requirements and ethical standards; (c) the independent auditors' qualifications and independence; and (d) the performance of the Company's internal audit function and independent auditors; (iii) provide an open avenue of communication between the independent auditors, the internal auditors, management and the Board; and (iv) prepare an audit committee report as required by the SEC, which is set forth in this proxy statement under "Audit Committee Report."

        In discharging its duties, the Audit Committee has the authority to conduct or authorize investigations or studies into any matters within the Committee's scope of responsibilities. The Audit

Committee can form and delegate authority to subcommittees. It also has the authority, without further Board approval, to obtain, at the expense of the Company, advice and assistance from internal or external legal, accounting or other advisors as it deems advisable.

  Compensation Committee

        The Compensation Committee met six times during 2014 and has a written charter adopted by the Board, which is available on the Company's website, www.ir.united.com, by following the link "Governance" and selecting "Compensation" under the heading "Committee Charters." All of the members of the Compensation Committee are independent as defined by the NYSE's applicable listing standards.

        The Compensation Committee is responsible for: (i) overseeing the administration of the Company's compensation plans (other than plans covering only directors of the Company), including the equity-based plans and executive compensation programs of the Company; (ii) discharging the Board's responsibilities relating to the performance evaluation and compensation of the Company's officers, including the Chief Executive Officer; and (iii) preparing the compensation committee report required by the SEC to be included in the annual proxy statement, which is set forth in this proxy statement under "Executive Compensation—Compensation Committee Report." The Compensation Committee also is responsible for reviewing and discussing with management the Compensation Discussion and Analysis ("CD&A"), and based on such discussions, determining whether to recommend to the Board that the CD&A be included in the Company's annual proxy statement or Form 10-K, as applicable. The Compensation Committee also reviews and makes recommendations to the Board with respect to the adoption (or submission to stockholders for approval) or amendment of such executive incentive compensation plans and all equity-based compensation plans for the Company (other than equity-based plans covering only directors of the Company). Furthermore, the Compensation Committee exercises the powers and performs the duties, if any, assigned to it from time to time under any compensation or benefit plan of the Company or any of its subsidiaries.

        The Compensation Committee performs a review, at least annually, of the goals and objectives of the Company and establishes the goals and objectives for the CEO. In addition, the Compensation Committee annually evaluates the performance of the CEO, including evaluating the CEO's performance in light of the goals and objectives relevant to his compensation. The Compensation Committee has the sole authority to set the CEO's compensation based on this evaluation and the Company's compensation philosophy. The Compensation Committee also reviews and approves at least annually the compensation of each other executive officer of the Company. In addition to the CEO, the Compensation Committee oversees the annual performance evaluation process of the other executive officers of the Company.

        The Compensation Committee has delegated to the CEO the authority to grant stock awards to eligible participants (other than executive officers of the Company), the interpretative authority under the Company's incentive compensation plans for interpretations and determinations relating to the grant of stock awards to such eligible participants and the modification of the terms of such a participant's award following termination of employment. Additionally, the CEO makes recommendations to the Compensation Committee regarding the compensation of the officers who report directly to him. His recommendations are based on input from the Executive Vice President, Human Resources and Labor Relations and his staff, and the Compensation Committee's independent compensation consultant. The Compensation Committee has the authority to review, approve and revise these recommendations as it deems appropriate.

        The Compensation Committee has the authority in its sole discretion, to retain or obtain the advice of a compensation consultant, independent legal counsel or other adviser (each, a "compensation adviser"). The Committee may select a compensation adviser, to the extent required by applicable NYSE rules, only after taking into consideration all factors relevant to the compensation adviser's independence from management, including the factors specified by NYSE rules. The Committee shall be directly responsible for the appointment, compensation and oversight of the work of any compensation adviser retained by the Committee. It also has the authority, without further Board approval, to obtain, at the expense of the Company, advice and assistance from internal and external legal, accounting or other advisors as it deems advisable. The Compensation Committee is responsible for determining the scope of the executive compensation services provided by any consultant, including its fees.

  Role of Compensation Consultant in Determining Executive Compensation

        The Compensation Committee has retained Exequity LLP ("Exequity") as its independent compensation consultant since November 2010. A representative of Exequity regularly attends Compensation Committee meetings, participates in discussions regarding executive compensation issues, and, from time to time and in connection with the setting of incentive compensation targets, makes executive compensation recommendations to the Compensation Committee based on available marketplace compensation data for U.S. peer airlines and certain non-airline companies with comparable revenue and other characteristics. Exequity reports exclusively to the Compensation Committee and does not provide any additional services to the Company.

        In November 2010, the Compensation Committee adopted a conflict of interest policy governing the relationship with this compensation consultant in order to ensure objectivity and minimize the potential for conflicts of interest in the delivery of executive compensation advice. The policy establishes management's obligation to report periodically to the Compensation Committee the scope and amount of work being performed by the consultant or its affiliates for the Company. The policy also specifies that the consultant reports directly to the Compensation Committee and has direct access to the Committee through its Chairman (or in the case of services being provided to the Board, through the Lead Director). The policy prohibits the consultant from soliciting business from the Company other than work on behalf of the Compensation Committee or the Board and requires the consultant to develop policies and procedures to prevent any employee of the consultant who advises the Compensation Committee or the Board from discussing such services with other employees of the consultant who currently provide other services to the Company or who were providing other services during the prior year. The Compensation Committee has assessed the independence of Exequity pursuant to SEC rules and concluded that Exequity's work for the Compensation Committee does not raise any conflict of interest.

  Executive Committee

        The Executive Committee met five times during 2014 and has a written charter adopted by the Board, which is available on the Company's website, www.ir.united.com, by following the link "Governance" and selecting "Executive" under the heading "Committee Charters." The Executive Committee is authorized to exercise all the powers of the Board, subject to certain limitations, in the management of the business and affairs of the Company, excluding any powers granted by the Board, from time to time, to any other Committee of the Board.

  Finance Committee

        The Finance Committee met five times during 2014 and has a written charter adopted by the Board, which is available on the Company's website, www.ir.united.com, by following the link "Governance" and selecting "Finance" under the heading "Committee Charters." The Finance Committee is responsible for, among other things: (i) reviewing financial plans and budgets and cash management policies and activities; (ii) evaluating and advising the Board on any proposed merger or consolidation, or any significant acquisition or disposition of assets; (iii) evaluating and advising the

Board on business opportunities and financing transactions; (iv) evaluating capital structure and recommending certain proposed issuances of securities; and (v) reviewing strategies relating to financial, operating, economic or hazard risk.

  Nominating/Governance Committee

        The Nominating/Governance Committee met five times during 2014 and has a written charter adopted by the Board, which is available on the Company's website, www.ir.united.com, by following the link "Governance" and selecting "Nominating/Governance" under the heading "Committee Charters." All of the members of the Nominating/Governance Committee are independent as defined by the NYSE's applicable listing standards.

        The Nominating/Governance Committee is responsible for, among other things: (i) identifying, evaluating and recommending for nomination individuals qualified to be Board members, other than directors appointed by holders of preferred stock of the Company; (ii) developing, recommending and periodically reviewing the Company's Corporate Governance Guidelines and overseeing corporate governance matters; (iii) reviewing and overseeing the Company's succession planning process for executive officers, including the CEO; (iv) overseeing an annual evaluation of the Board and its Committees; and (v) reviewing and making recommendations to the Board with respect to director compensation. In discharging its duties, the Nominating/Governance Committee has the authority to conduct or authorize investigations into any matters within the Committee's scope of responsibilities. The Nominating/Governance Committee can form and delegate authority to subcommittees.

        The Nominating/Governance Committee has the sole authority to retain and terminate any search firm to be used to identify director candidates, including sole authority to approve the search firm's fees and other terms of engagement. It also has the authority, without further Board approval, to obtain, at the expense of the Company, advice and assistance from internal or external legal, accounting or other advisors as it deems advisable.

  Public Responsibility Committee

        The Public Responsibility Committee met four times during 2014 and has a written charter adopted by the Board, which is available on the Company's website, www.ir.united.com, by following the link "Governance" and selecting "Public Responsibility" under the heading "Committee Charters."

        The Public Responsibility Committee is responsible for oversight of: (i) the Company's policies, positioning and practices concerning broad public policy issues, including those that relate to safety (including workplace safety and security); environmental affairs; political and governmental policies; consumer affairs; civic activities and business practices that impact communities in which the Company does business; and charitable, political, social and educational organizations; (ii) management's identification, evaluation and monitoring of the social, political and environmental trends, issues and concerns, domestic and international, that affect or could affect the Company's reputation, business activities and performance or to which the Company could make a meaningful contribution; and (iii) the Company's general philosophy regarding diversity, including, without limitation, employee diversity and supplier diversity, as it relates to Company policies and practices.

Compensation Committee Interlocks and Insider Participation

        The Compensation Committee is currently composed of Messrs. Walker, Isaacson, Meyer and Yamarone, each of whom is an independent, non-management director, and no member of the Committee has ever been an officer or employee of the Company or any of its subsidiaries. None of our executive officers has served as a member of any board of directors or compensation committee of any other company for which any of our directors served as an executive officer at any time since January 1, 2014.

Certain Relationships and Related Transactions

  Review, Approval or Ratification of Transactions with Related Parties

        The Board recognizes that transactions involving the Company and related parties present a heightened risk of conflicts of interest. In order to ensure that the Company acts in the best interest of its stockholders, the Board has adopted a written policy for the review and approval of any Related Party Transaction (as defined below). It is the policy of the Company that any Related Party Transaction must be approved or ratified by the Audit Committee or, if the Board determines that a transaction should instead be reviewed by all of the disinterested directors on the Board, by a majority of the disinterested directors on the Board. No director is permitted to participate in the review or approval of a Related Party Transaction if such director or his or her immediate family member is a Related Party (as defined below). In reviewing a proposed transaction, the Audit Committee or the disinterested directors must (i) satisfy themselves that they have been fully informed as to the Related Party's relationship and interest and as to the material facts of the proposed transaction, (ii) consider all of the relevant facts and circumstances available to them, including but not limited to: the benefits to the Company, the impact on a director's independence, the availability of other sources for comparable products or services, the terms of the transaction, and the terms available to unrelated third parties or to employees generally, and (iii) determine whether or not the proposed transaction is fair to the Company and is not inconsistent with the best interests of the Company and its stockholders.

        If the Company enters into a transaction that (i) the Company was not aware constituted a Related Party Transaction at the time it was entered into but which it subsequently determines is a Related Party Transaction, or (ii) did not constitute a Related Party Transaction at the time such transaction was entered into but thereafter becomes a Related Party Transaction, then in either such case the Related Party Transaction shall be presented for ratification by the Audit Committee or a majority of the disinterested directors on the Board. If such Related Party Transaction is not ratified by the Audit Committee or a majority of the disinterested directors, then the Company shall take all reasonable actions to attempt to terminate the Company's participation in the transaction.

        As set forth in the policy, a "Related Party Transaction" is a transaction (including any financial transaction, arrangement or relationship (including an indebtedness or guarantee of indebtedness)), or series of similar transactions, or any material amendment to any such transaction, in which:

  (a)
  the aggregate amount involved is or is expected to exceed $120,000,

  (b)
  a Related Party had, has or will have a direct or indirect material interest (other than solely as a result of being a director, limited partner or less than 10% beneficial owner (together with all other Related Parties) of another entity that is party to the transaction), and

  (c)
  the Company is a participant.

        For purposes of this definition, a "Related Party" means (i) an executive officer of the Company, (ii) a director of the Company or nominee for director of the Company, (iii) a person (including an entity or group) known to the Company to be the beneficial owner of more than 5% of any class of the Company's voting securities, or (iv) an individual who is an immediate family member of an executive officer, director, nominee for director or 5% stockholder of the Company.

  Related Party Transactions

        The Company has not entered into any Related Party Transactions (as defined above) since January 1, 2014.

BENEFICIAL OWNERSHIP OF SECURITIES

Certain Beneficial Owners

        The following table shows the number of shares of our voting securities owned by any person or group known to us as of April 13, 2015, to be the beneficial owner of more than 5% of any class of our voting securities.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Ownership	Percent of Class(1)
Capital World Investors(2)	Common Stock	40,160,231	10.8%
333 South Hope Street
Los Angeles, CA 90071
T. Rowe Price Associates, Inc.(3)	Common Stock	23,749,179	6.4%
100 E. Pratt Street
Baltimore, MD 21202
Janus Capital Management LLC(4)	Common Stock	22,247,541	6.0%
151 Detroit Street
Denver, CO 80206
The Vanguard Group(5)	Common Stock	21,591,009	5.85%
100 Vanguard Blvd.
Malvern, PA 19355
FMR LLC(6)	Common Stock	21,393,381	5.77%
245 Summer Street
Boston, MA 02210
Blackrock Inc.(7)	Common Stock	20,782,581	5.6%
55 East 52nd Street
New York, NY 10022
PRIMECAP Management Company(8)	Common Stock	19,890,871	5.18%
225 South Lake Ave.
Pasadena, CA 91101
United Airlines Pilots Master Executive Council, Air Line Pilots Association, International(9)	Class Pilot MEC Junior	1	100%
9550 West Higgins Road, Suite 1000	Preferred Stock
Rosemont, IL 60018
International Association of Machinists and Aerospace Workers(9)	Class IAM Junior	1	100%
District #141	Preferred Stock
900 Machinists Place
Upper Marlboro, MD 20722

(1)
Percentage of class of voting securities reported as of December 31, 2014.

(2)
Based on Schedule 13G/A (Amendment No. 6) filed on February 13, 2015, in which Capital World Investors reported sole voting power and sole dispositive power for 40,160,231 shares. According to Amendment No. 6, Capital World Investors is a registered investment adviser and a division of Capital Research and Management Company. Capital World Investors reported that it is deemed to be the beneficial owner of the shares reported in the table above as a result of Capital Research and Management Company acting as investment adviser to various investment companies.

(3)
Based on Schedule 13G/A (Amendment No. 4) filed on February 11, 2015, in which T. Rowe Price Associates, Inc. reported sole voting power for 8,204,589 shares and sole dispositive power for 23,749,179 shares. According to Amendment No. 4, T. Rowe Price Associates, Inc. is a registered investment adviser.

(4)
Based on Schedule 13G filed on February 18, 2015, in which Janus Capital Management LLC reported sole voting power and sole dispositive power for 22,239,015 shares and shared voting power and shared dispositive power for 8,526 shares. According to the filing, Janus Capital Management LLC is a registered investment adviser.

(5)
Based on Schedule 13G/A (Amendment No. 1) filed on February 10, 2015, in which The Vanguard Group reported sole voting power for 254,178 shares, sole dispositive power for 21,348,355 shares and shared dispositive power for 242,654 shares. According to the 13G/A, The Vanguard Group is a registered investment adviser.

(6)
Based on Schedule 13G/A (Amendment No. 10) filed on February 13, 2015, in which FMR LLC reported sole voting power for 1,291,941 shares and sole dispositive power for 21,393,381 shares. According to Amendment No. 10, FMR LLC, the parent holding company of Fidelity Management & Research Company, a wholly owned registered investment adviser, and Mr. Edward C. Johnson 3d, Chairman of FMR LLC, may be deemed to beneficially own the shares reported in the table above. Fidelity Management & Research Company exercises the sole power to vote the shares beneficially owned by the Fidelity Funds pursuant to written guidelines established by the board of trustees of each Fidelity Fund.

(7)
Based on Schedule 13G/A (Amendment No. 2) filed on February 9, 2015, in which BlackRock, Inc. reported sole voting power for 18,398,935 shares and sole dispositive power for 20,782,581 shares. According to Amendment No. 2, BlackRock, Inc. is a parent holding company or control person in accordance with Rule 13d-1(b)(1)(ii)(G).

(8)
Based on Schedule 13G filed on April 7, 2015, in which PRIMECAP Management Company reported sole voting power for 6,256,570 shares and sole dispositive power for 19,890,871 shares. According to the filing, PRIMECAP Management Company is a registered investment adviser.

(9)
Shares of Class Pilot MEC and Class IAM stock elect one ALPA and IAM director, respectively, and have one vote on all matters submitted to the holders of Common Stock other than the election of directors.

Directors and Executive Officers

        The following table shows the number of shares of our voting securities owned by the named executive officers identified in this proxy statement (including two executive officers who have departed from the Company), our directors and director nominees, and all of our executive officers and directors as a group as of April 13, 2015. The person or entities listed below have sole voting and investment power with respect to all shares of our Common Stock beneficially owned by them, except to the extent this power may be shared with a spouse.

Name of Beneficial Owner	Title of Class	Amount and Nature of Ownership		Percent of Class
James E. Compton	Common Stock	65,529		*
Carolyn Corvi	Common Stock	13,861	(1)(2)	*
Richard A. Delaney	Common Stock	0		*
Jeffrey T. Foland**	Common Stock	0		*
Jane C. Garvey	Common Stock	2,608	(1)	*
Gregory L. Hart	Common Stock	26,135		*
James J. Heppner	Common Stock	11		*
Walter Isaacson	Common Stock	6,458	(1)	*
Peter D. McDonald**	Common Stock	0		*
Henry L. Meyer III	Common Stock	35,384	(1)(3)	*
Oscar Munoz	Common Stock	35,764	(1)(3)	*
William R. Nuti	Common Stock	1,458	(1)	*
John D. Rainey	Common Stock	64,934		*
Laurence E. Simmons	Common Stock	17,009	(1)(4)	*
Jeffery A. Smisek	Common Stock	490,030		*
David J. Vitale	Common Stock	11,458	(1)	*
John H. Walker	Common Stock	7,458	(1)	*
Charles A. Yamarone	Common Stock	16,222	(1)(5)	*
Directors and Executive Officers as a Group (23 persons)	Common Stock	951,781		*

*
Less than 1% of outstanding shares.

**
Mr. Foland departed from the Company effective January 16, 2015, and Mr. McDonald departed from the Company effective February 28, 2014.

(1)
Includes 1,458 shares of Common Stock that will be issued upon the vesting of deferred stock units within 60 days following April 13, 2015.

(2)
Includes 7,875 options to purchase shares of our Common Stock at $17.67 per share.

(3)
Includes 5,250 options to purchase shares of our Common Stock at $22.50 per share, 5,250 options to purchase shares of our Common Stock at $32.48 per share, 7,875 options to purchase shares of our Common Stock at $11.87 per share and 7,875 options to purchase shares of our Common Stock at $8.79 per share.

(4)
Includes 7,875 options to purchase shares of our Common Stock at $14.25 per share.

(5)
Includes 5,250 options to purchase shares of our Common Stock at $22.50 per share and 5,250 options to purchase shares of our Common Stock at $32.48 per share.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities. Such executive officers, directors and beneficial owners are required by SEC regulation to furnish us with copies of all Section 16(a) forms filed by such reporting persons. Based solely on a review of such reports filed by or on behalf of such persons in this regard and written representations from them, we believe that all Section 16(a) reporting requirements were timely fulfilled during 2014, other than one Form 4 filing for Jane C. Garvey to report the purchase of shares in a broker discretionary transaction, which was filed late due to a broker administrative error, and was filed promptly upon discovery.

Equity Compensation Plan Information

        The following table sets forth information as of December 31, 2014 regarding the number of shares of our Common Stock that may be issued under the Company's equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by security holders
Options	599,207
Restricted Stock Units	3,770,923

Subtotal	4,370,130	(1)	$4.54	(2)	4,263,359	(3)
Equity compensation plans not approved by security holders	247,142	(4)	$21.45		3,293,875	(5)

Total	4,617,272		$5.45		7,557,234

(1)
In addition to this amount, the Company has issued 683,863 restricted shares that were not vested as of December 31, 2014. These unvested restricted shares are included in the total number of outstanding shares at December 31, 2014. All stock-based compensation plans, including the stock-based compensation plans that were not approved by security holders, are discussed in Note 5—Share-Based Compensation Plans of the Combined Notes to the Consolidated Financial Statements included in "Item 8. Financial Statements and Supplementary Data" in the Company's Annual Report on Form 10-K for the year ended December 31, 2014 (the "2014 Form 10-K").

(2)
Includes restricted stock units with an exercise price of $0. The weighted average exercise price of options is $33.14.

(3)
Includes 327,686 shares available under the amended and restated 2006 Director Equity Incentive Plan and 3,935,674 shares available under the 2008 Incentive Compensation Plan.

(4)
Represents shares issuable pursuant to stock options assumed in connection with the Merger, including stock options outstanding under the following pre-Merger plans: Continental Airlines, Inc. 1998 Incentive Plan (31,500 shares); Continental Airlines, Inc. Incentive Plan 2000 (31,500 shares); and United Continental Holdings, Inc. Incentive Plan 2010 (the "Incentive Plan 2010") (184,142 shares).

(5)
Represents 3,293,875 shares available under the Incentive Plan 2010.

Incentive Plan 2010

        The Incentive Plan 2010 was adopted by the Board of Directors of Continental in December 2009 and approved by Continental stockholders in 2010, and was assumed by the Company in connection with the Merger on October 1, 2010. Stock options outstanding prior to the Merger that remain outstanding will vest on their original vesting schedule. The Incentive Plan 2010 provides for the grant of non-qualified stock options, incentive stock options, stock appreciation rights ("SARs"), restricted stock awards, performance awards, incentive awards and other stock awards. Employees who were employed by United Air Lines prior to the Merger closing date are not eligible to receive grants of equity-based awards under the Incentive Plan 2010.

        The Incentive Plan 2010 is administered by the Compensation Committee with respect to awards made to persons subject to Section 16 of the Exchange Act, and by the Compensation Committee or the Chief Executive Officer with respect to awards made to persons who are not subject to Section 16 of the Exchange Act, unless the Incentive Plan 2010 otherwise specifies that the Compensation Committee will take specific action or the Compensation Committee specifies that it will serve as administrator.

        Subject to adjustment for changes in capitalization, the aggregate number of shares which may be granted under the Incentive Plan 2010 is not to exceed 3,937,500 shares (which reflects the adjustment based on the exchange ratio that applied in connection with the Merger). To the extent that an award lapses, is terminated or is forfeited, or an award is paid in cash such that all or some of the shares of Common Stock covered by the award are not issued to the holder, any such forfeited or unissued shares of Common Stock then subject to such award will be added back to the number of shares available for issuance under the plan. No awards may be granted under the Incentive Plan 2010 after November 30, 2019.

        The exercise price for all stock options and SARs under the Incentive Plan 2010 may not be less than the fair market value of a share of Common Stock on the date of grant. Stock options and SARs may not be exercisable after the expiration of 10 years following the date of grant. Performance awards and incentive awards may be granted in the form of restricted stock units or such other form as determined by the plan administrator.

        Vesting and exercisability of awards may be based on continued employment, the satisfaction of certain performance measures, such other factors as the administrator may determine, or a combination of such factors. Awards granted under the Incentive Plan 2010 that vest based solely on the continued employment of the holder may not become exercisable or vest in full in less than three years from the date of grant, and awards that are based on the satisfaction of performance measures are subject to a minimum waiting period for vesting or exercise of one year from the date of grant. However, awards that have conditions related to both time and performance measures may vest or become exercisable upon the earlier satisfaction of the performance measures, subject to the one-year waiting period. The exercisability and vesting requirements set forth above are not applicable to: (i) acceleration of exercisability or vesting upon the death, disability or retirement of the holder and upon certain other terminations as provided pursuant to any employment agreement entered into prior to December 1, 2009; (ii) acceleration of exercisability or vesting upon a change in control or certain other corporate changes affecting the Company; and (iii) grants of awards made in payment of other earned cash- based incentive compensation. In addition, the plan administrator has the discretion to grant an award that does not contain the minimum exercisability and vesting requirements provided that the aggregate number of shares that may be subject to such awards may not exceed 5% of the aggregate maximum number of shares that may be issued pursuant to the plan.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

        2014 Results.    In 2014, we focused on improving our operations and customer service, driving more revenue and reducing our costs. Below are certain 2014 financial and operational highlights and recent accomplishments and an explanation of linkages to our compensation programs.

  •
  The Company's stock price increased 77% in 2014 and our market capitalization increased approximately $11 billion in 2014. Two-thirds of our long-term incentives are directly linked to our stock price performance.

  •
  The Company achieved approximately $380 million of non-fuel savings and approximately $200 million of fuel savings in 2014, the first full year of United's Project Quality, which is our initiative to reduce costs by $2 billion annually and increase ancillary revenue by $700 million annually by the end of 2017. Project Quality initiatives are designed to reduce fuel consumption, increase productivity, reduce sourcing costs, improve maintenance processes and inventory procedures, and optimize distribution methods. It also projects increasing ancillary revenue by providing new customer choices, optimizing pricing on existing products and expanding availability of ancillary products through additional channels.

  •
  We recorded pre-tax income of $1.889 billion for 2014, excluding special items(1), compared to pre-tax income of $1.059 billion for 2013, excluding special items. This performance resulted in payments under our 2014 Annual Incentive Program awards at the stretch level with respect to the portion of the award based on our financial performance (representing 80% of the total target opportunity). Substantially all of our employees participated in profit sharing plans in 2014 and earned $235 million in profit sharing payments. Our profit sharing programs generally pay between 5% and 20% of total pre-tax profit to eligible employees, depending on the plan and our financial results (excluding our officers and certain other management-level employees, who are not eligible to receive profit sharing)(2).

  •
  We earned a 12.9% return on invested capital ("ROIC") in 2014. Our long-term incentive compensation includes performance-based restricted stock unit ("Performance-Based RSU") awards with performance measured based on our ROIC achievement. For the 2012-2014 performance period, our ROIC (10.4%) exceeded the stretch level of performance, which required our ROIC to exceed our three year cost of capital by 100 basis points. These 2012 awards were settled in cash during the first quarter of 2015.

  •
  Our long-term incentives include Long-Term Relative Performance Awards that measure and reward performance based on the Company's cumulative pre-tax margin as compared with an industry peer group. We did not achieve entry level performance under the awards granted in

(1)
See "Item 6. Selected Financial Data—Reconciliation of GAAP to Non-GAAP Financial Measures" in the 2014 Form 10-K for information on these special items, which consisted primarily of severance and benefit costs, integration-related costs, costs associated with permanently grounding Embraer ERJ 135 aircraft, impairment of assets, mark-to-market fuel hedge losses settling in future periods, loss on debt extinguishment and asset sales, as well as other special charges. Unless otherwise indicated, references to net income and earnings exclude such special items.

(2)
Subject to the terms of the applicable joint collective bargaining agreements, co-workers in the fleet service, storekeeper, and passenger service workgroups and our pilots participate in an adjusted profit sharing award pool depending on our pre-tax margin results.

    2012 and no payments were made for the performance period that ended December 31, 2014. We continue to focus on improvement in our pre-tax margin performance.

  •
  Our consolidated passenger revenue per available seat mile increased 1.6% in 2014 as compared to 2013. Our 2014 consolidated unit costs decreased 1.6% in 2014 as compared to 2013 when adjusted for capacity increase (0.3%).

  •
  In July 2014, we launched a $1 billion share repurchase program and returned approximately $320 million to our stockholders in the first two quarters of that program. In addition, in 2014, the Company spent $310 million to retire convertible debt that was convertible into approximately 5.8 million shares of UAL common stock.

  •
  In 2014, we continued to strengthen our balance sheet, pre-paying over $1.5 billion of debt, and lowering our interest expense in 2014 by $48 million year-over-year.

  •
  We continue to invest in our future through investment in training our people to create a more flyer-friendly experience for our customers. In 2014, we defined on board product standards and rolled out customer service standards, including training and education for employees at airports, contact centers, and on board aircraft. The Compensation Committee retained the customer satisfaction metric as a component of the 2014 Annual Incentive Program (representing 20% of the total target opportunity). For 2014, the Committee adjusted measurement of customer satisfaction so that performance required monthly improvement over the prior three-month rolling average customer satisfaction scores. Our scores did not meet the entry level (six months of monthly improvement) during 2014 and no payment was made with respect to this portion of the annual awards.

        Compensation Philosophy.    A number of these financial and operational highlights are directly tied to performance under our executive compensation program awards, and specific links to our awards are noted above. Our compensation philosophy continues to be based on achieving the following objectives:

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  aligning the interests of our stockholders and executives;

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  linking executive pay to performance; and

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  attracting, retaining and appropriately rewarding our executives in line with market practices.

        The 2014 executive compensation programs were designed to directly link compensation opportunities to the financial and operational performance metrics that we believe are appropriate measures of success in our business: annual pre-tax income, long-term pre-tax margin performance improvement relative to our industry peers, ROIC, stock price performance and customer satisfaction.

        Notable 2014 Events.    Many of the items discussed in our Compensation Discussion and Analysis and the related executive compensation disclosures are comparable to our discussion for 2013 given that our compensation elements from 2013 to 2014 were similar. Items of note with respect to our 2014 discussion and disclosures include the following:

  •
  Two of the named executive officers have departed from the Company. Jeffrey T. Foland, our former Executive Vice President and Chief Marketing and Strategy Officer, departed from the Company effective January 16, 2015 and Peter D. McDonald, our former Executive Vice President and Chief Operations Officer, departed from the Company effective February 28, 2014.

  •
  Our named executive officer group includes a new executive officer in connection with our promotion of Gregory L. Hart to the position of Executive Vice President and Chief Operations Officer effective February 28, 2014 and related increases in his compensation.

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  The employment agreements for all officers other than our CEO expired September 30, 2014 following notice of non-renewal by the Company. Each of our Executive Vice Presidents and our Vice Chairman and Chief Revenue Officer now are participants under the United Continental Holdings, Inc. Executive Severance Plan, which provides benefits upon separation similar to the benefits provided under the prior employment agreements.

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  Benefits under the Continental Retirement Plan ("CARP") were frozen as of December 31, 2013 and effective January 1, 2014 the Company extended its tax qualified 401(k) benefits and excess 401(k) cash direct and cash match program to former Continental management and administrative employees, including certain of the named executive officers who did not previously participate in these programs.

  •
  Significant UAL stock price appreciation during 2014 resulted in a substantial increase in the values realized with respect to equity awards during 2014 as compared to 2013.

  •
  Changes in the interest rate and other assumptions in 2014 as compared to 2013 resulted in year over year increases in the present value of the accumulated pension benefits under CARP and SERP. The assumptions in effect for 2013 had a negative year-over-year change in the present value of accumulated pension benefits as compared to 2012.

        Consideration of Prior Say-on-Pay Vote.    A key objective of our executive compensation program is linking the interests of our executives with the interests of our stockholders, and we place emphasis on maintaining an executive compensation program that addresses and satisfies the key concerns of our stockholders. Our "say-on-pay" proposal received approximately 96% approval from our stockholders at our 2014 annual stockholder meeting. The Committee considers this voting result to be a strong endorsement of our executive pay programs and has not made any changes to the executive compensation program based on the results of the 2014 say-on-pay vote. The Committee considers stockholder interests and concerns relating to executive pay as it designs our executive compensation program and implements specific compensation elements that represent what it believes to be best practices. The Compensation Committee will continue to consider stockholder feedback, including say-on-pay voting results, as part of its decision-making process.

Tight Linkage Between Performance and Executive Pay

        The compensation opportunities of our executives are directly tied to the performance of the Company. Our pay-for-performance philosophy is demonstrated by the following elements of our executive compensation program for 2014:

  •
  Approximately 93% of our CEO's 2014 total targeted pay was tied to Company performance, and an average of approximately 77% of our other named executive officers' 2014 total targeted pay was composed of incentives tied to Company performance. The charts below show the allocation of 2014 targeted pay across base salary, the annual incentive award, and the long-term incentive awards for our CEO and for our other named executive officers in the 2014 Summary

    Compensation Table (excluding Mr. McDonald, who departed in February 2014 and did not receive any 2014 incentive awards).

  •
  In 2014, our long-term incentives continued to represent the single largest component of our named executive officers' targeted pay, representing approximately 82% of total targeted pay for our CEO and an average of approximately 47% of total targeted pay for our other named executive officers (excluding Mr. McDonald, who departed in February 2014 and did not receive any 2014 incentive awards).

  •
  Our 2014 awards are directly tied to Company performance metrics that we believe are appropriate measures of our success and that will lead to value for our stockholders: annual pre-tax income, ROIC, long-term pre-tax margin performance improvement (measured on a relative basis versus our industry peers), stock price performance, and customer satisfaction.

  •
  Our performance metrics are largely focused on absolute performance goals. We balance these absolute goals with a relative performance goal that measures our long-term pre-tax margin performance as compared to our industry peers. This structure is designed to motivate a focus on performance versus our financial plan and as compared to our peers.

  •
  Two-thirds of the targeted value of our 2014 long-term incentive awards is tied to our stock price performance, which links executives' pay directly to the creation of value for our stockholders.

Our Executive Compensation Governance Practices

        Our executive compensation policies and practices include the following features, which we believe illustrate our commitment to corporate governance "best practices" and the program principles stated above:

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  We eliminated employment agreements during 2014 for all officers other than our CEO and replaced such agreements with standardized severance policies.

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  We utilize multiple performance metrics to motivate and reward achievements that we believe are complementary of one another and that contribute to the long-term creation of stockholder value.

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  We utilize performance measures that emphasize absolute performance goals, which provide the primary links between incentive compensation and the Company's business strategy and financial results, while providing balance through relative performance goals, which measure Company performance in comparison to an industry peer group.

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  Our 2014 annual incentive awards, Long-Term Relative Performance awards and Performance-Based RSUs include a limit on the maximum payout opportunities.

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  The Compensation Committee is comprised solely of independent directors and approves all compensation for our Section 16 reporting officers.

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  The Compensation Committee has retained an independent compensation consultant, who provides services directly to the Compensation Committee, and has adopted an "Independent Executive Compensation Consultant Conflict of Interest Policy," compliance with which is regularly monitored by the Compensation Committee.

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  Pay is targeted at market median levels.

  •
  Our peer group for compensation benchmarking purposes was carefully selected to include well-run companies in general industry, with a primary focus on airlines, aerospace and transportation companies; companies of similar revenue size (i.e., 0.5-2.0 times UAL's revenue); and the largest U.S.-based airlines (regardless of revenue range).

  •
  All long-term incentives have "double-trigger" accelerated vesting provisions such that a change in control transaction alone will not cause immediate vesting of the awards.

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  Our named executive officers are subject to stock ownership guidelines ranging from two to five times base salary.

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  We maintain a securities trading policy, which prohibits pledging and hedging Company securities by our officers and directors.

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  Company policy prohibits excise tax indemnity for change in control transactions.

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  Our programs include claw-back provisions, requiring the return of incentive payments in certain financial restatement situations.

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  No annual incentives are paid to officers unless co-workers receive a profit-sharing payment for the year.

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  Our executive pay program has been designed with features to mitigate against the risk of inappropriate behavior.

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  We have adopted an annual policy for our say-on-pay vote as recommended by our stockholders at our 2011 annual meeting.

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  We regularly communicate with our investors regarding our performance-based incentive awards, particularly the linkage between our compensation program and our ROIC.

Philosophy and Objectives of Our Executive Compensation Program for 2014

        Aligning the interests of our stockholders and executives.    Our 2014 executive compensation program elements were aligned with the interests of our stockholders by linking our incentive compensation performance metrics to the following key indicators of the Company's financial performance: annual pre-tax income; long-term pre-tax margin performance relative to our industry peers; and our level of ROIC achievement. A significant portion of the value of our long-term incentive awards is in the form of performance-based restricted share units and restricted share awards which provide a direct link to our stock value.

        Furthermore, we believe that our executives should have a meaningful financial stake in our long-term success. As described in greater detail below, the Compensation Committee adopted stock ownership guidelines in 2011 that require covered executive officers, including the named executive officers, to maintain a stake in the long-term success of our business. In addition, the Company's Securities Trading Policy prohibits speculative and derivative trading and short selling with respect to our securities by all officers. The policy further prohibits pledging Company securities and hedging transactions with respect to Company securities. We believe these requirements, coupled with our long-term incentive program, effectively align the interests of our executives with those of our stockholders and motivate the creation of long-term stockholder value.

        Our broad-based employee incentive opportunities also are designed to further our objective of aligning the interests of our co-workers with those of our stockholders and customers. Our profit sharing plans provide eligible co-workers with incentives that are aligned with the interests of our stockholders through payout opportunities based on our annual pre-tax profit. The Company also rewards our broad-based co-workers with an on-time arrival incentive program, a perfect attendance program, and quarterly incentives linked to customer satisfaction scores. The 2014 Annual Incentive Program awards to executives also set 20% of the target opportunity based on achievement of customer satisfaction scores. We believe that these programs ensure a focus on operational performance that aligns co-worker performance with customer satisfaction, enhances our product, and ultimately drives financial performance.

        Linking executive pay to performance.    The 2014 awards to our executives are directly tied to the financial performance metrics that we believe are appropriate measures of success in our business: annual pre-tax income; long-term pre-tax margin performance improvement relative to our industry peers; our absolute ROIC performance; and stock price performance. We believe our compensation programs create strong incentives to align our executives' performance to the successful execution of our strategic plan, as well as longer term shareholder value creation.

        Attracting, retaining and appropriately rewarding our executives in line with market practices.    We seek to continue to attract world-class executives and to retain our existing executives primarily by setting our compensation and benefits at competitive levels relative to companies of similar size, scope and complexity. Because we believe that our senior executives have skills that are transferrable across industries, and because we recruit for talent both within the airline industry and also from a broad spectrum of leading businesses, we compare the overall compensation levels of our executives with the compensation provided to executives of a comparator group, as discussed in further detail in "Compensation Process and Oversight—Benchmarking" below. Compensation decisions are also considered and balanced in light of an executive's responsibility level within the organization and a concern for internal pay equity. Compensation and promotion opportunities also take into account each executive's unique skills and capabilities, long-term leadership potential, performance and historic pay levels, and the overall scope of the executive's responsibilities.

Compensation Process and Oversight

        Compensation Committee Role and Management Participation in Setting Executive Compensation.    All 2014 executive compensation decisions with respect to the named executive officers, including final decisions regarding performance goals, salary levels and annual incentive award opportunity levels, were made by the Compensation Committee, with input from Exequity, the Committee's independent compensation consultant. Exequity provides the Compensation Committee with background materials, including preparation of the benchmarking study described below, and participates in committee meetings to support the Committee's executive compensation decision-making process and to respond to questions. Exequity also assists the Committee in performing an annual compensation risk assessment of the Company's compensation programs.

        The Compensation Committee retained Exequity as its independent compensation consultant in October 2010. Exequity reports directly to the Committee, and the Committee has the sole authority to retain and terminate Exequity and to review and approve Exequity's fees and other retention terms. The Committee has adopted an "Independent Executive Compensation Consultant Conflict of Interest Policy" pursuant to which Exequity is required to provide the Committee with regular reports on any work that it performs for the Company. During 2014, Exequity did not perform any work on behalf of the Company other than the executive compensation services provided to the Committee, and Board compensation services provided to the Nominating/Governance Committee. For additional information concerning the Compensation Committee, including its authority and the independent compensation consultant policy, see "Committees of the Board—Compensation Committee" above.

        The Committee also received input and recommendations regarding executive compensation decisions from the Company's Executive Vice President, Human Resources & Labor Relations and members of his human resources team. Mr. Smisek also attends Compensation Committee meetings and provides input with respect to the compensation of the management team other than himself, in particular with respect to the performance and compensation of his direct reports. Members of the Company's financial planning and analysis group participate in discussions with the Committee relating to the Company's financial plan and proposed performance goals under the executive compensation program and members of the Company's internal audit group provide special reports to the Committee outlining the review of procedures and calculations relating to the payout of incentives. Management's annual planning process involves preparation of annual financial forecasts, capital expenditure budgets, and the Company's annual business plan. Based on the Company's 2014 planning process and the financial budget approved by the Board, management developed and proposed performance targets under the 2014 incentive compensation programs. These proposals were evaluated by Exequity, in light of compensation trends, benchmarking and compensation risk factors. The Committee established the performance goals and the compensation arrangements of the Company's executive officers following its review and consideration of all recommendations and data it deemed appropriate. The Committee regularly holds executive sessions to discuss executive compensation practices without members of management present.

        Benchmarking.    We recruit executives not only from within the airline industry, but also from across a broad spectrum of leading businesses. In making compensation decisions, we examine the practices of companies in a general comparator group that is representative of the size (in revenue), scope and complexity of the Company's global business operations, and that includes the largest U.S.-based airline companies (regardless of revenue range).

        The airline industry does not have a sufficient number of relevant peers, given UAL's current size, to establish reliable ranges of competitive market pay for our top executive talent. Accordingly, our benchmarking peer group represents a cross section of the relevant airline peers and comparably sized companies in general industry that the Committee believes are representative of the competitive talent market. The following primary factors are considered in identifying the most appropriate peer companies for compensation benchmarking purposes: well-run companies in general industry, with a primary focus on airlines, aerospace and transportation companies; companies of similar revenue size (i.e., 0.5-2.0 times UAL's revenues); and the largest U.S.-based airlines (regardless of revenue range). Using these factors as a guide, the composition of the peer group was reviewed and unchanged for 2014 compensation decisions, except that AMR Corporation is temporarily excluded due to the impact of bankruptcy. The competitive benchmarking analysis presented to the Committee in December 2013, in advance of the 2014 compensation decisions included the 21 comparator companies noted below.

• 3M Company	• Illinois Tool Works Inc.
• Alcoa Inc.	• Johnson Controls, Inc.
• The Boeing Company	• Lockheed Martin Corporation
• Caterpillar Inc.	• McDonald's Corporation
• Cummins Inc.	• Northrop Grumman Corporation
• Deere & Company	• Raytheon Company
• Delta Air Lines, Inc.	• Southwest Airlines Co.
• FedEx Corporation	• Union Pacific Corporation
• General Dynamics Corporation	• United Parcel Service, Inc.
• Honeywell International Inc.	• United Technologies Corporation
• US Airways Group, Inc.

        Compensation data was obtained from the then most recent proxy statements of our peer group companies (in most cases, the 2013 proxy statement, and reflecting 2012 pay data). In this review, the peer group had median annual revenue of approximately $31.7 billion and the Company's annual revenue at the time of the review was estimated at approximately $37.8 billion.

        We compare total compensation opportunities for our executives to the market median (50th percentile) of our comparator group. Total compensation for our benchmarking purposes means the sum of base salary, annual cash incentive target, and long-term incentive targets. As is customary in these types of pay studies, retirement benefits were not included in the benchmark comparison.

        The compensation information for our comparator group is one factor utilized in setting total compensation for our executives. We believe that any benchmarking of compensation must be balanced with the additional factor of internal parity of compensation among our executives, and must take into account the role and skills of each individual executive. The Compensation Committee reviews all of these relevant factors, but does not apply a specific weighting to the various factors. Development of the Company's current compensation program involved a convergence of the pay structures in place at United and Continental prior to the 2010 merger. The current compensation structure and approach was implemented in 2011 and continued substantially the same through 2014.

        Tally Sheets.    Comprehensive tally sheets covering each of the Company's Section 16 reporting officers, including each of the named executive officers, are provided to the Committee annually in advance of the meeting at which incentive compensation performance targets and award level opportunities are set and at which compensation levels and annual incentive awards are considered and decisions are made. The tally sheets provide a summary for each executive of total targeted and actual compensation levels over a multi-year period, an accumulated summary of outstanding awards, and estimated total payments under alternative separation scenarios. These tally sheets allow the Committee to make prospective pay decisions that are informed by compensation opportunities and earnings for past periods.

Our 2014 Executive Compensation Program

        The following discussion describes our 2014 compensation elements and decisions related to our "named executive officers" or "NEOs." Our 2014 named executive officers consist of:

  •
  Jeffery A. Smisek, Chairman of the Board, President and Chief Executive Officer

  •
  John D. Rainey, Executive Vice President and Chief Financial Officer

  •
  James E. Compton, Vice Chairman and Chief Revenue Officer

  •
  Gregory L. Hart, Executive Vice President and Chief Operations Officer

  •
  Jeffrey T. Foland, former Executive Vice President and Chief Marketing and Strategy Officer

  •
  Peter D. McDonald, former Executive Vice President and Chief Operations Officer

        Mr. Foland departed from the Company effective January 16, 2015 and Mr. McDonald departed from the Company effective February 28, 2014. The separation payments and benefits provided to Messrs. Foland and McDonald are described below under the heading "—Potential Payments upon Termination or Change in Control."

  2014 Key Compensation Components

        The table below summarizes the key components of our 2014 executive compensation program and detailed descriptions of these components appear below the table. The 2014 salary and incentive compensation award levels for each of the named executive officers were considered and approved by the Compensation Committee through the compensation process described above and with reference to the benchmarking data prepared by and reviewed with Exequity. There was no change in the salary or target incentive award levels for any of the continuing named executive officers except for Mr. Hart, who received 2014 compensation adjustments in recognition of his increased position and responsibilities as Executive Vice President and Chief Operations Officer. Mr. McDonald did not receive any 2014 incentive compensation awards in light of his departure from the Company in February 2014.

Compensation Component	Program Type	Performance Measure
Base Salary	• Fixed cash income stream throughout the year	—

Annual Incentive Awards	• Absolute performance	• Pre-tax income (80%)
	• Short-term cash award	• Customer satisfaction (20%)
Long-term Incentive Awards:

• Performance-Based RSUs	• Absolute performance	• ROIC
	• 3-year cliff vesting • Stock price based	• Stock price performance over time
• Cash settled

• Long-Term Relative Performance Awards	• Relative performance • 3-year cliff vesting	• Pre-tax margin improvement relative to industry peer group
• Cash denominated and settled

• Restricted Share Awards	• 3-year ratable vesting	• Stock price performance over time

        Base Salary.    The Compensation Committee sets base salary levels in light of competitive practices among companies of similar size and complexity, to reflect the responsibilities of each executive in the Company, in consideration of internal pay equity, and to balance fixed and variable compensation levels. The 2014 year-end base salary levels for each named executive officer were as follows: Mr. Smisek—$975,000; Mr. Rainey—$850,000; Mr. Compton—$875,000; Mr. Hart—$850,000; and Mr. Foland—$850,000. These salary levels are currently in effect for the continuing named executive officers. Mr. McDonald's base salary at the date of his departure was $850,000.

        The Compensation Committee approved an increase in the base salary for Mr. Hart from $700,000 to $750,000 effective February 28, 2014 in connection with his promotion to Executive Vice President and Chief Operations Officer and in recognition of the related increase in his duties and responsibilities. In September 2014, the Compensation Committee approved adjusting Mr. Hart's salary to the current $850,000 level, effective October 1, 2014. In connection with this adjustment, the Committee reviewed Mr. Hart's background and initiatives upon assuming the lead operations role, recognizing that the Committee had structured his salary at an initial level to permit him the opportunity to demonstrate his capabilities in the new position. The adjustment was also reviewed in light of prior benchmarking analysis and in consideration of internal pay equity with Messrs. Rainey and Foland.

        Annual Incentive Awards.    In 2014, the named executive officers participated in the United Continental Holdings, Inc. Annual Incentive Program (the "AIP"), an annual cash incentive plan adopted pursuant to the Company's Incentive Plan 2010. In order for a payment to be made under the 2014 AIP awards, (i) the Company's 2014 pre-tax income must meet or exceed the entry level pre-tax income established by the Compensation Committee and (ii) a payment must have been made (or will be made) under the Company's broad-based profit sharing plans for employees for such fiscal year. If either of these conditions is not satisfied, no payments are made under the AIP. As a risk mitigation factor, payment also requires that the Company must have an adequate level of unrestricted cash at the end of the performance period, as determined by the Committee. The awards permit the exercise of negative discretion to reduce award payments (but not positive discretion to increase award payments). Under the AIP, "pre-tax income" means, with respect to a fiscal year, the aggregated consolidated net income adjusted to exclude reported income taxes of the Company for such year as shown on the Company's consolidated financial statements for such year, but calculated excluding any special, unusual or non-recurring items as determined by the Compensation Committee in accordance with applicable accounting rules.(3)

        The 2014 award opportunities under the AIP were based on an individual award opportunity granted to each participant, with threshold payout equal to 50% of the target opportunity, target payout equal to 100% of the target opportunity, and stretch payout equal to 200% of the target opportunity. The target award opportunity was allocated so that (1) 80% of the target opportunity was allocated to achievement of pre-tax income performance goals and (2) 20% of the target opportunity was allocated to achievement of customer satisfaction performance goals. The 2014 AIP individual target level opportunities for each of the named executive officers were expressed as a percentage of the executives' base salary earned during the year as follows: Mr. Smisek—150% and 135% for each of Messrs. Rainey, Compton, Hart and Foland. The 2014 pre-tax income performance goals, representing 80% of the targeted award opportunity, were threshold—$1.060 billion, target—$1.401 billion, and stretch—$1.742 billion. Consistent with AIP awards in prior years, the target pre-tax income level was set at the Company's 2014 budget level as reviewed with and approved by the Board of Directors. In addition to the pre-tax income performance measure, the Compensation Committee also included a customer satisfaction metric as a component of the 2014 AIP awards, representing 20% of the targeted award opportunity. For 2014, the Committee adjusted measurement of customer satisfaction so that performance required monthly improvement over the prior three-month rolling average customer satisfaction scores, with the goals set as entry—6 months of improvement; target—8 months of improvement; and stretch—10 months of improvement.

        For 2014, the Company achieved pre-tax income, excluding special items, of $1.889 billion and eligible employees received payments pursuant to the Company's profit sharing plans. This performance reflects performance at the stretch level with respect to the pre-tax income performance goal (representing 80% of the target opportunity). With respect to the customer satisfaction goal (representing 20% of the target opportunity), the Company achieved four months of improvement as compared with the prior three month rolling averages which did not meet the required entry level. The combined 2014 performance relating to pre-tax income and customer satisfaction resulted in payments under the AIP at 160% of the total target opportunity. Payments under the AIP are included in the 2014 Summary Compensation Table under the column captioned "Non-Equity Incentive Plan Compensation." The named executive officers are not eligible to receive payments under our profit sharing plans.

(3)
See "Item 6. Selected Financial Data—Reconciliation of GAAP to Non-GAAP Financial Measures" in the 2014 Form 10-K for information on these special items.

        2014 Long-Term Incentive Awards.    In designing the long-term incentive award structure for the Company, the Compensation Committee divided the long-term incentive opportunity into three separate awards, each of which has a three-year performance or vesting period. This design was put in place for 2011 awards and has continued, with the 2014 long-term incentives structured as follows:

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  Performance-Based RSUs:  Designed to reward the creation of economic value, measured by our ROIC achievement;

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  Long-Term Relative Performance Awards:  Designed to motivate pre-tax margin performance relative to our airline peers; and

  •
  Restricted Share Awards:  Intended to align executives' interests with the creation of stockholder value and to support retention over the vesting period.

Mr. Smisek's 2014 compensation opportunity was evaluated with reference to the benchmarking review presented to the Committee in December 2013 in advance of the February compensation decisions. Mr. Smisek's compensation was set to correspond to the median level of the peer group companies and the Committee determined that no changes were necessitated in his 2014 target compensation level in connection with such benchmarking review. With respect to the remaining named executive officers, the total long-term incentive target opportunities were established with reference to the benchmarking analysis conducted by Exequity and discussed with the Committee in December 2013 and in light of the Committee's consideration of compensation parity across the Company's leadership team as another important factor in the decision process. For the named executive officers, the 2014 total long-term incentive target level opportunities were as follows: Mr. Smisek—$10,693,500; Mr. Rainey—$1,700,000; Mr. Compton—$2,205,000; Mr. Hart—$1,500,000; and Mr. Foland—$1,700,000. See "—Compensation Process and Oversight—Benchmarking" above. The 2014 total long-term target opportunities were divided equally between each of the three long-term incentive awards.

  •
  Performance-Based RSUs.  In 2011, the Compensation Committee adopted the United Continental Holdings, Inc. Performance-Based RSU Program (the "RSU Program"), pursuant to the provisions of the Company's 2008 Incentive Compensation Plan. The RSU Program requires the Company to achieve specified levels of ROIC. For 2014, the ROIC goals were set as absolute levels of ROIC performance. Each RSU represents the potential right to receive a cash payment at the end of a three-year performance period based on the average closing price of the Company's Common Stock over the 20 trading days preceding the end of the performance period, subject to a maximum payment amount as established by the Committee at the date of grant. The number of RSUs that become vested under the RSU Program increases as the Company's ROIC for the performance period exceeds the specified goal. If the Company achieves at least the minimum level of performance, the awards will be settled in cash following the end of the three-year performance period. As a risk mitigation factor, payment also requires that the Company must have an adequate level of unrestricted cash at the end of the performance period, as determined by the Committee.

    The 2014 Performance-Based RSU awards have a performance period of January 1, 2014 through December 31, 2016. The ROIC definition applicable to the 2014 awards is aligned with the parameters generally used by investors as well as our external reporting methodology, including capitalizing our aircraft operating lease expense at 7 times and only including aircraft operating leases for which we are the lessor in our calculation of invested capital. For 2014, the entry level corresponds to a market based calculation of our cost of capital (the point at which economic value is generated), the target level aligns with our externally communicated ROIC goal (10%) to drive performance in line with the expectations of our owners, and the maximum or "stretch" performance goal requires the Company to achieve ROIC performance at 100 basis points above the target level. The target and stretch levels remain unchanged from the 2013 awards and the entry level was increased in recognition of increases in the Company's market capitalization. The Committee determined that the target and stretch level performance goals applicable to the 2013 awards continued to remain appropriate for the 2014 awards in light of challenges associated with forecasting a three-year measurement period and the Company's operating plan and economic conditions at the time the goals were set.

    The 2014 Performance-Based RSU awards have an entry opportunity equal to 50% of the target award value, a target opportunity of 100% of target value, and a maximum or "stretch" opportunity equal to 200% of the target award value. Payment opportunities under the Performance-Based RSU awards are subject to linear interpolation between performance levels. In calculating the number of RSUs subject to the 2014 Performance-Based RSU awards, the Committee applied a discount factor to the closing price of the Company's Common Stock on the date of grant in recognition of the Company's ROIC performance history. The Committee also established a maximum payment amount with respect to the 2014 awards equal to two-times the stock price on the date of grant (representing a $86.56 per unit maximum payment amount). As noted in the 2014 Summary Compensation Table below, the grant date fair value of the 2014 Performance-Based RSUs is the target level of the award based on the probable satisfaction of the required performance conditions as of the grant date.

    The 2012 Performance-Based RSU awards, which had a performance period of January 1, 2012 through December 31, 2014, had the following performance goals: target—ROIC equal to our cost of capital and stretch—ROIC equal to our cost of capital plus 100 basis points. No separate entry level was established for the 2012 Performance-Based RSU awards. In calculating the number of RSUs subject to the 2012 Performance-Based RSU awards, the Committee applied a discount factor to the closing price of the Company's Common Stock on the date of grant in recognition of the Company's history of ROIC not exceeding our cost of capital. The Committee also established a maximum payment amount with respect to the 2012 awards equal to two-times the stock price on the date of grant (representing a $48.18 per unit maximum payment amount). For the 2012-2014 performance period, the Company's ROIC (10.4%) exceeded the required stretch level of performance, which required our ROIC to exceed our three year cost of capital by 100 basis points, and the 2012 Performance-Based RSUs were settled in cash in the first quarter of 2015 following review and certification by the Committee. The 20-day average closing price of the Company's Common Stock immediately preceding December 31, 2014 was $63.43 per share, however payments were capped at $48.18 per unit based on the maximum payment amount established for the awards. The payments to the named executive officers are included in the "Option Exercises and Stock Vested for 2014" table below.

  •
  Long-Term Relative Performance Awards.  In 2014, the named executive officers received awards under the United Continental Holdings, Inc. Long-Term Relative Performance ("LTRP") Program, which was adopted by the Compensation Committee in 2011 pursuant to provisions of the Company's Incentive Plan 2010. The 2014 LTRP Program awards measure and reward performance based on the Company's improvement in cumulative pre-tax margin over a three-year performance period as compared with an industry peer group (American Airlines Group, Inc., Delta Air Lines Inc., Southwest Airlines Co., JetBlue Airways Corporation, and Alaska Air Group, Inc.). The goals established for the 2014 LTRP awards were adjusted in comparison to prior years so that pre-tax margin performance would be measured based on relative improvement over the 2014-2016 performance period. Improvement by the Company and the industry group is measured with comparison to pre-tax margin performance achieved in 2013. While retaining the pre-tax margin metric, the Committee determined to adjust measurement for the 2014 awards to focus on improvement over the performance period. This adjustment was based on considerations of certain existing structural differences in operations between the Company and other members of the peer group. Performance is generally measured as (A) the Company's pre-tax income over the performance period divided by its revenue over such period minus the Company's 2013 pre-tax margin as compared to (B) the peer companies' aggregate pre-tax income over the performance period divided by the peer companies' aggregate revenue over such period minus the peer companies' 2013 pre-tax margin. The calculations are adjusted to exclude special items as determined by the Compensation Committee in accordance with applicable accounting rules. If the Company achieves at least the minimum threshold level of performance, the LTRP awards are paid in cash following the end of the three-year performance period. As a risk mitigation factor, payment also requires that the Company must have an adequate level of unrestricted cash at the end of the performance period, as determined by the Committee.

    The 2014 LTRP awards have a performance period of January 1, 2014 through December 31, 2016. The target performance level established for the 2014 LTRP awards was set by the Compensation Committee so that executives would earn market-competitive rewards ("target" level) for achieving pre-tax margin performance designed to align with Wall Street's expectations for the Company (equal to peer group pre-tax margin change over the performance period plus 90 basis points). The entry performance level was designed to be achievable with solid performance (peer group change plus 20 basis points), while the stretch performance level (peer group change plus 160 basis points) was set at a high level requiring exceptional performance and symmetrical with the remainder of the goal structure. In determining the performance goals, the Committee considered the historic performance of the Company and the peer group and the economic and market conditions at the time the goals were established.

    The 2014 LTRP award opportunities, subject to achievement of the specified performance levels, are expressed as a percentage of the target award value as follows: entry—50% of target; target—100% of target; and stretch—150% of target. Payment opportunities under the LTRP awards are subject to linear interpolation between performance levels.

    The 2012 LTRP awards, which had a performance period of January 1, 2012 through December 31, 2014, had the following performance goals: entry—peer group average pre-tax margin minus 60 basis points; target—peer group average pre-tax margin plus 5 basis points; and stretch—peer group average pre-tax margin plus 80 basis points. As a risk mitigation factor, the awards also required that the Company must have an adequate level of unrestricted cash at the end of the performance period, as determined by the Committee. The Company's pre-tax margin performance with respect to the 2012 LTRP awards was more than 60 basis points below the peer group average and did not meet the entry level of performance required to achieve the minimum payment level. No payments were made to the named executive officers with respect to this 2012 long-term incentive award.

  •
  Restricted Share Awards.  The final one-third of the 2014 long-term incentive opportunity was delivered in the form of restricted share awards that vest in one-third increments on February 28, 2015, 2016 and 2017. In 2014, the Committee approved a standardized vesting date at the end of February to simplify communications and administration with respect to the restricted share awards. These awards were granted pursuant to the Company's 2008 Incentive Compensation Plan. The 2014 restricted share awards were calculated based on the target opportunity divided by the closing price of the Company's Common Stock on the date of grant, rounded up to the nearest whole share.

Other Compensation Components

        Severance Benefits.    We have pre-established terms applicable to each of our named executive officers relating to severance and post-employment benefits provided upon certain termination events. The Company and Mr. Smisek are parties to an employment agreement that was entered in October 2010 upon consummation of the merger with Continental Airlines. The agreement had an initial term of three years and renews automatically for additional one-year periods at the end of each subsequent term unless notice of non-renewal is provided by either the Company or Mr. Smisek. In connection with the 2010 merger, the Compensation Committee also approved employment agreements for the remainder of the officer team to facilitate integration efforts. In June 2014, the Committee determined that individual employment agreements, other than the agreement with our CEO, were no longer necessary. The individual agreements expired on September 30, 2014 following notice of non-renewal. The Compensation Committee adopted the United Continental Holdings, Inc. Executive Severance Plan (the "Executive Severance Plan"), effective October 1, 2014, that provides severance benefits to our officers at the level of Executive Vice President and Vice Chairman and such other officers who may be selected by the Compensation Committee. The severance and post-employment benefits provided under the Executive Severance Plan are consistent with the level of benefits that were provided pursuant to the prior employment agreements of the covered officers.

        Mr. Foland departed from the Company effective January 16, 2015 and Mr. McDonald departed from the Company effective February 28, 2014. The separation payments and benefits provided to Messrs. Foland and McDonald are described below under the heading "—Potential Payments upon Termination or Change in Control." The terms of Mr. Foland's departure were governed by the Executive Severance Plan and the terms of Mr. McDonald's departure were governed by his employment agreement which was entered in 2010 upon consummation of the merger.

        Based on advice of Exequity, the potential severance amounts under the Executive Severance Plan and our agreement with Mr. Smisek are in line with those provided to similarly-situated executives in the general market for executive talent, and are an important component of the compensation packages in terms of attracting and retaining top caliber talent in senior leadership roles.

  Retirement Benefits.

        Frozen SERP.    Prior to the merger, Continental maintained supplemental executive retirement plan ("SERP") benefits for Messrs. Smisek and Compton that provide an annual retirement benefit expressed as a percentage of the executives' final average compensation. The SERP is not an element of our compensation program and has been phased out for the continuing Continental executives in order to provide compensation parity with the other executives. The SERP benefit for Messrs. Smisek and Compton was frozen as of December 31, 2010. The benefit formulas and the compensation limitations applicable to the SERP are described below under "Narrative to Pension Benefits Table."

        Frozen Pension Benefits.    Management and administrative employees from Continental, including Messrs. Smisek, Rainey, Compton and Hart, participate in the Continental Retirement Plan ("CARP"), a non-contributory, defined benefit pension plan in which substantially all of Continental's non-pilot domestic employees participate. As part of the Company's continued progress toward harmonizing benefits of our United and Continental co-workers, the CARP benefits for management and administrative employees were frozen as of December 31, 2013. The CARP benefit is based on a formula that utilizes final average compensation and service while one is an eligible employee. The benefit formulas and the compensation limitations applicable to the CARP are described below under "Narrative to Pension Benefits Table."

        Defined Contribution Retirement Benefits.    We provide retirement benefits including a tax qualified 401(k) plan to all of our non-union employees. Effective January 1, 2014, and in conjunction with the Company's action to freeze benefits under CARP at year-end 2013, the Company extended its tax qualified 401(k) benefits and excess 401(k) cash direct and cash match program to former Continental management and administrative employees, including the named executive officers. Extension of such benefits was approved by the Compensation Committee in 2013. Prior to January 1, 2014, the excess benefit plan was only available to certain employees of our United subsidiary. We believe these benefits encourage retention and are part of delivering an overall competitive pay package necessary to recruit and retain talented executives.

        Perquisites.    We offer our named executive officers certain perquisites that we believe are consistent with those provided to executives at similar levels at companies within the airline industry and general industry groups. We believe that providing certain benefits to our executives, rather than cash, enhances retention, results in a cost savings to the Company, and strengthens our relationships with our executives. For example, travel privileges on United flights provide our executives and non-management directors the opportunity to become familiar with our network, product and locations and to interact with co-workers. The incremental cost to the Company of providing such flight benefits is minimal, while we believe the value of these benefits to the named executive officers is perceived by them to be high. Other benefits are primarily linked to maintaining the health of our executives and to financial and tax planning and assistance, or to benefits that were provided prior to the 2010 merger with Continental and were retained in individual post-merger benefit packages. Please refer to "2014 Summary Compensation Table" and the footnotes to the 2014 Summary Compensation Table for additional information regarding perquisites.

Other Executive Compensation Matters

        Recoupment of Earned Awards/"Claw-back" Provisions.    All of our officer incentive award programs include claw-back provisions requiring the return of incentive payments in financial restatement situations to the extent necessary to comply with applicable law including, without limitation, the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act or any SEC rule. In addition, if our financial results are restated due to material noncompliance with any financial reporting requirement under the securities laws as a result of the Company's misconduct, we require the chief executive officer and the chief financial officer to reimburse us for any incentive-based or equity-based compensation and any profits from the sale of our securities they received during the 12-month period following the date the financial statements that were subject to restatement were issued.

        Stock Ownership Guidelines.    The Compensation Committee has approved stock ownership guidelines that apply to our executive officers. The guidelines encourage our executives, including each of the named executive officers, to hold Common Stock or equity-based awards with a fair market value that equals or exceeds a multiple of the executive's base salary. The stock ownership target for our CEO, Mr. Smisek, is five times his base salary while the stock ownership target for our other continuing named executive officers is two times base salary. For purposes of determining whether an executive satisfies the stock ownership guidelines, restricted shares and restricted stock units are included in total stock holdings. The Committee reviews equity ownership at least annually. Once an executive is determined to be in compliance with the stock ownership guidelines, the executive will be considered to be in compliance until such time as he or she sells or otherwise disposes of any of his or her Common Stock, restricted shares or restricted stock units. Following any such sale or disposition, the Committee will reevaluate the executive's compliance with the stock ownership guidelines at the next annual evaluation date. All named executives officers are currently in compliance with the guidelines. We also maintain stock ownership guidelines that apply to our non-employee directors, which are described below in "Director Compensation."

        Securities Trading Policy.    Our securities trading policy prohibits speculative and derivative trading and short selling with respect to our securities by all officers and directors. Our securities trading policy prohibits pledging and hedging Company securities by our officers and directors.

        Tax Matters.    In designing and implementing the programs applicable to executives, we consider the effects of applicable sections of the Internal Revenue Code of 1986, as amended (the "Code"), including section 162(m). Section 162(m) of the Code limits the tax deductibility by a company of compensation in excess of $1 million paid to the company's chief executive officer and its three other most highly compensated executive officers (other than the chief financial officer). However, performance-based compensation that has been approved by stockholders is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals. While the tax impact of any compensation arrangement is one factor that the Committee may consider in its deliberations, this impact would be evaluated in light of the Company's overall compensation philosophy and objectives. Under certain circumstances, the Committee believes that the Company's and stockholders' interests would be best served by providing compensation that is not fully deductible and that its ability to exercise discretion outweighs the advantages of requiring that all compensation be qualified under section 162(m).

        Consistent with historic practice and the travel policies at other airlines, the Company provides tax indemnification on the travel benefits provided to active and certain former officers. United has eliminated tax indemnification for post-separation perquisites provided to officers who were not officers as of the date the policy was adopted. The tax indemnification provided to each of the named executive officers with respect to active and former (grandfathered) officer travel is subject to an annual limit.

Compensation Committee Report

        We have reviewed and discussed the Compensation Discussion and Analysis with management. Based on such review and discussions, we recommended to the Board that the Compensation Discussion and Analysis be included in the Company's Proxy Statement on Schedule 14A and the Company's Annual Report on Form 10-K for the year ended December 31, 2014.

Respectfully submitted, John H. Walker, Chair Walter Isaacson Henry L. Meyer III Charles A. Yamarone

2014 Summary Compensation Table

        The following table provides information regarding the Company's principal executive officer (Mr. Smisek), principal financial officer (Mr. Rainey) and the three other most highly compensated executive officers in 2014 who were serving at year-end (Messrs. Compton, Hart and Foland), determined in accordance with applicable SEC disclosure rules. The table also provides information regarding Mr. McDonald, who would have been among the three most highly compensated executive officers if he had been an executive officer on December 31, 2014. The table provides information for 2014, 2013 and 2012 if the executive officer was included in the Company's Summary Compensation Table for those years.

        Mr. Foland departed from the Company effective January 16, 2015 and Mr. McDonald departed from the Company effective February 28, 2014. The payments and benefits provided to Messrs. Foland and McDonald in connection with their separations from the Company are described below under "Potential Payments upon Termination or Change in Control."

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value ($)(3)	All Other Compensation ($)(4)	Total ($)
Jeffery Smisek	2014	975,000	0	7,725,728	0	2,340,000	1,419,221	302,277	12,762,226
Chairman, President &	2013	975,000	0	5,741,403	0	1,253,362	0	168,540	8,138,305
Chief Executive Officer	2012	975,000	0	3,133,338	0	3,500,663	1,715,494	302,377	9,626,872
John Rainey	2014	850,000	0	1,228,251	0	1,836,000	56,886	177,340	4,148,477
Executive Vice President &	2013	823,750	0	912,752	0	953,037	0	134,634	2,824,173
Chief Financial Officer	2012	656,458	0	401,012	0	988,719	59,904	209,182	2,315,275
James Compton	2014	875,000	0	1,593,088	0	1,890,000	684,716	204,951	5,247,755
Vice Chairman & Chief	2013	875,000	0	1,183,888	0	1,012,331	0	90,424	3,161,643
Revenue Officer	2012	756,170	0	630,002	0	1,055,493	682,508	62,868	3,187,041
Gregory Hart	2014	766,859	0	1,083,712	0	1,656,415	58,375	131,597	3,696,958
Executive Vice President &
Chief Operations Officer
Jeffrey Foland	2014	850,000	0	1,228,251	0	1,836,000	0	152,009	4,066,260
Former Executive Vice	2013	837,500	0	912,752	0	968,945	0	111,592	2,830,789
President and Chief
Marketing & Strategy
Officer
Peter McDonald	2014	141,667	0	0	0	0	0	4,238,701	4,380,368
Former Executive Vice	2013	850,000	0	960,804	0	983,407	0	223,591	3,017,802
President & Chief	2012	850,000	0	563,345	0	1,413,578	0	341,692	3,168,615
Operations Officer

(1)
For 2014, the amount shown represents the aggregate grant date fair value of restricted share and performance-based restricted stock unit ("Performance-Based RSU") awards determined in accordance with ASC Topic 718, Compensation—Stock Compensation. For the restricted share awards, the amount was calculated by multiplying the number of restricted shares awarded by the closing price of the Company's Common Stock on the date of grant ($43.28 per share on February 19, 2014). In accordance with the SEC disclosure rules, the aggregate grant date fair value of the Performance-Based RSUs has been determined based on the probable satisfaction of the performance condition for those awards. In accordance with ASC Topic 718, the grant date fair value of the Performance-Based RSUs represents the target value of the awards based on probable satisfaction of the required performance condition as of the grant date and calculated based on the average closing price of the Company's Common Stock for the 20 trading days immediately preceding the date of grant ($45.47 per share on February 19, 2014). For a discussion of the assumptions relating to the valuations for the 2014 Performance-Based RSU awards, see Note 5 to the combined notes to consolidated financial statements included in "Item 8. Financial Statements and Supplementary Data" of the 2014 Form 10-K. The following table reflects the aggregate grant date fair value of the 2014 Performance-Based RSUs granted if they were to vest at the maximum or "stretch" level, using the $45.47 per share stock price noted above.

Name	Performance-Based RSUs Maximum Value ($)
Jeffery Smisek	8,322,374
John Rainey	1,323,086
James Compton	1,716,129
Gregory Hart	1,167,397
Jeffrey Foland	1,323,086
Peter McDonald	N/A

  The unvested awards granted to Mr. Foland, including the awards granted in 2014, were forfeited in connection with his departure from the Company in January 2015. No awards were granted to Mr. McDonald in 2014 in light of his retirement in February 2014.

(2)
Amounts reported for 2014 represent amounts earned under the Company's Annual Incentive Program. Our 2014 performance resulted in achievement at 160% of the total target opportunity level. The Company did not achieve the entry level of performance under the Long-term Relative Performance Program awards granted in 2012 for the 2012-2014 performance period and therefore no payments were earned under those awards.

(3)
The amounts shown for 2014 represent the difference in the present value of accumulated benefits determined as of December 31, 2014 and December 31, 2013 for both the Continental Retirement Plan ("CARP") and supplemental executive retirement plan ("SERP") benefits established by Continental prior to our 2010 merger. These benefits are frozen but the values of the frozen benefits will continue to fluctuate based on changes in actuarial assumptions and the passage of time. Changes in the interest rate assumption between 2014 and 2013 significantly impacted the present value calculations. Prior to the 2010 merger, Continental maintained SERP benefits for certain officers that provide an annual retirement benefit expressed as a percentage of the executives' final average compensation. Following the 2010 merger, the SERP is not an element of the Company's executive compensation program and SERP benefits for Messrs. Smisek and Compton were frozen as of December 31, 2010. The remaining named executive officers do not have a SERP benefit. Messrs. Smisek, Rainey, Compton and Hart also participate in the CARP, which was frozen as of December 31, 2013. See "Narrative to Pension Benefits Table" below for a discussion of the assumptions used to calculate the present values of these pension benefits and further information on the provisions of the plans.

(4)
The following table provides details regarding amounts disclosed in the "All Other Compensation" column for 2014:

Name	Insurance Premiums Paid by Company ($)(a)	401(k) Company Contributions ($)(b)	401(k) Cash Direct and Cash Match Program ($)(b)	Perquisites and Other Benefits ($)(c)	Tax Indemnification ($)(d)	Separation Benefits ($)(e)	Total ($)
Jeffery Smisek	13,915	19,500	147,627	81,819	39,416	0	302,277
John Rainey	3,072	16,900	100,297	26,932	30,139	0	177,340
James Compton	13,845	19,500	122,050	25,608	23,948	0	204,951
Gregory Hart	4,542	18,200	67,679	11,400	29,776	0	131,597
Jeffrey Foland	2,725	16,900	101,332	18,841	12,211	0	152,009
Peter McDonald	4,956	20,800	69,206	28,827	24,560	4,090,352	4,238,701

(a)
Represents premiums paid by the Company for supplemental life insurance provided to the named executive officers.

(b)
Amounts shown represent Company matching contributions to the applicable subsidiary-entity 401(k) plan. The 401(k) cash direct and cash match program provides cash payments equivalent to direct and matching contributions that could not be made to the applicable 401(k) plan as a result of contribution limits imposed under the Code.

(c)
For each named executive officer, this column includes the Company's incremental cost of providing the named executive officer with air travel on flights operated by any UAL subsidiary or operated as "United Express" and reserved parking at the Company's headquarters. In addition, the named executive officers have access to certain other travel-related benefits with no incremental cost to the Company, such as access to our United Club facilities and status in our Mileage Plus programs for the executives and their immediate family members, complimentary car rentals provided by certain travel partners, and flight privileges on certain other air carriers. The amount shown for Mr. Smisek includes financial planning and tax services ($51,978), an automobile benefit, an executive physical and an enhanced airport parking benefit. The amount shown for Mr. Rainey includes a health club membership, an executive physical and financial planning and tax services. The amount shown for Mr. Compton includes a health club membership and an automobile benefit. The amount shown for Mr. Foland includes an executive physical and reimbursement for club membership dues. The amount shown for Mr. McDonald includes an automobile benefit, a retirement gift and reimbursement for club membership dues. No additional benefits are included for Mr. Hart. The incremental cost of financial planning and tax services is the amount paid by the Company to the service provider or through reimbursement to the officer.

(d)
In each case, this amount includes taxes paid on behalf of the named executive officer with respect to air travel on flights operated by any UAL subsidiary or operated as "United Express" (which amount is greater than the incremental cost to the Company of providing such air travel). Mr. Smisek's amount also includes tax indemnity on his insurance benefit and Mr. McDonald's amount also includes tax indemnity on his retirement gift.

(e)
This amount represents payments made to Mr. McDonald in connection with his separation from the Company, consisting of cash severance ($3,995,000) and unused vacation as of his separation date ($95,352). The payments and benefits provided to Mr. McDonald in connection with his separation are discussed below under "Potential Payments upon Termination or Change in Control."

Grants of Plan-Based Awards for 2014

        The following table sets forth information regarding awards granted during 2014 to our named executive officers. The annual incentive and long-term relative performance awards were granted pursuant to our Annual Incentive Program and our Long-Term Relative Performance Program, respectively, each of which was implemented under our Incentive Plan 2010. The Performance-Based RSUs were granted pursuant to our Performance-Based RSU Program, which was implemented under our 2008 Incentive Compensation Plan. The restricted share awards were granted pursuant to our 2008 Incentive Compensation Plan.

									All Other Stock Awards: Number of Shares of Stock or Units (#)
										All Other Option Awards: Number of Securities Underlying Options (#)
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards					Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(5)
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Jeffery Smisek	2/19/14	(1)	731,250	1,462,500	2,925,000	—	—	—	—	—	—	—
	2/19/14	(2)	1,782,250	3,564,500	5,346,750	—	—	—	—	—	—	—
	2/19/14	(3)	—	—	—	45,758	91,515	183,030	—	—	—	4,161,187
	2/19/14	(4)	—	—	—	—	—	—	82,360	—	—	3,564,541
John Rainey	2/19/14	(1)	573,750	1,147,500	2,295,000	—	—	—	—	—	—	—
	2/19/14	(2)	283,334	566,667	850,001	—	—	—	—	—	—	—
	2/19/14	(3)	—	—	—	7,275	14,549	29,098	—	—	—	661,543
	2/19/14	(4)	—	—	—	—	—	—	13,094	—	—	566,708
James Compton	2/19/14	(1)	590,625	1,181,250	2,362,500	—	—	—	—	—	—	—
	2/19/14	(2)	367,500	735,000	1,102,500	—	—	—	—	—	—	—
	2/19/14	(3)	—	—	—	9,436	18,871	37,742	—	—	—	858,064
	2/19/14	(4)	—	—	—	—	—	—	16,983	—	—	735,024
Gregory Hart(6)	2/19/14	(1)	517,630	1,035,260	2,070,520	—	—	—	—	—	—	—
	2/19/14	(2)	250,000	500,000	750,000	—	—	—	—	—	—	—
	2/19/14	(3)	—	—	—	6,419	12,837	25,674	—	—	—	583,698
	2/19/14	(4)	—	—	—	—	—	—	11,553	—	—	500,014
Jeffrey Foland(7)	2/19/14	(1)	573,750	1,147,500	2,295,000	—	—	—	—	—	—	—
	2/19/14	(2)	283,334	566,667	850,001	—	—	—	—	—	—	—
	2/19/14	(3)	—	—	—	7,275	14,549	29,098	—	—	—	661,543
	2/19/14	(4)	—	—	—	—	—	—	13,094	—	—	566,708
Peter McDonald(7)	NA		—	—	—	—	—	—	—	—	—	—

(1)
Represents 2014 award opportunities granted under the Company's Annual Incentive Program. Based on 2014 performance, these awards were settled between the target and stretch levels and were paid in the first quarter of 2015. The annual incentive award amounts paid to the named executive officers are included in the "Non-Equity Incentive Plan Compensation" column in the 2014 Summary Compensation Table.

(2)
Represents award opportunities under the Long-Term Relative Performance Program for the period January 1, 2014 through December 31, 2016. These awards will be settled in the first quarter of 2017 and payment will depend on the Company's improvement in cumulative pre-tax margin performance compared to an industry peer group over the three-year performance period.

(3)
Represents award opportunities for 2014 Performance-Based RSUs. These awards will be settled in the first quarter of 2017 and payment will depend on the Company's return on invested capital performance during the period January 1, 2014 through December 31, 2016.

(4)
Represents a restricted share award granted pursuant to the Company's 2008 Incentive Compensation Plan. This award is scheduled to vest in one-third increments on February 28, 2015, February 28, 2016 and February 28, 2017.

(5)
Represents the grant date fair value of restricted share and Performance-Based RSU awards determined in accordance with ASC Topic 718. For the restricted share awards, the amount was calculated by multiplying the number of restricted shares awarded by the closing price of the Company's Common Stock on the date of grant ($43.28 per share on February 19, 2014). In accordance with the SEC disclosure rules, the aggregate grant date fair value of the Performance-Based RSUs has been determined based on the probable satisfaction of the performance conditions for those awards. In accordance with ASC Topic 718, the grant date fair value of the Performance-Based RSUs represents the target value of the awards based on probable satisfaction of the required performance condition as of the grant date and calculated based on the average closing price of the Company's Common Stock for the 20 trading days immediately preceding the date of grant ($45.47 per share on February 19, 2014). For a discussion of the assumptions related to the valuation for the 2014 Performance-Based RSU awards, see Note 5 to the combined notes to consolidated financial statements included in Item 8 of the 2014 Form 10-K.

(6)
Pursuant to the terms of the AIP, payment amounts are calculated based on the total salary paid during the year. The table reflects the entry, target and stretch AIP award opportunity levels for Mr. Hart after giving effect to salary changes during 2014 and reflecting his total salary as shown in the Summary Compensation Table.

(7)
All of the long-term incentive awards granted to Mr. Foland in 2014 were forfeited in connection with his departure from the Company in January 2015. No 2014 awards were granted to Mr. McDonald in light of his departure from the Company in February 2014.

Narrative to 2014 Summary Compensation Table and Grants of Plan-Based Awards for 2014 Table

        The following is a description of material factors necessary to understand the information disclosed in the 2014 Summary Compensation Table and the Grants of Plan-Based Awards for 2014 table.

2014 Annual Incentive Awards

        As discussed in the CD&A, during 2014, each of the named executive officers (except Mr. McDonald) participated in the United Continental Holdings, Inc. Annual Incentive Program (the "AIP"), an annual cash incentive plan adopted pursuant to the Company's Incentive Plan 2010. The 2014 AIP individual target level opportunities for each of the named executive officers were expressed as a percentage of the executives' base salary earned during the year. The target for Mr. Smisek was set at 150% of his base salary and the target for each of Messrs. Rainey, Compton, Hart and Foland was set at 135% of his base salary. The 2014 AIP award opportunities were as follows: entry—50% of targeted value; target—100% of targeted value; and stretch—200% of targeted value. Based on 2014 performance, these awards were settled between the target and stretch levels (160% of the target award value) and were paid in the first quarter of 2015. Please see "2014 Key Compensation Components—Annual Incentive Awards" in the CD&A above for further information regarding operation of the AIP, including the 2014 performance measures.

2014 Long-Term Incentive Awards

        As discussed in the CD&A, the 2014 target long-term incentive opportunity for each of the named executive officers was divided into one-third increments and granted in the form of the following long-term incentive awards:

  •
  Performance-Based RSU Awards (cash settled)

  •
  Long-Term Relative Performance Awards (cash settled)

  •
  Restricted Share Awards

        Each of these awards is structured with a three-year performance or vesting period. Please see "2014 Key Compensation Components—2014 Long-Term Incentive Awards" in the CD&A above for further information regarding the long-term incentive awards, including applicable performance measures, and establishment of the 2014 opportunity levels.

        Performance-Based RSUs.    The Compensation Committee adopted the United Continental Holdings, Inc. Performance-Based RSU Program (the "RSU Program") in 2011, pursuant to the provisions of the Company's 2008 Incentive Compensation Plan. In order to vest, the 2014 RSU Program awards require the Company to achieve specified levels of ROIC over the January 1, 2014 through December 31, 2016 performance period. The number of RSUs that become vested under the RSU Program increases as the Company's ROIC for the performance period exceeds the entry level ROIC. The payment with respect to a vested 2014 Performance-Based RSU award may not exceed the maximum payment amount established by the Compensation Committee ($86.56 per unit, which amount is equal to two times the closing price of the Company's Common Stock on the date of the meeting establishing the performance conditions for the 2014 awards).

        Participants must remain continuously employed through the end of the performance period to receive a payment, with limited exceptions for pro-rata payments in the case of death, disability, retirement and certain involuntary termination events. For the named executive officers, the grant date fair value of the 2014 Performance-Based RSUs is determined for purposes of the 2014 Summary Compensation Table and the Grants of Plan-Based Awards for 2014 table based on the probable satisfaction of the performance conditions. In accordance with ASC Topic 718, the grant date fair value of the 2014 Performance-Based RSUs represents the target value of the awards based on probable satisfaction of the required performance condition as of the grant date and calculated based on the average closing price of the Company's Common Stock for the 20 trading days immediately preceding the date of grant ($45.47 per share on February 19, 2014). For a discussion of the assumptions relating to the valuations for the 2014 Performance-Based RSU awards, see Note 5 to the combined notes to consolidated financial statements included in "Item 8. Financial Statements and Supplementary Data" of the 2014 Form 10-K.

        Long-Term Relative Performance Awards.    The Compensation Committee adopted the United Continental Holdings, Inc. Long-Term Relative Performance ("LTRP") Program in 2011, pursuant to the provisions of the Company's Incentive Plan 2010. The 2014 LTRP Program awards measure and reward performance based on the Company's cumulative improvement in pre-tax margin for the January 1, 2014 through December 31, 2016 performance period versus an industry peer group and as compared to 2013 pre-tax margin results. Participants must remain continuously employed through the end of the performance period to receive a payment, with limited exceptions for pro-rata payments in the case of death, disability, retirement and certain involuntary termination events.

        Restricted Share Awards.    The final one-third of the 2014 long-term incentive opportunity was delivered in the form of restricted share awards granted pursuant to the Company's 2008 Incentive Compensation Plan. These shares are scheduled to vest in one-third increments on February 28, 2015, 2016 and 2017, subject to continued employment through each vesting date. The 2014 restricted share awards vest in full upon the holder's death or disability and, for Mr. Smisek, the restricted shares vest on a pro-rata basis upon a termination by the Company without "cause" or upon his voluntary termination for "good reason" (as defined in his employment agreement). The holder of restricted shares has the right to vote the shares and will be eligible to receive any dividends or other distributions paid or distributed with respect to the restricted shares at the time the restricted shares vest, if at all. In consideration of the 2014 restricted share awards, the award agreements include restrictive covenants, including post-separation obligations related to confidentiality, non-competition and non-solicitation.

Outstanding Equity Awards at 2014 Fiscal Year-End

        The following table presents information regarding the outstanding equity awards held by each named executive officer as of December 31, 2014. In accordance with SEC reporting requirements, if performance through 2014 has exceeded the entry level, then the year-end number of Performance Based RSUs that have not vested and the related payout value shown in the table below is based on achieving the next higher performance measure that exceeds the performance achieved through the 2014 fiscal year. The final determination of the payout value of each award will be made based upon the achievement of the specified performance conditions and the value of the Company's Common Stock at the time of vesting.

        None of the named executive officers had any outstanding option awards at year-end.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Jeffery Smisek	43,356	(1)	2,900,083	(4)	—		—
	91,716	(2)	6,134,883	(4)	—		—
	82,360	(3)	5,509,060	(4)	—		—
	—		—		343,898	(5)	17,820,794	(7)
	—		—		183,030	(6)	12,242,877	(7)
John Rainey	5,788	(1)	387,159	(4)	—		—
	14,581	(2)	975,323	(4)	—		—
	13,094	(3)	875,858	(4)	—		—
	—		—		54,672	(5)	2,833,103	(7)
	—		—		29,098	(6)	1,946,365	(7)
James Compton	8,718	(1)	583,147	(4)	—		—
	18,912	(2)	1,265,024	(4)	—		—
	16,983	(3)	1,135,993	(4)	—		—
	—		—		70,912	(5)	3,674,660	(7)
	—		—		37,742	(6)	2,524,562	(7)
Gregory Hart	2,370	(1)	158,529	(4)	—		—
	5,918	(2)	395,855	(4)	—		—
	11,553	(3)	772,780	(4)	—		—
	—		—		22,192	(5)	1,149,989	(7)
	—		—		25,674	(6)	1,717,334	(7)
Jeffrey Foland(8)	5,292	(1)	353,982	(4)	—		—
	14,581	(2)	975,323	(4)	—		—
	13,094	(3)	875,858	(4)	—		—
	—		—		54,672	(5)	2,833,103	(7)
	—		—		29,098	(6)	1,946,365	(7)
Peter McDonald(9)	—		—		22,285	(5)	1,154,809	(7)

(1)
Represents the remaining one-third of restricted shares granted on February 2, 2012, which vested on February 2, 2015, subject to continued employment through the vesting date.

(2)
Represents the remaining two-thirds of restricted shares granted on February 21, 2013, which remainder vests in equal increments on February 21, 2015 and 2016, subject to continued employment through each vesting date.

(3)
Represents restricted shares granted on February 19, 2014, which vest in one-third increments on February 28, 2015, 2016 and 2017, subject to continued employment through each vesting date.

(4)
Market value is calculated based on the number of restricted shares held as of December 31, 2014 multiplied by the closing share price of the Common Stock on December 31, 2014 ($66.89 per share).

(5)
Represents Performance-Based RSU awards granted in 2013 assuming that the awards achieve the stretch level of performance. Vesting of these awards remains subject to achievement of specified performance conditions over the January 1, 2013 through December 31, 2015 performance period.

(6)
Represents Performance-Based RSU awards granted in 2014 assuming that the awards achieve the stretch level of performance. Vesting of these awards remains subject to achievement of specified performance conditions over the January 1, 2014 through December 31, 2016 performance period.

(7)
The value of the unvested Performance-Based RSUs is calculated based on the number of unvested RSUs as of December 31, 2014 that represent the level of performance as reflected in footnotes 5 and 6 above, multiplied by (i) with respect to the 2013 awards, the maximum payment amount established by the Compensation Committee at the time of grant ($51.82 per unit) and (ii) with respect to the 2014 awards, the closing price of the Common Stock on December 31, 2014 ($66.89 per share). Vested Performance-Based RSUs will be settled based on the average closing price of the Common Stock over the 20 trading days at the end of the performance period, but may not exceed the maximum payment amount established by the Compensation Committee for the applicable grant. The maximum payment amount applicable to the 2014 awards is $86.56 per unit.

(8)
All of the outstanding equity awards held by Mr. Foland at year-end were forfeited in connection with his departure from the Company on January 16, 2015.

(9)
As a result of Mr. McDonald's retirement eligibility, the Performance-Based RSU awards granted in 2013 will be paid on a pro-rata basis (as reflected above and identified with footnote 5) based on the Company's actual performance through the end of the performance period.

Option Exercises and Stock Vested for 2014

        The following table presents information regarding the exercise of stock options and the vesting of restricted share and RSU awards during 2014.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)(1)	Value Realized on Exercise ($)(1)	Number of Units Vesting (#)		Value Realized on Vesting ($)
Jeffery Smisek	—	—	43,563	(2)	2,058,787	(2)
	—	—	43,356	(3)	1,987,439	(3)
			45,857	(4)	2,091,079	(4)
	—	—	325,170	(5)	15,666,691	(5)
John Rainey	—	—	2,464	(2)	116,449	(2)
	—	—	5,788	(3)	265,322	(3)
			7,290	(4)	332,424	(4)
	—	—	43,408	(5)	2,091,397	(5)
James Compton	—	—	8,351	(2)	394,668	(2)
	—	—	8,717	(3)	399,587	(3)
			9,456	(4)	431,194	(4)
	—	—	65,380	(5)	3,150,008	(5)
Gregory Hart			1,972	(2)	93,197	(2)
	—	—	2,368	(3)	108,549	(3)
	—	—	2,959	(4)	134,930	(4)
			17,764	(5)	855,870	(5)
Jeffrey Foland	11,412	78,160	—		—
	—	—	2,320	(2)	109,643	(2)
	—	—	5,290	(3)	242,494	(3)
			7,290	(4)	332,424	(4)
	—	—	39,680	(5)	1,911,782	(5)
Peter McDonald(6)	—	—	7,423	(2)	350,811	(2)
	—	—	7,795	(3)	357,323	(3)
			7,674	(4)	349,934	(4)
	—	—	42,140	(5)	2,030,305	(5)

(1)
Represents the exercise of pre-merger option awards. For option awards exercised, value realized on exercise was calculated by multiplying the number of shares acquired upon exercise of the option by the excess of the market price of the underlying shares on the date of exercise over the exercise price of the option.

(2)
Represents the vesting of one-third of the restricted shares granted in 2011 and valued based on the closing price of the Company's Common Stock on February 25, 2014 ($47.26 per share).

(3)
Represents the vesting of one-third of the restricted shares granted in 2012 and valued based on the closing price of the Company's Common Stock on February 2, 2014 ($45.84 per share).

(4)
Represents the vesting of one-third of the restricted shares granted in 2013 and valued based on the closing price of the Company's Common Stock on February 21, 2014 ($45.60 per share).

(5)
Represents Performance-Based RSU awards granted in 2012 that vested in connection with the Company's achievement of ROIC performance goals over the three year performance period January 1, 2012 through December 31, 2014. The 2012 Performance-Based RSU awards were settled in cash in the first quarter of 2015 upon certification by the Compensation Committee that the Company achieved the stretch level of performance. The 20-day average closing price of the Company's Common Stock immediately preceding December 31, 2014 was $63.43 per share, however payment amounts were calculated based on the maximum payment amount established by the Compensation Committee for the awards ($48.18 per unit based on two-times the closing price on the date of grant).

(6)
As a result of Mr. McDonald's retirement eligibility, the Performance-Based RSU awards granted in 2012 (as identified with footnote 5) were paid on a pro-rata basis through his departure date based on the Company's actual performance through the end of the performance period.

2014 Pension Benefits Table

        Prior to the merger, Continental maintained supplemental executive retirement plan ("SERP") benefits for Messrs. Smisek and Compton that provide an annual retirement benefit expressed as a percentage of the executives' final average compensation. The SERP is not an element of the Company's post-merger compensation program. The SERP benefit for Messrs. Smisek and Compton was frozen as of December 31, 2010. The final average compensation used for calculating the SERP benefit values for each of these officers will be based on their compensation from Continental, UAL or its affiliates as of December 31, 2010, and neither of these officers will receive additional service credit for purposes of the SERP benefit after December 31, 2010. The following table sets forth information as of December 31, 2014 for the continuing Continental named executive officers concerning the present value of his accumulated benefits under (i) the Continental Retirement Plan ("CARP"), which was frozen with respect to the officers as of December 31, 2013, and (ii) the SERP. The SERP amounts shown in this proxy statement reflect an estimated Medicare tax indemnification that is expected to be paid by the Company in the year the named executive officer retires or terminates.

Name	Plan Name	Number of Years of Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)
Jeffery Smisek	CARP	18.8	482,615	0
	SERP	26.0	12,365,624	0
John Rainey	CARP	16.6	205,709	0
	SERP	N/A	N/A	0
James Compton	CARP	18.9	457,568	0
	SERP	16.0	4,379,819	0
Gregory Hart	CARP	15.4	242,982	0
	SERP	N/A	N/A	0

(1)
Years of credited service recognized under the SERP differ from actual service with the Company. Actual Company service (including Continental service) is shown with respect to the CARP.

(2)
The present value is based on the benefit accrued as of the measurement date and does not assume any future accrual of credited service or compensation increases. The assumptions used to calculate the present value of accumulated benefits under CARP and SERP, including those shown in the 2014 Summary Compensation Table, are set forth in the table below. These assumptions are primarily the same as those used for pension plan accounting under FASB ASC Topic 715-20 "Compensation—Retirement Benefits—Defined Benefit Plans—General" ("ASC 715-20"), as of each measurement date with three exceptions: pre-retirement mortality, pre-retirement turnover, and the age at which participants are assumed to retire.

Narrative to Pension Benefits Table

	Measurement Date
Assumption	12/31/2012	12/31/2013	12/31/2014
Discount Rate and Lump Sum Interest Rate:
• CARP	4.26%	5.26%	4.31%
• SERP	4.20%	5.09%	4.19%
Lump Sum Election	100%	100%	100%
Pre-retirement Turnover	None	None	None
Mortality Assumption:
• Pre-retirement	None	None	None
• Lump Sum	2013 IRS 417(e) Table	2014 IRS 417(e) Table	2015 IRS 417(e) Table
Assumed Retirement Age (earliest unreduced age):
• CARP	Age 65	Age 65	Age 65
• SERP	Age 60 (or current age if older)	Age 60 (or current age if older)	Age 60 (or current age if older)

        CARP.    The CARP is a non-contributory, defined benefit pension plan in which substantially all of Continental's non-pilot domestic employees (including Messrs. Smisek, Rainey, Compton and Hart) are entitled to participate. In addition, Continental maintains the Continental Pilots Retirement Plan ("CPRP") for its pilots, which is also a non-contributory defined benefit plan. Effective May 31, 2005, no additional benefit accruals occur under the CPRP for pilot employees. Instead, retirement benefits accruing in the future are provided through two pilot-only defined benefit contribution plans. During 2014, the Company contributed $288 million to the Continental tax qualified U.S. defined benefit pension plans, including $238 million contributed to CARP and $50 million contributed to CPRP.

        Effective December 31, 2013, the Company froze benefit accruals in CARP for all management and administrative employees, including Messrs. Smisek, Rainey, Compton and Hart. Effective January 1, 2014, all management and administrative employees of the Company, including the named executive officers, participate in a defined contribution plan. In addition, management employees with compensation in excess of the tax-qualified plan limit, including these officers, participate in the United Airlines, Inc. Management Cash Direct & Cash Match Program. The Company's decision to freeze CARP was part of the Company's continuing efforts to standardize management and administrative benefits post-merger.

        The CARP benefit is based on a formula that utilizes final average compensation and service while one is an eligible employee of Continental. Compensation used to determine benefits is regular pay, which includes salary deferral elections under broad-based employee programs (such as Continental's 401(k) plan), but excludes bonuses, taxable income derived from group term life insurance, payments pursuant to profit sharing plans, and any form of non-cash or incentive compensation. A limit of $170,000 is applied to each year of compensation. Final average compensation is based on the highest consecutive five calendar years of compensation of the ten most recent calendar years of employment. The final average compensation used to calculate the frozen accrued CARP benefit for Messrs. Smisek, Rainey, Compton and Hart is $170,000.

        The benefit under the CARP is calculated as (A) times (B), where:

  (A)
  is 1.19% of final average compensation plus 0.45% of the final average compensation in excess of the participant's average Social Security wage base; and

  (B)
  is credited service, limited to 30 years.

        Normal retirement under the CARP is age 65, but a participant is entitled to receive a reduced benefit after attaining either age 55 with 10 years of service or age 50 with 20 years of service. The early retirement benefit is the same as the normal retirement benefit, but actuarially reduced from age 65 to the early retirement age.

        The CARP benefit can be received as a single life annuity or an actuarially equivalent contingent annuity with 50%, 66 2/3%, 75%, or 100% of the participant's payments continuing for the life of the surviving spouse following the participant's death, or as an actuarially equivalent lump sum. The lump sum payment option is not available if the participant terminates before being eligible for either normal or early retirement.

        Effective December 31, 2013, the Company froze benefit accruals in CARP for all management and administrative employees, including Messrs. Smisek, Rainey, Compton and Hart. Effective January 1, 2014, Continental management and administrative employees, including Messrs. Smisek, Rainey, Compton and Hart, participate in a defined contribution plan. In addition, Continental management employees with compensation in excess of the tax-qualified plan limit, including these officers, participate in the United Airlines, Inc. Management Cash Direct & Cash Match Program.

        Frozen SERP.    The SERP benefits originally were granted in connection with Messrs. Smisek and Compton's employment agreements with Continental and will be offset by amounts paid or payable under the CARP. These benefits are not protected from bankruptcy, are subject to the rights of creditors of the Company, and are not protected by the Pension Benefit Guaranty Corporation. Continental provided the SERP benefits to address the compensation limits under CARP and to encourage retention by enhancing the financial value of continued employment with Continental. As of December 31, 2010, SERP benefits were frozen for Messrs. Smisek and Compton.

        Payouts under the SERP are based on final average compensation and credited years of service, which were frozen as of December 31, 2010 for Messrs. Smisek and Compton. Under the SERP, final average compensation means the greater of a specified minimum amount or the average of the participant's highest five years of compensation during their last ten calendar years through 2010. For purposes of such calculation, compensation includes salary and cash bonuses but excludes certain stay bonus amounts, any termination payments, payments under the Continental Officer Retention and Incentive Award Program (which has been terminated), proceeds from awards under any option or stock incentive plan and any cash awards paid under a long term incentive plan. The final average compensation used to calculate the frozen SERP accrued benefit is $1,279,909 for Mr. Smisek and $789,860 for Mr. Compton.

        Credited years of service recognized under the SERP began January 1, 1995 for Mr. Smisek and January 1, 2001 for Mr. Compton. Mr. Smisek and Mr. Compton received additional credited years of service under the SERP for each actual year of service during a specific period of time as follows: from 2000 through 2004, two additional years for each year of service for Mr. Smisek; and from 2001 through 2006, one additional year for each year of service for Mr. Compton. This additional service credit was provided as a retention incentive. The portion of the Present Value of Accumulated Benefits attributable to years of service credited under the SERP that are in excess of actual years worked while participating in the SERP are as follows: $4,992,874 for Mr. Smisek and $1,759,544 for Mr. Compton.

        The benefit under the SERP is defined as a single life annuity, which is (a) times (b) minus (c), where:

  (a)
  is 2.50% of final average compensation;

  (b)
  is credited service; and

  (c)
  is the benefit payable from the CARP.

        The Company will increase the amount for the executive's portion of any Medicare payroll tax incurred in connection with the SERP payout (plus income taxes on such indemnity payment). This Medicare tax indemnity is expected to be paid in the year the executive terminates.

        Normal retirement under the SERP is age 60, but an officer is entitled to receive a reduced benefit upon the earlier of attaining age 55 or completing 10 years of actual service under the SERP. The benefit is payable as a lump sum, which is the actuarial equivalent of the single life annuity benefit payable at age 60.

        The lump sum is calculated using the same mortality table that is used in the CARP (currently the IRS prescribed 417(e) table). It is also calculated using an interest rate that is the average of the Moody's Aa Corporate Bond rate for the three month period ending on the last day of the second month preceding payment.

Potential Payments upon Termination or Change in Control

        This section quantifies and describes potential payments that may be made to Messrs. Smisek, Rainey, Compton and Hart and our potential costs associated with providing them certain additional benefits that would be provided at, following, or in connection with certain terminations of employment or upon a change in control of the Company assuming that such event had occurred on December 31, 2014. For Messrs. Foland and McDonald, this section quantifies and describes actual payments and estimated future payments and benefits based only on the triggering event that actually occurred in connection with their separations from the Company on January 16, 2015 and February 28, 2014, respectively. These payment and benefits are described below under "—Departure of Messrs. Foland and McDonald."

        The Company maintains certain plans, programs and agreements, including the employment agreement with Mr. Smisek and the Executive Severance Plan, that require the Company to pay compensation and provide certain benefits to the named executive officers following, or in connection with, a qualifying termination of employment or a change in control of the Company. The material terms and conditions relating to these payments and benefits in effect on December 31, 2014 are described in the narrative following the tables below.

        This section does not quantify or include a description of payments that would be made upon certain qualifying terminations of employment or a change in control of the Company with respect to awards that were earned or vested as of the last business day of the year, which includes payments under the following awards: (i) Annual Incentive Program awards for 2014, (ii) Long-term Relative Performance awards for the performance period January 1, 2012 through December 31, 2014, and (iii) Performance-Based RSU awards for the performance period January 1, 2012 through December 31, 2014. Please see the Non-Equity Incentive Plan Compensation column of the 2014 Summary Compensation Table and the footnote thereto for information regarding the amounts paid to each named executive officer under the 2014 Annual Incentive Program. No amounts were earned under the 2012 Long-term Relative Performance awards. Please see the Option Exercises and Stock

Vested for 2014 table and the footnotes thereto for information regarding amounts paid under the 2012 Performance-Based RSU awards.

Estimate of Mr. Smisek's Potential Post-Employment Payments and Benefits
Type of Payment or Benefit	Retirement ($)	Death ($)	Disability ($)	Involuntary Termination without Cause or Voluntary Termination for Good Reason ($)		Change In Control ($)	Change In Control With Qualifying Event ($)
Cash Severance	—	—	—	4,875,000		—	4,875,000
Long-Term Incentives
LTRP Award (2013 and 2014)	3,564,500	3,564,500	3,564,500		(1)	—	3,564,500
Performance-Based RSUs (2013 and 2014)	15,961,488	15,961,488	15,961,488		(1)	—	15,961,488
Restricted Shares (2012, 2013 and 2014)	—	14,544,026	14,544,026	8,826,358		—	8,826,358
Continuation Coverage Benefits
Health and welfare	125,690	76,441	125,690	125,690		—	125,690
Life Insurance	2,696	—	2,696	2,696		—	2,696
Perquisites and Tax Payments
Outplacement Services	—	—	—	15,300		—	15,300
Flight Benefits	76,358	76,358	76,358	76,358		—	76,358
Tax Indemnification on Flight Benefits	437,306	437,306	437,306	437,306		—	437,306

(1)
The LTRP and Performance-Based RSU awards would be paid in accordance with the retirement separation scenario based on Mr. Smisek's retirement eligibility at December 31, 2014.

Estimate of Mr. Rainey's Potential Post-Employment Payments and Benefits
Type of Payment or Benefit	Resignation without Good Reason ($)	Death ($)	Disability ($)	Involuntary Termination without Cause or Voluntary Termination for Good Reason ($)	Change In Control ($)	Change In Control With Qualifying Event ($)
Cash Severance	—	—	—	3,995,000	—	3,995,000
Long-Term Incentives
LTRP Award (2013 and 2014)	—	566,667	566,667	—	—	566,667
Performance-Based RSUs (2013 and 2014)	—	1,268,762	1,268,762	—	—	1,268,762
Restricted Shares (2012, 2013 and 2014)	—	2,238,340	2,238,340	—	—	2,238,340
Continuation Coverage Benefits
Health and welfare	—	—	—	70,845	—	70,845
Life Insurance	—	—	—	8,271	—	8,271
Perquisites
Outplacement Services	—	—	—	15,300	—	15,300
Flight Benefits	98,007	98,007	98,007	98,007	—	98,007

Estimate of Mr. Compton's Potential Post-Employment Payments and Benefits
Type of Payment or Benefit	Retirement ($)	Death ($)	Disability ($)	Involuntary Termination without Cause or Voluntary Termination for Good Reason ($)		Change In Control ($)	Change In Control With Qualifying Event ($)
Cash Severance	—	—	—	4,112,500		—	4,112,500
Long-Term Incentives
LTRP Award (2013 and 2014)	735,000	735,000	735,000		(1)	—	735,000
Performance-Based RSUs (2013 and 2014)	3,291,294	1,645,647	1,645,647		(1)	—	1,645,647
Restricted Shares (2012, 2013 and 2014)	—	2,984,164	2,984,164	—		—	2,984,164
Continuation Coverage Benefits
Health and welfare	—	—	—	66,899		—	66,899
Life Insurance	—	—	—	32,530		—	32,530
Perquisites and Tax Payments
Outplacement Services	—	—	—	15,300		—	15,300
Flight Benefits	100,733	100,733	100,733	100,733		—	100,733
Tax Indemnification on Flight Benefits	350,184	350,184	350,184	350,184		—	350,184
Automobile	72,441	72,441	72,441	72,441		—	72,441

(1)
The LTRP and Performance-Based RSU awards would be paid in accordance with the retirement separation scenario based on Mr. Compton's retirement eligibility at December 31, 2014.

Estimate of Mr. Hart's Potential Post-Employment Payments and Benefits
Type of Payment or Benefit	Resignation without Good Reason ($)	Death ($)	Disability ($)	Involuntary Termination without Cause or Voluntary Termination for Good Reason ($)	Change In Control ($)	Change In Control With Qualifying Event ($)
Cash Severance	—	—	—	3,995,000	—	3,995,000
Long-Term Incentives
LTRP Award (2013 and 2014)	—	320,000	320,000	—	—	320,000
Performance-Based RSUs (2013 and 2014)	—	669,552	669,552	—	—	669,552
Restricted Shares (2012, 2013 and 2014)	—	1,327,164	1,327,164	—	—	1,327,164
Continuation Coverage Benefits
Health and welfare	—	—	—	64,394	—	64,394
Life Insurance	—	—	—	13,059	—	13,059
Perquisites
Outplacement Services	—	—	—	15,300	—	15,300
Flight Benefits	76,577	76,577	76,577	76,577	—	76,577

Termination for "Cause"

        Upon a termination for "cause," our named executive officers are not entitled to any additional payments or benefits. However, upon any termination of employment, including a termination for "cause," Messrs. Smisek and Compton would retain their frozen SERP benefits.

        Frozen SERP benefits.    The value of the frozen SERP benefits as of December 31, 2014 is set forth in the 2014 Pension Benefits Table and the benefits are described under "—Narrative to Pension Benefits Table." This is a frozen benefit and there is no enhancement of this benefit under any separation scenario. The SERP benefit payable is not affected by the cause of termination, other than death. Assuming a termination on December 31, 2014 other than due to death, the lump sum benefit payable to such officers would be as follows: Mr. Smisek—$12,652,339; and Mr. Compton—$4,477,694. Upon a termination other than due to death, the lump sum benefit would be payable partially on January 1, 2015 and partially on July 1, 2015. Assuming a termination on December 31, 2014 due to death, the lump sum benefit would be as follows: Mr. Smisek—$5,908,093; and Mr. Compton—$2,477,692, and in each case the benefit would be payable to the surviving spouse on January 1, 2015. For purposes of these calculations, we have assumed that the lump sum interest rate in effect at the time of payment for those benefits payable after January 1, 2015 will be the same as the assumption currently in effect (4.07%). For the lump sum mortality assumption, we have used the 2015 IRS prescribed 417(e) table.

Retirement or Resignation without "Good Reason"

        Messrs. Smisek and Compton were both retirement eligible on December 31, 2014 and each would have been entitled to the retirement benefits described below. Such benefits are in addition to their frozen SERP benefits described above. Messrs. Rainey and Hart were not retirement eligible as of December 31, 2014 and therefore voluntary separation would occur upon resignation without "good reason" (as defined in the Executive Severance Plan). The only separation benefit provided to Messrs. Rainey and Hart in such circumstance is lifetime flight benefits.

  •
  LTRP Awards/Performance-Based RSUs.  Retirement eligible participants receive payments (pro-rata through the retirement date) under the LTRP awards and the Performance-Based RSUs if and when actively employed participants receive payments based on the Company's actual performance results through the end of the performance period. The performance period for the 2013 awards ends on December 31, 2015 and the performance period for the 2014 awards ends on December 31, 2016. The total potential payment opportunities (without pro-ration) under the 2014 awards granted to Messrs. Smisek and Compton are set forth in the Grants of Plan-Based Awards for 2014 table. Assuming retirement at December 31, 2014, each would be eligible for payment of (i) two-thirds of the 2013 awards based on the Company's actual performance achieved through December 31, 2015 and (ii) one-third of the 2014 awards based on the Company's actual performance achieved through December 31, 2016. As an estimate of the future payment to Messrs. Smisek and Compton, the termination tables set forth above include (i) two-thirds of the target opportunity under the 2013 LTRP, (ii) one-third of the target opportunity under the 2014 LTRP, (iii) two-thirds of the value of the 2013 Performance-Based RSU awards assuming that the awards meet the stretch level of performance, and (iv) one-third of the value of the 2014 Performance-Based RSU awards assuming that the awards meet the stretch level of performance. The estimated payout value of the 2013 Performance-Based RSUs was determined based on the maximum payment amount established by the Compensation Committee at the time of grant ($51.82 per unit). The estimated payout value of the 2014 Performance-Based RSUs was determined based on the closing price of the Common Stock on December 31, 2014 ($66.89 per share). Vested Performance-Based RSUs will be settled based on the average closing price of the Common Stock over the 20 trading days at the end of the performance period, but may not exceed the maximum payment amount established by the Compensation Committee for the applicable grant. The maximum payment amount applicable to the 2014 awards is $86.56 per unit. The Performance-Based RSU Awards outstanding at December 31, 2014 are set forth in the Outstanding Equity Awards at 2014 Fiscal Year-End table.

    No amounts are payable under the LTRP awards or the Performance-Based RSU awards in connection with a voluntary resignation without "good reason" and therefore no amounts have been included for these awards under this scenario for Messrs. Rainey and Hart.

  •
  Restricted Shares.  The outstanding restricted share awards terminate upon retirement or resignation without "good reason."

  •
  Continuation Coverage Benefits.  Upon any termination other than for "cause", Mr. Smisek is eligible to receive continued coverage under the Company's health and welfare benefit plans for himself and his eligible dependents at rates equivalent to those paid by similarly-situated employees who continue in service. Upon any termination other than for "cause", Mr. Smisek is eligible to receive continued life insurance benefits. Mr. Smisek receives these benefits until he is eligible for Medicare (but in no event beyond age 65). Messrs. Rainey, Compton and Hart do not have any post-separation continuation benefits upon retirement or voluntary resignation without "good reason."

  •
  Flight Benefits.  Upon any termination other than for "cause," flight benefits are provided for the remainder of the executive's lifetime, with indemnification for taxes on imputed income (except in the case of Messrs. Rainey and Hart), subject to an annual limit. Prior to the merger, United and Continental adopted policies to eliminate tax indemnification for post-separation perquisites provided to officers who were not entitled to such benefits as of the date the respective policy was adopted and therefore Messrs. Rainey and Hart are not eligible for the post-separation tax indemnity. Each of the other named executive officers had a grandfathered right to these post separation tax reimbursements. Upon death, each executive's survivors will receive a limited flight benefit, which has not been separately valued for purposes of the above tables and is shown at the same value as the other termination scenarios. Mr. Smisek also is entitled to two parking spaces at the Company's hub airports in Houston, Texas and Chicago, Illinois for the remainder of his lifetime. The aggregate current annual incremental cost of these parking spaces is approximately $1,800, which has not been separately valued for purposes of the above table.

  •
  Automobile.  Upon any termination other than for "cause", Mr. Compton will retain the automobile that he is using at the time his employment terminates. The table shows the year-end book value of the automobile currently provided by the Company.

Termination Due to Death or Disability

        If a named executive officer was terminated due to death or disability on December 31, 2014, in addition to applicable benefits as described above, he would have been entitled to the following benefits:

  •
  LTRP Awards/Performance-Based RSUs.  For Mr. Smisek, the 2013 and 2014 LTRP awards and the 2013 and 2014 Performance-Based RSUs vest and become payable (on a pro-rated basis) at the same time as payments are made to other participants, based on actual achievement of performance targets and as if Mr. Smisek had remained employed through the end of the applicable performance period. This treatment of Mr. Smisek's incentive compensation awards is specified in his employment agreement. For purposes of the estimate of the future payments to Mr. Smisek in the termination tables set forth above, the amounts included for death or disability are the same as those included for the retirement scenario and described above.

    For Messrs. Rainey, Compton and Hart, upon death or disability, the 2013 and 2014 LTRP awards and the 2013 and 2014 Performance-Based RSUs vest at the target level and are paid out immediately on a pro-rata basis. For purposes of the termination tables set forth above, (i) two-thirds of the target opportunity under the 2013 awards and (ii) one-third of the target opportunity under the 2014 awards has been included as an estimate of the payments to Messrs. Rainey, Compton and Hart. The value of each Performance-Based RSU was determined based on the same stock price assumptions as included for the retirement and resignation scenario and described above.

  •
  Restricted Shares.  The restricted share awards vest in full upon death or disability. The value of each restricted share was estimated based on the closing price of a share of Common Stock on December 31, 2014 ($66.89 per share).

  •
  Frozen SERP Benefit.  If the executive dies, the surviving spouse is entitled to immediate payment of the SERP benefit in a lump sum. This lump sum payment is the present value of the hypothetical benefit that would be payable if the participant had terminated employment on the date of death, survived until age 60, been entitled to and elected a contingent annuitant option with 50% of the benefit continuing to his surviving spouse at his death, and died the day after benefits commenced. Assuming a date of death of December 31, 2014, the lump sum benefit would be payable on January 1, 2015 and the amounts payable to the beneficiaries of the named executive officers would be as follows: Mr. Smisek—$5,908,093; and Mr. Compton—$2,477,692.

  •
  Continuation Coverage Benefits.  In the case of death, the named executive officers' beneficiaries are entitled to receive proceeds of life insurance benefits as determined under the applicable life insurance policies. For Messrs. Rainey, Compton and Hart, this benefit is equal to three times his base salary at the time of death. For Mr. Smisek, there is a life insurance benefit included in his employment agreement which, as of December 31, 2014, provides his beneficiary with a payment equal to $4,875,000, representing two times the sum of (i) his base salary ($975,000) and (ii) 150% of his base salary (equivalent to the value of his cash severance). In the case of disability, the named executive officer is eligible to receive monthly benefits under the Company's applicable disability policies. There is no additional cost to the Company associated with payments under these policies and therefore no additional amounts are included in the tables with respect to these policies.

Involuntary Termination Without "Cause" or Voluntary Termination for "Good Reason"

        If any of the named executive officers was terminated by the Company without "cause" or terminated voluntarily for "good reason" (as defined in Mr. Smisek's employment agreement and the Executive Severance Plan for the remaining named executive officers) on December 31, 2014, in addition to the benefits described above (including payments under outstanding awards with respect to the named executive officers who are retirement eligible and excepting disability benefits or life insurance payments and except as modified below), he would have been entitled to the following:

  •
  Cash Severance.  A cash severance payment equal to two times the sum of (i) his base salary (Smisek—$975,000, Rainey—$850,000, Compton—$875,000, and Hart—$850,000) and (ii) (a) for Mr. Rainey, target bonus under the annual incentive plan for 2014 (135% of base salary), (b) for Messrs. Compton and Hart, the target bonus under the applicable annual incentive plan for 2013 (135% of base salary) multiplied by year-end base salary, or (c) for Mr. Smisek, 150% of his year-end base salary. To the extent permitted under Section 409A of the Code, the severance payment is made in one lump sum payment. If the severance payment is subject to a six-month delay, interest will be paid on the delayed payment.

  •
  LTRP Awards/Performance-Based RSUs.  For Messrs. Smisek and Compton, as a result of their retirement eligibility, the LTRP awards and the Performance-Based RSUs have the same treatment upon involuntary termination without cause or voluntary termination for good reason as is described above upon retirement. For Messrs. Rainey and Hart, such awards would be forfeited and no payment would be made with respect to such awards.

  •
  Restricted Shares.  For Mr. Smisek, the outstanding restricted share awards vest on a pro-rata basis. The separation table for Mr. Smisek includes all of the year-end value of his 2012 restricted share award, two-thirds of the year-end value of his 2013 restricted stock awards, and one-third of the year-end value of the 2014 restricted stock award. The value of each restricted share was estimated based on the closing price of a share of Common Stock on December 31, 2014 ($66.89 per share). For the remaining named executive officers, the outstanding restricted shares would be forfeited and no payment would be made with respect to such awards.

  •
  Continuation Coverage Benefits.  For Mr. Smisek, continued coverage under the Company's health and welfare benefit plans and continued life insurance benefits as set forth above. For Messrs. Rainey, Compton and Hart, continued coverage under the Company's welfare benefit plans for themselves and their eligible dependents at rates equivalent to those paid by similarly situated employees who continue in service, for 24 months following termination (until December 31, 2016) or, if earlier, until he receives similar benefits from a subsequent employer. The continued welfare benefits shall be subject to any Medicare or other coordination of benefits provisions under a particular welfare benefit plan. Messrs. Rainey, Compton and Hart also receive continued life insurance benefits for 24 months following termination.

  •
  Outplacement Services.  Outplacement consulting services for 12 months following termination with an estimated cost of $15,300 based on current contracted rates.

"Change in Control"

        If a "change in control" of the Company occurred on December 31, 2014, except as noted below with respect to retirement eligible participants, no payments or benefits are provided to the named executive officers unless there is also a qualified termination of employment. These payments and benefits are generally similar to those provided upon a qualified termination in the absence of a change in control. For purposes of the termination tables set forth above, "qualifying event" includes involuntary termination without "cause," voluntary termination for "good reason," death, disability and attainment of retirement eligibility. However, the health and welfare benefits would be provided to Messrs. Rainey, Compton and Hart only upon involuntary termination without "cause" or voluntary termination for "good reason."

        The outstanding restricted share awards include a double-trigger with respect to a change in control, with vesting accelerated only if the holder terminates for "good reason" or upon a qualifying event within two years of the change in control. The outstanding LTRP awards and Performance-Based RSU awards also include double-trigger provisions. Pursuant to such awards, the performance goals would be deemed satisfied at the target level of performance, which was specified by the Compensation Committee as the change in control level of performance at the time the awards were granted. Payments would be subject to continued employment through the end of the performance period except in situations involving a qualifying termination event, death, disability or with respect to a retirement eligible participant, who would be eligible for annual pro-rata payment. Payments with respect to the 2013 and 2014 LTRP and Performance-Based RSU awards would be made on a pro-rated basis to each of the named executive officers upon a qualifying termination event, death or disability.

        None of our named executive officers will be entitled to indemnification with respect to excise taxes under Section 4999 of the Code for a change in control. Instead, payments to each named executive officer that would be subject to the excise tax will be reduced to the level at which the excise tax will not be applied unless such executive would be in a better net after-tax position by receiving the full payments and paying the excise tax.

Departure of Messrs. Foland and McDonald

        Messrs. Foland and McDonald departed from the Company effective January 16, 2015 and February 28, 2014, respectively.

        In connection with his departure, Mr. Foland received the benefits under the Executive Severance Plan applicable to a resignation without "good reason," which are lifetime flight benefits ($21,623 estimated incremental cost to the Company) and related tax indemnification ($166,703 estimated incremental cost to the Company). All of Mr. Foland's incentive awards were forfeited in connection with his resignation and he did not receive any continuation coverage benefits. Mr. Foland remains subject to confidentiality obligations indefinitely and is subject to non-competition and non-solicitation obligations pursuant to surviving obligations of his prior employment agreement and the terms of the 2014 restricted share awards.

        In connection with his departure, Mr. McDonald received the benefits applicable under his then existing employment agreement upon an involuntary termination without "cause" and his outstanding long-term incentive awards received or will receive the treatment applicable to his retirement eligibility. As set forth in the 2014 Summary Compensation Table, Mr. McDonald received a cash severance in the amount of $3,995,000 and payment for unused vacation. As a result of his retirement eligibility, his 2012 and 2013 LTRP awards and 2012 and 2013 Performance-Based RSU awards are payable on a pro-rata basis through his retirement date based on the Company's actual performance through the end of the performance period. No amounts were earned under the 2012 LTRP awards. The 2012 Performance-Based RSUs achieved the stretch level of performance and the related pro-rata payment to Mr. McDonald is included in the Option Exercises and Stock Vested for 2014 table. Mr. McDonald is eligible for pro-rata payment under the 2013 awards based on the Company's performance through December 31, 2015, the end of the performance period. The December 31, 2014 value of Mr. McDonald's 2013 Performance-Based RSU awards is set forth in the "Outstanding Equity Awards at 2014 Fiscal Year-End" table. Mr. McDonald will also receive lifetime flight benefits ($37,911 estimated incremental cost to the Company) and related tax indemnification ($232,208 estimated incremental cost to the Company). At his separation date, Mr. McDonald was eligible for the Company's retiree medical benefit and under the terms of his employment agreement is eligible to pay active employee rates for 24 months ending February 28, 2016. Mr. McDonald remains subject to confidentiality obligations indefinitely.

Material Defined Terms

        The terms "cause" and "good reason" as used above are defined under Mr. Smisek's employment agreements and the Executive Severance Plan with respect to the remaining named executive officers and are set forth below.

  •
  "Cause" means, in general, (i) gross neglect or willful gross misconduct (for Mr. Smisek such conduct must result in a material economic harm to the Company); (ii) conviction of, or plea of nolo contendre to, a felony or crime involving moral turpitude; (iii) the executive's commission of an act of deceit or fraud intended to result in personal and unauthorized enrichment of the executive at the Company's expense; or (iv) a material breach of a material obligation of the executive. For Messrs. Rainey, Compton and Hart, "cause" also includes (a) the executive's abuse of alcohol or drugs rendering the executive unable to perform the material duties and services required by his position or (b) a material violation of Company policies.

  •
  With respect to Mr. Smisek, "good reason" means, in general, (i) a material diminution in his authority, duties or responsibilities; (ii) a change in the location at which he must perform services by more than 50 miles from Houston, Texas and Chicago, Illinois; (iii) a diminution in his base salary, except as part of an across-the-board reduction in salary; (iv) the expiration of the employment agreement following non-renewal by the Company; or (v) a material breach of the employment agreement by the Company.

  •
  With respect to Messrs. Rainey, Compton and Hart, "good reason" means, in general, (i) a material diminution in the executive's authority, duty or responsibilities; (ii) a material diminution in the executive's base salary, except as part of an across-the-board reduction in salary; (iii) a relocation of the executive's principal place of employment by more than 50 miles; or (iv) a material breach of the Executive Severance Plan by the Company.

  •
  "Change in Control" means, in general, the occurrence of any one of the following events: (i) certain acquisitions by a third-party or third-parties, acting in concert, of at least a specified threshold percentage of the Company's then outstanding voting securities; (ii) consummation of certain mergers or consolidations of the Company with any other corporation; (iii) stockholder approval of a plan of complete liquidation or dissolution of the Company; (iv) consummation of certain sales or dispositions of all or substantially all the assets of the Company; and (v) certain changes in the membership of the Company's board of directors.

Restrictive Covenants and Release Requirement

        The prior employment agreements with Messrs. Rainey, Compton, Hart, Foland and McDonald contain surviving obligations related to non-solicitation, non-competition and no-hire provisions for the two year period following termination of employment (except, with respect to the non-competition covenant, if such termination is an involuntary termination by the Company without "cause" or by the executive for "good reason"). Mr. Smisek continues to be subject to the Confidentiality and Non-Compete Agreement with Continental dated April 23, 2009, which includes an 18-month non-compete obligation following termination of his employment, except if such termination is by the Company for a reason other than "cause" or by Mr. Smisek for "good reason." Similar restrictive covenants apply for a period of one year pursuant to the terms of the 2014 restricted stock awards. In addition, each of the above named executives officers is bound by an obligation of confidentiality for an indefinite duration. The employment agreement with Mr. Smisek and the Executive Severance Plan contain a requirement to execute a release of claims in favor of the Company in order to receive the above described separation benefits (other than the frozen SERP benefits).

Methodologies and Assumptions used for Calculating Other Potential Post-Employment Payments

        For purposes of quantifying the payments and estimated benefits disclosed in the foregoing tables, the Company utilized the following assumptions and methodologies to calculate the applicable costs to the Company:

  •
  Continuation Coverage benefits.  The present value of medical and prescription drug benefits and life insurance benefits that are continued for a pre-defined period following certain qualifying triggering events was determined based on assumptions used for financial reporting purposes (i.e. FASB ASC 715-20-50 assumptions) using a discount rate of 3.93%. The separation scenarios include the portion of the benefits that is greater than the benefit that would be provided to all management employees. Mr. Smisek is assumed to be eligible for Medicare beginning on August 17, 2019. The value of the continued life insurance benefits was determined based on individual insurance premium rates paid by the Company for each executive.

  •
  Flight benefits and related tax reimbursements.  The value of travel privileges was determined by utilizing the following assumptions: (i) executive and eligible family members and significant others continue to utilize the travel benefit for a period of 20 years; (ii) the level of usage for each year is the same as the actual usage was for the executive and such persons for 2014; and (iii) the incremental cost to the Company for providing travel benefits for each year is the same as the actual incremental cost incurred by the Company for providing travel benefits to the executive and eligible family members and significant others for 2014. On the basis of these assumptions, the Company determined the value of travel benefits by calculating the present value of the assumed incremental cost of providing the benefit to the executive and the executive's eligible family members over a 20-year period using a discount rate of 3.93%. The tax indemnification on flight benefits was determined utilizing the same three assumptions stated above. Using these assumptions, the Company determined the value of the indemnification by calculating the present value of the executive's future assumed annual tax indemnification (equal to the executive's actual 2014 tax indemnity) over a 20-year period using a discount rate of 3.93%.

2014 DIRECTOR COMPENSATION

        The following table represents the amount of director compensation in 2014 for each director other than Mr. Smisek. As the Company's Chairman, President and Chief Executive Officer during 2014, Mr. Smisek received no additional compensation for his service as a director. Mr. Smisek's compensation as an employee of the Company is shown in the 2014 Summary Compensation Table.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
CURRENT DIRECTORS
Carolyn Corvi	102,500	125,000	5,136	232,636
Richard A. Delaney	—	—	2,032	2,032
Jane C. Garvey	101,250	125,000	22,285	248,535
James J. Heppner	—	—	32,828	32,828
Walter Isaacson	101,250	125,000	31,788	258,038
Henry L. Meyer III	142,500	125,000	39,647	307,147
Oscar Munoz	107,500	125,000	37,282	269,782
William R. Nuti	88,750	125,000	7,019	220,769
Laurence E. Simmons	105,000	125,000	55,646	285,646
David J. Vitale	112,500	125,000	30,144	267,644
John H. Walker	107,500	125,000	24,250	256,750
Charles A. Yamarone	98,750	125,000	15,809	239,559
FORMER DIRECTORS
Stephen R. Canale(3)	—	—	1,418	1,418

(1)
This column reflects the grant date fair value of 2,916.13 share units granted to each of the non-employee directors on June 12, 2014, as discussed under the caption "Equity Compensation" below, calculated pursuant to FASB ACS Topic 718. As of December 31, 2014, the aggregate number of share units outstanding for each individual who served as a non-employee director was: 2,916.13 for each of Ms. Corvi, and Messrs. Meyer, Munoz, Nuti, Simmons and Yamarone; 6,732 for Ms. Garvey; 29,623.81 for Mr. Isaacson; and 9,944.62 for each of Messrs. Vitale and Walker.

(2)
All other compensation includes: (a) with respect to certain non-employee directors, matching contributions to nonprofit organization(s) to which the director makes a personal commitment(s), as discussed under the caption "Charitable Contributions" below; (b) a tax reimbursement relating to flight benefits (which value is greater than the incremental cost to the Company of providing such benefits) for each director as follows: Ms. Corvi—$5,136; Mr. Delaney—$2,032; Ms. Garvey—$3,195; Mr. Heppner—$28,276; Mr. Isaacson—$9,663; Mr. Meyer—$16,977; Mr. Munoz—$30,139; Mr. Nuti—$7,019; Mr. Simmons—$30,139; Mr. Vitale—$8,364; Mr. Walker—$16,221; Mr. Yamarone—$9,636; and Mr. Canale—$1,418; and (c) as required by SEC rules, for certain directors whose perquisites equal or exceed $10,000, the aggregate incremental cost to the Company of such director's flight benefits.

(3)
During 2014, Mr. Canale served as a member of the Board of Directors from January 1, 2014 until June 11, 2014.

        We do not pay directors who are employees of the Company or directors who are elected by a class of stock other than Common Stock additional cash or equity compensation for their services as directors; however, each of the ALPA director and the IAM director are entitled to receive certain flight benefits. For purposes of the disclosure contained in this section, we refer to the non-employee directors elected by the holders of our Common Stock as "non-employee directors."

        To attract and retain the services of experienced and knowledgeable non-employee directors, the Company adopted the 2006 Director Equity Incentive Plan, which we refer to as the "DEIP." The DEIP was amended and restated on February 20, 2014. Under the DEIP, non-employee directors may receive as compensation periodic awards, stock compensation or cash compensation. Periodic awards are equity-based awards including options, restricted stock, SARs and/or shares that are granted to non-employee directors from time to time at the discretion of the Board.

        The Nominating/Governance Committee periodically reviews and makes recommendations to the Board regarding the form and amount of compensation of the Company's non-employee directors. The Nominating/Governance Committee has not delegated any authority with respect to director compensation matters, and no executive officer plays a role in determining the amount of director compensation. The Compensation Committee's independent compensation consultant, Exequity, has advised the Nominating/Governance Committee with respect to director compensation matters. These matters include, among other things, a review and market analysis of board of director pay and benefits, and share ownership guidelines.

Cash Retainers for Board and Committee Service

        For the year ended December 31, 2014, cash compensation for the non-employee directors consisted of the following:

  •
  an annual retainer of $80,000;

  •
  an additional annual retainer of $25,000 for the Lead Director;

  •
  an additional annual retainer of $10,000 for the Chairperson of the Public Responsibility Committee; $15,000 for each of the Chairpersons of the Compensation, Executive, Finance and Nominating/Governance Committees; and $20,000 for the Chairperson of the Audit Committee; and

  •
  an additional annual retainer of $5,000 for each of the members (other than the Chairperson) of the Public Responsibility Committee; $7,500 for each of the members (other than the Chairperson) of the Compensation, Executive, Finance and Nominating/Governance Committees; and $10,000 for each of the members (other than the Chairperson) of the Audit Committee.

Effective January 1, 2015, in connection with a review by Exequity of the Company's non-employee director compensation program, the Board approved the following modifications to the cash compensation for the non-employee directors to better align with median director pay levels among the companies that comprise the pay benchmarking peer companies for purposes of assessing the competitiveness of the Company's executive and director pay:

  •
  the annual retainer will be increased to $85,000;

  •
  the additional annual retainer for the Chairperson of each of the Compensation, Executive, Finance, Nominating/Governance and Public Responsibility Committees will be increased to $20,000; and the additional annual retainer for the Chairperson of the Audit Committee will be increased to $25,000; and

  •
  the additional annual retainer for each of the members (other than the Chairperson) of each of the Compensation, Executive, Finance, Nominating/Governance and Public Responsibility Committees will be increased to $12,500; and the additional annual retainer for each of the members (other than the Chairperson) of the Audit Committee will be increased to $15,000.

        The additional annual retainer paid to the Lead Director was not modified in connection with this review.

Equity Compensation

        For the year ended December 31, 2014, non-employee directors received an annual grant of share units on June 12, 2014, with a grant date fair value equal to $125,000. Each share unit represents the economic equivalent of one share of Common Stock and vests on the one-year anniversary of the date of grant. Upon settlement, the share units will be settled: (i) 50% in cash based on the average of the high and low sales prices of Common Stock on the anniversary date; and (ii) 50% in shares of Common Stock. Any odd or fractional units will be settled in cash.

        The stock ownership guidelines that apply to our non-employee directors encourage our non-employee directors to hold shares of Common Stock or equity-based awards (including share units and restricted shares) with a fair market value equal to or exceeding four times the annual cash retainer paid to the non-employee directors, which is currently set at $85,000. The guidelines provide for a transition period of five years for non-employee directors to achieve the ownership requirement. The Nominating/Governance Committee reviews equity ownership of the non-employee directors annually. Once a non-employee director is determined to be in compliance with the stock ownership guidelines, the non-employee director will be considered to be in compliance until such time as he or she sells or otherwise disposes of any of his or her Common Stock, at which time the Nominating/Governance Committee will re-evaluate the non-employee director's compliance with the stock ownership guidelines. All non-employee directors are currently in compliance with the guidelines.

Director Compensation Deferral under the DEIP

        In prior years, non-employee directors were permitted to defer the receipt of some or all cash compensation through credits to a cash and/or share account established and maintained by the Company on behalf of the director. Non-employee directors were also permitted to defer the receipt of shares that would otherwise be issued under a periodic award through credits to his or her share account. Distribution from the cash and/or share accounts will be made, if in a lump sum, or will commence, if in installments, as soon as administratively practicable after January 1 of the year following the year the non-employee director terminates his or her position as a director of the Company. Beginning in 2011, the Board eliminated the compensation deferral option.

Travel Benefits

        We consider it important for our directors to understand our business and to have exposure to our operations and employees. For that reason, our directors receive flight benefits, including a travel card permitting positive space travel by the director, the director's spouse or qualified domestic partner and certain other eligible travelers, frequent flyer cards, and access to our United Club facilities. These benefits are taxable to the director, subject to the reimbursement of certain of such taxes by the Company. Prior to the Merger, United Air Lines and Continental adopted policies to eliminate tax indemnification for post-separation perquisites provided to non-employee directors who did not have an existing right to such benefits as of the date the respective policy was adopted. The tax indemnification provided to the non-employee directors is subject to an annual limit. A non-employee director who retires from the Board with at least five consecutive years of service will receive lifetime travel benefits, subject to certain exceptions.

Charitable Contributions

        We adopted a program in 2009 through which the Company provides a matching charitable contribution to qualifying nonprofit organizations to which a director makes a personal commitment in an aggregate amount of up to $20,000 per year. In the case of each of the ALPA director and IAM director, the Company will provide a matching charitable contribution to qualifying nonprofit organizations to which the director or their respective union contributes up to $20,000 per year in the aggregate.

        During 2014, directors elected by the holders of Common Stock were also entitled to donate ten round trip tickets for complimentary positive space travel to charity.

 AUDIT COMMITTEE REPORT

United Continental Holdings, Inc. Audit Committee Report

To the Board of United Continental Holdings, Inc.:

        The Audit Committee is comprised of five non-employee members of the Board. After reviewing the qualifications of the current members of the committee, and any relationships they may have with the Company that might affect their independence from the Company, the Board has determined that: (1) all current committee members are "independent" as that concept is defined in Section 10A of the Exchange Act; (2) all current committee members are "independent" as that concept is defined in the applicable NYSE listing standards; (3) all current committee members are financially literate under the applicable NYSE listing standards; and (4) each of Mr. Munoz, Mr. Vitale and Mr. Walker qualifies as an audit committee financial expert under the applicable rules promulgated pursuant to the Exchange Act.

        The Board appointed the undersigned directors as members of the committee and adopted a written charter setting forth the procedures and responsibilities of the committee. Each year, the committee reviews the adequacy of the charter and recommends any changes to the Board for approval. In addition, the Company will furnish an annual written affirmation to the NYSE relating to, among other things, clauses (2)-(4) of the first paragraph of this report and the adequacy of the committee charter.

        During the last year, and earlier this year in preparation for the filing with the SEC of the Company's Annual Report on Form 10-K for the year ended December 31, 2014 (the "10-K"), the committee, among other matters:

  •
  reviewed and discussed the audited financial statements included in the 10-K with management and the Company's independent registered public accounting firm, referred to in this report as the "independent auditors";

  •
  reviewed the overall scope and plan for the annual audit of the Company's financial statements to be included in the 10-K and the results of the examinations by the Company's independent auditors;

  •
  met with management periodically during the year to consider the adequacy of the Company's internal control over financial reporting and the quality of its financial reporting and discussed these matters with the Company's independent auditors and with appropriate Company financial personnel and internal auditors;

  •
  reviewed and discussed with the independent auditors: (1) their judgments as to the quality of the accounting principles applied in the Company's financial reporting; (2) the written disclosures and the letter received from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors' communications with the committee concerning independence, and the independence of the independent auditors; and (3) the matters required to be discussed with the committee under auditing standards generally accepted in the United States, including Auditing Standard No. 16, "Communications with Audit Committees", as amended;

  •
  based on these reviews and discussions, as well as private discussions with the independent auditors and the Company's internal auditors, recommended to the Board the inclusion of the audited financial statements of the Company and its subsidiaries in the 10-K; and

  •
  determined that the non-audit services provided to the Company by the independent auditors (discussed below under Proposal No. 2) are compatible with maintaining the independence of the independent auditors. The committee's pre-approval policies and procedures are discussed below under Proposal No. 2.

        Notwithstanding the foregoing actions and the responsibilities set forth in the committee charter, the charter clarifies that the committee is not responsible for certifying the Company's financial statements or guaranteeing the independent auditors' report. The functions of the committee are not intended to duplicate or substitute for the activities of management and the independent auditors, and the committee members cannot provide any expert or special assurance as to the Company's financial statements or internal controls or any professional certifications as to the work of the independent auditors. Management is responsible for the Company's financial reporting process, including its system of internal control over financial reporting, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. The independent auditors are responsible for expressing an opinion on those financial statements. Committee members are not employees of the Company and are not acting as professional accountants or auditors on behalf of the Company. Therefore, the committee has relied, without independent verification, on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of the independent auditors included in their report on the Company's financial statements.

        The committee meets periodically with management and the independent and internal auditors, including private discussions with the independent auditors and the Company's internal auditors, and receives the communications described above. The committee has also established procedures for: (1) the receipt, retention and treatment of complaints received by the Company regarding accounting, auditing or internal accounting control matters; and (2) the confidential, anonymous submission by the Company's employees of concerns regarding questionable accounting or auditing matters. However, this oversight does not provide the committee with an independent basis to determine that management has maintained: (1) appropriate accounting and financial reporting principles or policies; or (2) appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the committee's considerations and discussions with management and the independent auditors do not assure that the Company's financial statements are presented in accordance with generally accepted accounting principles or that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards.

        The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

Respectfully submitted,
Audit Committee
Oscar Munoz, Chair Carolyn Corvi Laurence E. Simmons David J. Vitale John H. Walker

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

Independent Public Accountants

        Ernst & Young LLP was the Company's independent registered public accounting firm for the fiscal year ended December 31, 2014. The Audit Committee has approved the appointment of Ernst & Young LLP to serve as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2015.

Audit Committee Pre-Approval Policy and Procedures

        The Audit Committee has adopted a policy on pre-approval of services of the Company's independent registered public accounting firm. The policy provides that the Audit Committee shall pre-approve all audit and non-audit services to be provided to the Company and its subsidiaries and affiliates by its independent auditors. The process by which this is carried out is as follows:

        For recurring services, the Audit Committee reviews and pre-approves the independent registered public accounting firm's annual audit services in conjunction with the annual appointment of the outside auditors. The reviewed materials include a description of the services along with related fees. The Audit Committee also reviews and pre-approves other classes of recurring services along with fee thresholds for pre-approved services. In the event that the additional services are required prior to the next scheduled Audit Committee meeting, pre-approvals of additional services follow the process described below.

        Any requests for audit, audit related, tax and other services not contemplated with the recurring services approval described above must be submitted to the Audit Committee for specific pre-approval and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings. However, the authority to grant specific pre-approval between meetings, as necessary, has been delegated to the Chair of the Audit Committee. The Chair must update the Audit Committee at the next regularly scheduled meeting of any services that were granted specific pre-approval.

        On a periodic basis, the Audit Committee reviews the status of services and fees incurred year-to-date and a list of newly pre-approved services since its last regularly scheduled meeting. The Audit Committee has considered whether the 2014 and 2013 non-audit services provided by Ernst & Young LLP, the Company's independent registered public accounting firm are compatible with maintaining auditor independence.

        All of the services in 2014 and 2013 under the Audit Fees, Audit Related Fees, Tax Fees and All Other Fees categories below have been approved by the Audit Committee pursuant to paragraph (c)(7) of Rule 2-01 of Regulation S-X of the Exchange Act.

Independent Registered Public Accounting Firm Fees

        The aggregate fees billed for professional services rendered by the Company's independent registered public accounting firm in 2014 and 2013 are as follows (in thousands):

Service	2014	2013
Audit Fees	$3,827	$3,814
Audit Related Fees	181	178
Tax Fees	560	1,118
All Other Fees	5	5

Total	$4,573	$5,115

Audit Fees

        For 2014 and 2013, audit fees consist primarily of the audit and quarterly reviews of the consolidated financial statements and the audit of the effectiveness of internal control over financial reporting of UAL and its wholly-owned subsidiaries. Audit fees also include the audit of the consolidated financial statements of United, employee benefit plan audits, attestation services required by statute or regulation, comfort letters, consents, assistance with and review of documents filed with the SEC, work performed by tax professionals in connection with the audit and quarterly reviews, and accounting and financial reporting consultations and research work necessary to comply with generally accepted auditing standards.

Audit Related Fees

        In 2014, fees for audit related services consisted of an assessment of certain information technology security related controls.

Tax Fees

        Tax fees for 2014 and 2013 include professional services provided for preparation of tax returns of certain expatriate employees, personal tax compliance and advice, preparation of federal, foreign and state tax returns, review of tax returns prepared by the Company, research and consultations regarding tax accounting and tax compliance matters and assistance in assembling data to prepare for and respond to governmental reviews of past tax filings, exclusive of tax services rendered in connection with the audit.

All Other Fees

        Fees for all other services billed in 2014 and 2013 consist of subscriptions to Ernst & Young LLP's on-line accounting research tool.

Ratification of Appointment of Independent Registered Public Accounting Firm

        The Audit Committee has appointed Ernst & Young LLP as the Company's independent registered public accounting firm to audit the Company's consolidated financial statements for fiscal year 2015. Ernst & Young LLP has served as the Company's independent registered public accounting firm since 2010. It is anticipated that representatives of Ernst & Young LLP will be present at the meeting and will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions from those attending the meeting.

        The stockholders are being asked to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm for 2015. Although ratification is not required by law or the Company's Bylaws, the Board is submitting the appointment to the stockholders as a matter of good corporate governance. In the event of a negative vote on such ratification, the Audit Committee may reconsider its selection. Even if this appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.

        THE BOARD AND AUDIT COMMITTEE UNANIMOUSLY RECOMMEND A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2015, WHICH IS DESIGNATED AS PROPOSAL NO. 2.

 PROPOSAL NO. 3

ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE COMPANY'S NAMED
EXECUTIVE OFFICERS

        In accordance with Section 14A of the Exchange Act, we are providing stockholders with the opportunity to vote on an advisory resolution, commonly known as a "say-on-pay" proposal, approving the Company's executive compensation as reported in this proxy statement:

  RESOLVED, that the stockholders approve the compensation of the named executive officers of United Continental Holdings, Inc., as disclosed in the proxy statement for the 2015 Annual Meeting of Stockholders under the section captioned "Executive Compensation" including the Compensation Discussion and Analysis, the compensation tables, the accompanying footnotes, and the related disclosure contained therein.

        At the 2011 Annual Meeting of Stockholders, stockholders were asked to cast a non-binding advisory vote on whether the say-on-pay vote should be held every year, every two years or every three years (the "Frequency Vote"). A majority of stockholders voting on the matter indicated a preference for holding the say-on-pay vote on an annual basis. Accordingly, the Board resolved that the non-binding advisory vote to approve the compensation of the Company's named executive officers will be held on an annual basis at least until the next Frequency Vote is held. At the Company's Annual Meeting on June 11, 2014, approximately 96% of the votes cast were voted in favor of the "say-on-pay" proposal.

        Our executive compensation program for 2014 is described in this proxy statement under the section captioned "Executive Compensation" including the Compensation Discussion and Analysis ("CD&A"), the compensation tables, the accompanying footnotes, and the related disclosure contained therein.

        As discussed in the CD&A, our executive compensation programs are designed to fulfill the following principles: (i) aligning the interests of our stockholders and executives; (ii) linking executive pay to performance; and (iii) attracting, retaining and appropriately rewarding our executives in line with market practices.

        Our 2014 executive compensation policies and practices include the following features, which we believe illustrate our commitment to corporate governance "best practices" and the program principles stated above:

  •
  Elimination of employment agreements.  We eliminated employment agreements during 2014 for all officers other than our CEO and replaced such agreements with standardized severance policies.

  •
  Multiple performance metrics aimed at stockholder value.  We utilize multiple performance metrics to motivate and reward achievements that we believe are complementary of one another and that contribute to the long-term creation of stockholder value.

  •
  Absolute performance focus balanced by relative performance.  We utilize performance measures that emphasize absolute performance goals, which provide the primary links between incentive compensation and the Company's business strategy and financial results, while providing balance through relative performance goals, which measure Company performance in comparison to an industry peer group.

  •
  Capped payout opportunities.  Our 2014 annual incentive awards, Long-Term Relative Performance awards and Performance-Based RSUs include a limit on the maximum payout opportunities.

  •
  Independent Compensation Committee.  The Compensation Committee is comprised solely of independent directors and approves all compensation for our Section 16 reporting officers.

  •
  Independent Compensation Consultant.  The Compensation Committee has retained an independent compensation consultant, who provides services directly to the Compensation Committee, and has adopted an "Independent Executive Compensation Consultant Conflict of Interest Policy," compliance with which is regularly monitored by the Compensation Committee.

  •
  Pay is targeted at market median levels.

  •
  Balanced peer group companies.  Our peer group for compensation benchmarking purposes was carefully selected to include well-run companies in general industry, with a primary focus on airlines, aerospace and transportation companies; companies of similar revenue size (i.e., 0.5-2.0 times UAL's revenue); and the largest U.S.-based airlines (regardless of revenue range).

  •
  "Double-triggers" on change in control.  All long-term incentives have "double-trigger" accelerated vesting provisions such that a change in control transaction alone will not cause immediate vesting of the awards.

  •
  Stock ownership guidelines.  Our named executive officers are subject to stock ownership guidelines ranging from two to five times base salary.

  •
  Securities trading policy.  We maintain a securities trading policy, which prohibits pledging and hedging Company securities by our officers and directors.

  •
  No change in control tax indemnity.  Company policy prohibits excise tax indemnity for change in control transactions.

  •
  "Claw-back" provisions.  Our programs include claw-back provisions, requiring the return of incentive payments in certain financial restatement situations.

  •
  Profit-sharing hurdle.  No annual incentives are paid to officers unless co-workers receive a profit-sharing payment for the year.

  •
  Risk mitigation.  Our executive pay program has been designed with features to mitigate against the risk of inappropriate behavior.

  •
  Annual say-on-pay vote.  We have adopted an annual policy for our say-on-pay vote as recommended by our stockholders at our 2011 annual meeting.

  •
  Communication with investors.  We regularly communicate with our investors regarding our performance-based incentive awards, particularly the linkage between our compensation program and our ROIC.

        We urge our stockholders to read the CD&A section of this proxy statement, which discusses in greater detail how our 2014 executive compensation program implemented our guiding principles. We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement.

        Because this vote is advisory, it will not be binding upon the Board. Moreover, this vote will not be construed as overruling a decision by the Board, creating or implying any additional fiduciary duty by the Board, or restricting or limiting the ability of the Company's stockholders to make proposals for inclusion in proxy materials related to executive compensation. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

        THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE PAY-FOR-PERFORMANCE COMPENSATION POLICIES AND PROCEDURES EMPLOYED BY THE COMPENSATION COMMITTEE, AS DESCRIBED IN THE COMPENSATION DISCUSSION AND ANALYSIS AND THE RELATED TABULAR AND NARRATIVE DISCLOSURE REGARDING NAMED EXECUTIVE OFFICER COMPENSATION IN THIS PROXY STATEMENT, WHICH IS DESIGNATED AS PROPOSAL NO. 3.

PROPOSAL NO. 4

STOCKHOLDER PROPOSAL REGARDING STOCKHOLDER ACTION BY
WRITTEN CONSENT WITHOUT A MEETING

        John Chevedden, whose address is 2215 Nelson Ave., No. 205, Redondo Beach, California, has advised the Company that he intends to present the following stockholder proposal at the Annual Meeting. Mr. Chevedden has indicated that he holds no fewer than 100 shares of Common Stock.

        The text of the stockholder proposal and supporting statement appear exactly as received by the Company unless otherwise noted. All statements contained in the stockholder proposal and supporting statement are the sole responsibility of the proponent and, as a result, the Company is not responsible for any inaccuracies the proposal or statement may contain. The stockholder proposal will be voted on at the Annual Meeting only if properly presented by or on behalf of the proponent.

        The Board recommends a vote "AGAINST" the stockholder proposal based on the reasons set forth in the Company's Statement in Opposition following the stockholder proposal.

[UAL: Rule 14a-8 Proposal, December 23, 2014]
 Proposal 4—Right to Act by Written Consent

        Resolved, Shareholders request that our board of directors undertake such steps as may be necessary to permit written consent by shareholders entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon were present and voting. This written consent is to be consistent with applicable law and consistent with giving shareholders the fullest power to act by written consent consistent with applicable law. This includes shareholder ability to initiate any topic for written consent consistent with applicable law.

        The shareholders of Wet Seal (WTSLA) successfully used written consent to replace certain underperforming directors in 2012. This proposal topic also won majority shareholder support at 13 major companies in a single year. This included 67%-support at both Allstate and Sprint. Hundreds of major companies enable shareholder action by written consent.

        Taking action by written consent in lieu of a meeting is a means shareholders can use to raise important matters outside the normal annual meeting cycle. A study by Harvard professor Paul Gompers supports the concept that shareholder dis-empowering governance features, including restrictions on shareholder ability to act by written consent, are significantly related to reduced shareholder value.

        A shareholder right to act by written consent and to call a special meeting are 2 complimentary ways to bring an important matter to the attention of both management and shareholders outside the annual meeting cycle.

        A shareholder right to act by written consent is one method to equalize our limited provisions for shareholders to call a special meeting. Delaware law allows 10% of shareholders to call a special meeting without mandating a holding period. However it takes 25% of United Continental shareholders, from only those shareholders with at least one-year of continuous stock ownership, to call a special meeting.

        Thus potentially 50% of United Continental shareholders could be disenfranchised from having any voice whatsoever in calling a special meeting due to the United Continental one-year lock-out period. The average holding period for stock is less than one-year according to "Stock Market Investors Have Become Absurdly Impatient."

        Additionally GMI Ratings, an independent investment research firm, report Jeffery Smisek was given 2013 Total Realized Pay of $21 million. GMI said unvested equity pay partially or fully accelerate upon CEO termination. United Continental had not disclosed specific, quantifiable performance target objectives for our CEO.

        Please vote to enhance shareholder value:

Right to Act by Written Consent—Proposal No. 4

Statement in Opposition to Stockholder Proposal

        The Board has carefully considered this proposal and, for the reasons set forth below, does not believe that it is in the best interests of the Company and its stockholders and unanimously recommends a vote "AGAINST" the stockholder proposal.

The Company's Stockholders Already Have a Meaningful Right to Call Special Meetings to Propose Actions for All Stockholders to Consider Between Annual Meetings

        The Board believes that the Company's stockholders are best served by holding meetings whereby all stockholders are provided with notice of the meeting and an opportunity to consider and discuss the proposed actions at the meeting and vote their shares. Currently, the Company's Bylaws provide that special meetings of the Company's stockholders may be called at the request of holders of 25% of the Company's outstanding common stock. This gives the Company's stockholders a meaningful ability to propose actions for stockholder consideration between annual meetings. In contrast, this stockholder proposal would enable the owners of a bare majority of shares to take action binding all stockholders, without a meeting or an opportunity for stockholders to consider and discuss the proposed action at a meeting, and without ever providing prior notice to other stockholders or the Company.

The Proposal Could Effectively Disenfranchise Minority Stockholders Who May Not Have Any Opportunity to Consider or Vote Upon a Matter that is Proposed Pursuant to a Written Consent

        Currently, notice of any matter that the Company or its stockholders wish to present for a stockholder vote must be given in advance and presented at a meeting. This allows all stockholders to consider, discuss and vote on pending stockholder actions at a meeting. In contrast, the written consent proposal proposed by this stockholder would permit a small group of stockholders (including those who accumulate a short-term voting position through the borrowing of shares) with no fiduciary duties to other stockholders to initiate action with no prior notice either to the other stockholders or to the Company. It would also permit action to be taken, binding on all stockholders, without giving all stockholders an opportunity to participate in a meeting and consider arguments, including those of the Company and other stockholders, for and against stockholder actions that may have important ramifications for both the Company and its stockholders. The approach proposed by this stockholder would effectively disenfranchise all of those stockholders who do not have the opportunity to participate in the written consent. Permitting stockholder action by written consent could also lead to substantial confusion and disruption for stockholders, with potentially multiple, even conflicting, written consents being solicited by multiple stockholder groups. Accordingly, the Board believes that the written consent procedure is more appropriate for a closely-held corporation with a small number of stockholders, and not for a large, widely-held public company such as UAL.

The Company Has Other Strong Corporate Governance Practices that Provide Board Accountability and Responsiveness to Stockholder Concerns

        The Board further believes that the Company's strong corporate governance framework makes the adoption of this proposal unnecessary. In addition to giving stockholders the right to call special meetings, the Company's corporate governance practices and policies already provide transparency and accountability of the Board to all of the Company's stockholders, and demonstrate that the Company is responsive to stockholder concerns. They include:

  •
  Annual election of Board of Directors—All of the Company's directors are elected annually.

  •
  Majority voting; resignation policy—The Company has adopted a majority voting standard for the election of directors in uncontested elections. In addition, the Corporate Governance Guidelines require any incumbent director who fails to receive a majority of the votes cast in an uncontested election to immediately tender his or her resignation to the Board.

  •
  No supermajority voting provisions—The Company's charter and Bylaws do not contain supermajority voting provisions.

  •
  No shareholder rights plan—The Company does not have a shareholder rights plan, also known as a poison pill.

  •
  Strong lead independent director—The Board has appointed a lead independent director with specific duties and responsibilities aligned with best corporate governance practices.

  •
  Ongoing stockholder engagement—We regularly engage with our stockholders to better understand their perspectives on the Company. In addition, stockholders can communicate directly with the Board and/or individual directors throughout the year, as set forth in this proxy statement under the heading "Corporate Governance—Communications with the Board."

        We believe that this comprehensive package of governance practices and policies, including the right to call special meetings, enables stockholders to hold the Board accountable and, where necessary, take prompt action to support their interests. Moreover, our current practices and policies implement those goals without the governance risk to stockholders and the Company that would be associated with action by written consent as contemplated by this stockholder proposal.

        For the reasons set forth above, the Board believes that the implementation of this proposal is not in the best interests of the Company and its stockholders.

        THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "AGAINST" PROPOSAL NO. 4.

 SUBMISSION OF STOCKHOLDER PROPOSALS FOR THE 2016 ANNUAL MEETING

        If a stockholder of record wishes to submit a proposal for inclusion in next year's proxy statement, the proposal must be received by us no later than December 26, 2015 and otherwise comply with SEC rules. Failure to otherwise comply with SEC rules will cause the proposal to be excluded from the proxy materials. All notices must be submitted to the Corporate Secretary—HDQLD, United Continental Holdings, Inc., 233 S. Wacker Drive, Chicago, Illinois 60606.

        To propose business or nominate a director at the 2016 Annual Meeting of Stockholders, proper notice must be submitted by a stockholder of record no earlier than February 11, 2016 and no later than March 12, 2016 in accordance with our Bylaws. The notice must contain the information required by the Bylaws. No business proposed by a stockholder can be transacted at the 2016 Annual Meeting of Stockholders, and no nomination by a stockholder will be considered, unless the notice satisfies the requirements of the Bylaws. If we do not receive notice of any other matter that a stockholder wishes to raise at the 2016 Annual Meeting of Stockholders, on or after February 11, 2016 and on or before March 12, 2016, our Bylaws provide that the matter shall not be transacted and the nomination shall not be considered.

ANNUAL REPORT

        A copy of our Annual Report for the year ended December 31, 2014, has been made available to you on or about April 24, 2015 with this proxy statement and is available at http://www.edocumentview.com/ual. Additional copies of the 2014 Annual Report and this Notice of Annual Meeting and proxy statement, and accompanying proxy card may be obtained from the Corporate Secretary's Office—HDQLD, United Continental Holdings, Inc., 233 S. Wacker Drive, Chicago, Illinois 60606.

        COPIES OF OUR FORM 10-K FILED WITH THE SEC MAY BE OBTAINED WITHOUT CHARGE BY WRITING TO UNITED CONTINENTAL HOLDINGS, INC., C/O THE CORPORATE SECRETARY'S OFFICE—HDQLD, 233 S. WACKER DRIVE, CHICAGO, ILLINOIS 60606. YOU CAN ALSO OBTAIN A COPY OF OUR FORM 10-K AND OTHER PERIODIC FILINGS AT THE COMPANY'S WEBSITE AT WWW.IR.UNITED.COM OR FROM THE SEC'S EDGAR DATABASE AT WWW.SEC.GOV.

OTHER BUSINESS

        The Company knows of no other matters to be submitted to stockholders at the Annual Meeting, other than the proposals referred to in this proxy statement. If any other matters properly come before the stockholders at the Annual Meeting, it is the intention of the proxy holders to vote the shares represented thereby on such matters in accordance with their best judgment.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 022XIB 1 U PX + Annual Meeting Proxy/Voting Instruction Card . Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below B Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + A Proposals — The Board of Directors recommends a vote FOR all the nominees listed under Proposal 1, FOR Proposal 2, FOR Proposal 3 and AGAINST Proposal 4. For Against Abstain 2. Ratification of the Appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm. For Against Abstain 3. Advisory Resolution Approving the Compensation of the Company’s Named Executive Officers. 01 - Carolyn Corvi 04 - Henry L. Meyer III 07 - Laurence E. Simmons 02 - Jane C. Garvey 05 - Oscar Munoz 08 - Jeffery A. Smisek 03 - Walter Isaacson 06 - William R. Nuti 09 - David J. Vitale 1. Election of Directors IMPORTANT ANNUAL MEETING INFORMATION 10 - John H. Walker 4. Stockholder Proposal Regarding Stockholder Action by Written Consent Without a Meeting, if Properly Presented Before the Meeting. 11 - Charles A. Yamarone For Against Abstain For Against Abstain For Against Abstain Proxy/Voting Instruction Card MMMMMMMMMMMM MMMMMMMMMMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________ 1234 5678 9012 345 MMMMMMM 2 3 6 0 8 9 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMMMM C 1234567890 J N T C123456789 IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD. qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Electronic Voting Instructions Available 24 hours a day, 7 days a week Instead of mailing your proxy or voting instructions, you may choose one of the two methods outlined below to vote your proxy or direct the trustee as to shares held in your 401(k) plan. We encourage you to vote by internet. Internet • Log on to the internet and go to http://www.envisionreports.com/ual. • Follow the steps outlined on the secured website. Telephone • Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call. • Follow the instructions provided by the recorded message. * Proxies submitted by internet or telephone must be received by 11:59 p.m., Central Time, on Tuesday, June 9, 2015. Voting instructions to the trustee of the United 401(k) plans must be received by 5:00 a.m., Central Time, on Monday, June 8, 2015. This Proxy is solicited on behalf of the Board of Directors.

. The undersigned, having received the Notice of Annual Meeting and Proxy Statement, hereby appoints Jeffery A. Smisek and Brett J. Hart, and each of them, as proxies with full power of substitution, for and in the name of the undersigned, to vote all shares of common stock of United Continental Holdings, Inc. owned of record by the undersigned on the matters listed on the reverse side of this proxy card and, in their discretion, on such other matters as may properly come before the 2015 Annual Meeting of Stockholders to be held at the Willis Tower, 233 S. Wacker Dr., Chicago, IL 60606 on June 10, 2015 at 9:00 a.m., Central Time, and at any adjournments or postponements thereof, unless otherwise specified herein. This proxy, when properly executed, will be voted in the manner directed. If no direction is made, this proxy will be voted FOR all the director nominees listed under Proposal 1, FOR Proposal 2, FOR Proposal 3 and AGAINST Proposal 4. In their discretion, the proxies are each authorized to vote upon other business as may properly come before the Annual Meeting. EMPLOYEES/PARTICIPANTS HOLDING SHARES IN UNITED AIRLINES 401(K) PLANS: This card constitutes your voting instructions to Evercore Trust Company, N.A. or its successor, as trustee under the United Airlines 401(k) plans. By signing on the reverse side, you are instructing the trustee to vote the shares of common stock of United Continental Holdings, Inc. held in the 401(k) plan in which you participate with regard to the matters listed on the reverse side of this proxy card and to act in its discretion upon other matters as may properly come before the Annual Meeting or any adjournments or postponements thereof, all as set forth in the Notice to Plan Participants. Your voting instructions to the trustee are confidential. If properly executed and timely received, this voting instruction card will constitute a direction to the trustee to vote in the matter directed. In its discretion, the trustee is authorized to vote upon other business as may properly come before the Annual Meeting. If no choice is made or no timely direction is received, the trustee will vote your shares in proportion to allocated shares in such plan for which timely instructions are received, subject to applicable law. The proxies cannot vote your shares, and the trustee cannot ensure that your instructions are tabulated, unless you vote or instruct the trustee by telephone, internet or sign and return this card. Voting instructions to the trustee from employees/participants holding shares in the 401(k) plans must be received prior to 5:00 a.m., Central Time, on Monday, June 8, 2015. Votes from all other stockholders that are submitted by internet or telephone must be received prior to 11:59 p.m., Central Time, on Tuesday, June 9, 2015. TO BE SIGNED AND DATED ON THE REVERSE SIDE Annual Meeting Proxy/Voting Instruction Card – United Continental Holdings, Inc. C Non-Voting Items Change of Address — Please print new address below. IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD. + + Admission Ticket 2015 Annual Meeting of Stockholders of United Continental Holdings, Inc. Wednesday, June 10, 2015 9:00 a.m., Central Time Willis Tower 233 S. Wacker Dr. Chicago, IL 60606 Doors will open for registration and admittance at 8:30 a.m., Central Time. Upon arrival, you must present this admission ticket and valid picture identification at the registration desk to be admitted to the Annual Meeting. * The Proxy Statement and 2014 Annual Report are available at http://www.envisionreports.com/ual. qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q